UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2021

Instadose Pharma Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Crossways Blvd., Suite 250

Chesapeake, Virginia 23320-0210

(Address of Principal Executive Offices)
(Zip Code)

(800) 701 - 4342

(Registrant’s telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

(a)-(e). On December 31, 2021, the Registrant closed on the Plan of Arrangement approved by the Supreme Court of British Columbia on October 19, 2021 by and between the Registrant and Instadose Pharma Corp., a British Columbia corporation (“Instadose Canada”). At Closing, the Registrant acquired all of the issued and outstanding common shares of Instadose Canada. Instadose Canada shareholders received 1.34 shares of the Registrant’s common stock in exchange for each share of Instadose Canada common stock for an aggregate of 456,930,654 shares of the Registrant’s common stock.

Material relationships. There were no material relationships, other than with respect to the transaction, between Instadose Canada, its officers and directors and the Registrant and its affiliates.

(f) Instadose Canada Form 10 Disclosure

As disclosed elsewhere in this Report, we completed a Plan of Arrangement with Instadose Canada. Item 2.01(f) and 5.01(a)(8) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

ITEM 1. BUSINESS

Overview

Instadose Canada is a company incorporated and existing under the British Columbia Business Corporations Act (the “BCBCA”) with its principal business office located in Burlington, Ontario. Instadose Canada is seeking to create a global distribution platform for medicinal cannabis and cannabinoid oil (“Global Distribution Platform”). Instadose Canada endeavors to utilize the Global Distribution Platform to open the commercial gateway to a new wholesale marketplace capable of providing pharmaceutical industry companies (“Big Pharma”) with large, sustainable, consistent, diverse, and low‑cost supplies of high‑quality medicinal cannabis and cannabinoid oil for use in bulk as an application programming interface.

Instadose Canada’s Global Distribution Platform spans five (5) continents to date, including Africa, Europe, Asia, South America, and North America. Within each continent, Instadose Canada is establishing large‑scale operational subsidiaries and joint venture partnerships to secure access to government‑issued licenses and permits in countries such as the Democratic Republic of the Congo (“DRC”), North Macedonia, Portugal, India, Colombia, Mexico, and Canada, each seeking to increase their level of participation within the global medicinal cannabis industry.

Instadose Canada was incorporated under the BCBCA as Cannabec Medical Corp. (“Cannabec”) on July 13, 2017 with an authorized share structure of 1,000 Class A common shares (the “Authorized Share Structure”). On December 11, 2017, Cannabec filed a Form 11 Notice of Alteration with B.C. Registrar of Companies (“Registry Services”) amending the Authorized Share Structure to an unlimited number of common shares without par value, special rights, or restrictions (the “Amended Share Structure”). A Notice of Articles was issued by Registry Services on the same date reflecting the Amended Share Structure. On August 13, 2018, Cannabec changed its corporate name to Excellence Health Group Inc. (“EHG”). On January 31, 2019, EHG entered into a share exchange agreement (the “Exchange Agreement”) with Grant F. Sanders (“Sanders”) and Instadose Pharma Corp. (“IPC”), an Ontario corporation (the “Share Exchange”). On February 5, 2019, EHG changed its corporate name to Instadose Pharma Corp. as contemplated by the Exchange Agreement. The Share Exchange was completed on February 8, 2019.

The Share Exchange

Prior to completion of the Share Exchange, Mr. Sanders was actively engaged in seeking official authorization to cultivate medicinal cannabis in the DRC exclusively for medicinal and scientific purposes (the “Medicinal Cannabis Rights”). Once secured, IPC would be granted exclusive rights to assist in monetizing these Medicinal Cannabis Rights. Pursuant to the terms of the Share Exchange, EHG agreed to acquire all of the issued and outstanding common shares of IPC from Mr. Sanders in exchange for common shares of EHG. Post completion of the Share Exchange, EHG (as Instadose Canada) would carry on the business previously conducted by IPC. As a condition to completing the Share Exchange, EHG agreed to cancel certain issued and outstanding EHG common shares following completion of the Share Exchange, as well as several outstanding stock options previously issued to EHG directors and officers.

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Maribec

Maribec Health Products Inc. (“Maribec”) is a Quebec corporation, which was registered with Registraire des Entreprises Québec on June 20, 2017. Following its registration, ownership of Maribec was held in the name of a director and officer of EHG pursuant to a declaration of trust in favour of EHG (the “Declaration”). On March 13, 2018, the Declaration was cancelled and ownership of Maribec was transferred to EHG. On December 20, 2017, Maribec, then a wholly owned subsidiary of EHG, submitted its application to Health Canada to become a licensed cannabis produce under the Access to Cannabis for Medical Purposes Regulations which would allow Maribec to establish operations at its production facility located at 433‑435 Boul. Industriel in the town of Asbestos (now Val‑des‑Sources), Quebec (the “Maribec Facility”). Maribec’s license application would eventually be converted into an application for a standard cultivation license (the “Cultivation License”) under the new Cannabis Regulations which came into effect in Canada on October 17, 2018.

As at the date of the Exchange Agreement, Maribec was still awaiting receipt of its Cultivation License from Health Canada. On February 7, 2019, and prior to the completion of the Share Exchange, EHG sold and transferred all of EHG’s right, title, and interest in and to the issued and outstanding shares of Maribec (the “Maribec Shares”) to Desmond Ste. Marie (“Ste. Marie”) for one dollar ($1.00) (the “Maribec Purchase Price”) pursuant to the terms of a share purchase agreement (the “Maribec SPA”) dated February 7, 2019 (the “Maribec Sale”). Completion of the Maribec Sale was driven by EHG’s desire to avoid potential delays in receiving its Cultivation License that may have been caused by the pending completion of the Share Exchange. But for the Maribec Sale, completion of the Share Exchange would have required Health Canada to expand the scope of its due diligence screening to include the entirety of Instadose Canada’s incoming management team thereby almost certainly extending the timeline for Health Canada’s issuance of the Cultivation License. Simultaneously with the execution of the Maribec SPA, EHG and Mr. Ste. Marie executed an option agreement also dated February 7, 2019 (the “Option Agreement”). Pursuant to the terms of the Option Agreement, Mr. Ste. Marie granted to EHG an irrevocable option exercisable by EHG to re‑purchase the Maribec Shares from Mr. Ste. Marie upon (i) EHG, its directors and officers obtaining the requisite consents, approvals, and security clearances from Health Canada (the “Health Canada Approvals”) and (ii) payment to Mr. Ste. Marie of the Maribec Purchase Price. Under the Option Agreement, Instadose Canada was permitted to notify Mr. Ste. Marie of its desire to commence the process of exercising the Option at any time (the “Option Notice”).

On September 4, 2020, Health Canada issued the Cultivation License to Maribec. The Cultivation License is valid for three (3) years expiring on September 4, 2023. On October 2, 2020, Maribec submitted an application with Health Canada’s Cannabis Licensing and Security Division for a standard processing license under the Cannabis Regulations (the “Processing License”). The Processing License was granted on February 25, 2021 and expires on September 4, 2023.

On March 11, 2021, Instadose Canada (formerly EHG) delivered the Option Notice to Mr. Ste. Marie regarding their election to exercise the Option. Instadose Canada will commence the process of obtaining all Health Canada Approvals and completing the Option now that the Plan of Arrangement has closed.

Subsidiaries

Instadose Canada has the following subsidiaries:

(i)	Instadouz Farma Doo (“IDP Macedonia”);(1)(2)
(ii)	Instadose Pharma, LDA (“IDP Portugal”);(3)
(iii)	Instadose Pharma India Private Limited (“IDP India”);(4)
(iv)	IDP Holdings, Inc. (a wholly owned subsidiary); and
(v)	IDP Canada Corp. (a wholly owned subsidiary).

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 __________________________________________________________

 Notes:

(1)

IDP Macedonia is a North Macedonia company. Fifty percent (50%) ownership interest in IDP Macedonia is held by Mr. Sanders as trustee for Instadose Canada pursuant to the terms of a trust declaration dated March 2, 2021.

(2)

IDP Macedonia operates the North Macedonia production facility. Ownership of the North Macedonia production facility is held in the name of Kanabiko Doo, Strumica (“Kanabiko”). Ownership of Kanabiko is registered fifty percent (50%) in the name of Mr. Sanders as a trustee in trust for Instadose Canada on terms set out in a declaration of trust executed by Mr. Sanders on March 3, 2021. The remaining fifty percent (50%) ownership interest in Kanabiko is registered in the name of the North Macedonia partner.

(3)

Ninety‑five percent (95%) ownership interest in IDP Portugal is held by Aldo Vidinha and/or his personal corporation as trustee for Instadose Canada pursuant to the terms of a trust declaration dated March 4, 2021.

(4)

IDP India is an Indian company fifty-five percent (55%) owned by Instadose Canada. The remaining forty‑five percent (45%) equity ownership in IDP India is held by Instadose Canada’s joint venture partner in India, Sanctum Healthcare Remedies Private Limited.

Global Medicinal Cannabis Industry

Today’s global medicinal cannabis industry remains fractured as it struggles to define itself as a profitable and viable commercial business. The global production, sale, and distribution of medicinal cannabis and cannabinoid oil is monopolized by licensed producers with minimal participation to date from Big Pharma, who require sustainable, consistent, diverse, and low‑cost bulk supplies of high‑quality medicinal cannabis and cannabinoid oil to make entrance into the medicinal cannabis industry possible. Today’s licensed producers cannot meet the demands of Big Pharma due to several global challenges facing them. These challenges include the expensive cost of constructing and expanding indoor facilities, high manual labor costs, inefficient production process limiting product output, and strict government regulation limiting production capacity. Notwithstanding the foregoing, the demand for medicinal cannabis and cannabinoid oil continues to grow at a rapid pace. This is especially true as the rise in the volume of critical trials and scientific studies on medicinal cannabis and cannabinoid oil continue to uncover new and greater benefits to product consumption.

In Instadose Canada’s opinion, full participation in medicinal cannabis industry by Big Pharma will be required to satisfy the ever‑increasing global product demand, accelerate the volume of clinical trials and scientific studies aimed at uncovering new and greater benefits to medicinal cannabis and cannabinoid oil consumption, and unlock the market value potential of the medicinal cannabis industry predicted to reach US$ 84.0 Billion in market value by 20281. For this reason, Instadose Canada has committed to creating a large global distribution platform for medicinal cannabis and cannabinoid oil. Instadose Canada plans to utilize this global distribution platform to create a new wholesale marketplace and mass‑scale supply chain for medicinal cannabis and cannabinoid oil capable of providing Big Pharma with sustainable, consistent, diverse, and low‑cost supplies of high‑quality medicinal cannabis and cannabinoid oil for use in bulk as an application programming interface.

Instadose Canada’s Global Distribution Platform spans five (5) Continents to date, including Africa, Europe, Asia, South America, and North America. Within each Continent, Instadose Canada is establishing large‑scale operational subsidiaries and joint venture partnerships to apply for and/or secure access to government‑issued licenses, permits, and joint venture partnerships. Currently, Instadose Canada is focused on securing licenses and establishing partnerships in the DRC, North Macedonia, Portugal, India, Colombia, Mexico, Cameroon, and Canada, each seeking to increase their level of participation within the global medicinal cannabis industry.

Global Distribution Platform

Instadose Canada is fueling the Global Distribution Platform by seeking to establish large-scale operational subsidiaries and joint venture partnerships (the “Participants”) throughout each continent engaging in medicinal cannabis cultivation and/or cannabinoid oil production. Participants engaged in medicinal cannabis cultivation are responsible for growing, cultivating, packaging, and exporting medicinal cannabis to Participants engaged in cannabinoid oil production, whom, upon receipt of medical cannabis, sell it in its present form or utilize it in the production and sale of cannabinoid oil to pharmaceutical industry companies sourced by Instadose Canada or others. Instadose Canada, as creator of the Global Distribution Platform, is responsible for the platform’s continued maintenance and growth. In doing so, Instadose Canada supplements the operational work performed by Global Distribution Platform Participants by performing the following key functions:

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1 Grandview Research Inc. (March 2021) ‑ Legal Marijuana Market Worth $84.0 Billion by 2028 I CAGR 14.3% (https://www.grandviewresearch.com/press‑release/global‑legal‑marijuana‑market).

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(i)	Organizing, managing, and sourcing the transport of medicinal cannabis from medicinal cannabis cultivation Participants to one or more cannabinoid oil production Participants;

(ii)	Selling all medicinal cannabis and cannabinoid oil cultivated and/or produced by Global Distribution Platform Participants to pharmaceutical industry companies; and

(iii)	Sourcing new medicinal cannabis cultivation and cannabinoid oil production Participants across new and existing Continents.

The ability to transport medicinal cannabis safely and efficiently from one continent to another throughout the Global Distribution Platform is a critical component of Instadose Canada’s global business model. On January 6, 2021, Instadose Canada entered into a three-year logistics and procurement services agreement (the “Logistics and Procurement Service Agreement”) with Project Management Resources Inc. (“PMR”), a Canadian company. Since 1993, the principals of PMR have been actively involved in the transportation of goods throughout the entirety of the African Continent. Under the Logistics and Procurement Services Agreement, PMR agreed to assume all responsibility for the management and procurement of those services required for, among other things, the international warehousing, customs clearing, and transportation of medicinal cannabis in and from, among other continents, Africa, Europe, South America, and North America. PMR also agreed to perform the logistics and procurement services exclusively for Instadose Canada to the exclusion of any other company participating in medicinal cannabis industry. Payment for all logistics and procurement services is made by Instadose Canada to PMR on a fixed rate basis in accordance with applicable industry standards.

The Logistics and Procurement Services Agreement is supported by individual independent consulting agreements dated January 6, 2021, entered into between Instadose Canada and PMR principals, Bruce Deluce and William Deluce.

Risk Mitigation Strategies

Instadose Canada is in the process of implementing numerous risk mitigation strategies to protect the company from events of force majeure as well as other possible risks affecting Instadose Canada’s business model. These strategies include the following:

(i)

Requiring, where feasible, Global Distribution Platform Participants to purchase insurance to protect against items such as, but not limited to, crop loss, political risk, equipment and casualty, and equipment breakdown;

(ii)	Establishing large reserves of medicinal cannabis and cannabinoid oil to be stored at cannabinoid oil production facilities;

(iii)

Requiring pharmaceutical industry companies to complete payment in full for all purchased medicinal cannabis and cannabinoid oil prior to its release ex‑works from the applicable cannabinoid oil production facilities;

(iv)	Maintaining control of the business relationship with all pharmaceutical industry companies as well as the flow of funds for all purchase orders of medicinal cannabis and cannabinoid oil;

(v)	Establishing and maintaining geographic diversity for medicinal cannabis cultivation and cannabinoid oil production in an effort to avoid reliance on any one particular country or continent; and

(vi)	Engaging in extensive due diligence on pharmaceutical industry companies, joint venture partners, and existing political climates.

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Notwithstanding Instadose Canada’s efforts to mitigate risk at all levels of its business operations, certain situations can arise where Instadose Canada will be required to terminate, or delay the commencement of a joint venture agreement, or terminate, or delay the commencement of a purchase or supply agreement.

Participant Activities by Continent

The following chart summarizes those Participant activities (i.e., medical cannabis cultivation and/or cannabinoid oil production) in the process of being conducted on behalf of Instadose Canada and the Global Distribution Platform within each Continent:

Continent	Countries of Operation	Operational Activity	Participant Relationship
Africa	DRC	Medicinal Cannabis Cultivation	Joint Venture Partnership
	Cameroon	Medicinal Cannabis Cultivation	Joint Venture Partnership
Europe	North Macedonia	Cannabinoid Oil Production	Operating Subsidiary
	Portugal	Cannabinoid Oil Production	Operating Subsidiary
Asia	India	Both	Operating Subsidiary
South America	Colombia	Medicinal Cannabis Cultivation	Joint Venture Partnership
North America	Mexico	Both	Joint Venture Partnership(1)
	Canada	Cannabinoid Oil Production	Operating Subsidiary(2)

Notes:

(1)	Final structure is subject to change.
(2)	Following the repurchase of Maribec under the Option.

I. AFRICA

Optimal climatic farming conditions, the availability of arable lands, and an agricultural‑focused labor force make Africa ideal for medicinal cannabis cultivation. Medicinal cannabis cultivated within Africa is initially exported by Instadose Canada to one or more cannabinoid oil production Participants located in Europe.

Instadose Canada’s long‑term strategy for Africa involves expanding its medicinal cannabis cultivation footprint and increasing its presence in those African countries with greater political and economic stability. Instadose Canada is actively working towards implementing this strategy in countries such as Cameroon, South Africa, and Mozambique.

(1) The Democratic Republic of the Congo

Historically, the DRC has never developed medicinal agriculture instead relying on imports for its supply of pharmaceuticals. This is despite the country’s sufficient potential, including eighty million hectares of arable land with natural reservoirs of medicinal plants that can be used to expedite the promotion of medicinal agriculture and the development of the agro‑pharmaceutical industry. Recently, the DRC has seen an outflow of capital from the country, a decline in the population’s purchasing power, the presence of non‑compliant pirated pharmaceutical products within its national territory, and an increase in the population’s morbidity and mortality rate. With a population expected to exceed the United States of America with 580+ million people by 21002, if no solution is found, this situation is likely to become critical. On this basis, it was recently determined by government officials in the DRC that it was now necessary, as in other countries, to implement a management policy for the medicinal agricultural sector, which is vital to the life of the population, based on the gradual phasing out of importing medicines and certain pharmaceutical products to give priority to and invest in the local production of those products.3

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2 https://www.usnews.com/news/best-countries/articles/2020-12-24/us-population-growth-projected-to-stall-african-countries-surge-by-2100

3 The Protocol Agreement was drafted by the DRC’s Ministry of Agriculture which provided the historical narrative provided for under the heading “The Democratic Republic of the Congo”.

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The Maye International Group SARL

The Maye International Group SARL (“TMIG”) is a DRC company majority owned and controlled by Grant F. Sanders. TMIG was incorporated in the DRC on September 7, 2018 with the intended purpose of engaging in the cultivation of medicinal and food plants throughout the DRC, not just medicinal cannabis.

Letter of Motivation

On September 12, 2018, TMIG issued a letter of motivation (the “Letter of Motivation”) to the DRC Ministry of Agriculture requesting the Ministry of Agriculture’s authorization to engage in the official cultivation of medicinal cannabis. Within the Letter of Motivation, TMIG sought an area ranging from 10,000 to 20,000 hectares of land for the cultivation of medicinal cannabis as part of a larger national project in partnership with the Ministry of Agriculture throughout the national territory of the DRC aimed at the development of medicinal agriculture starting with the promotion of the agro‑pharmaceutical industry. In connection therewith, TMIG intended to make agro‑pharmaceutical investments in the DRC to produce CBD oil which was seen as the foundation for the entire manufacturing chain of various and important medications around the world to make the DRC a world leader in the industry.

TMIG Registration Certificate

On October 1, 2018, the Ministry of Agriculture issued a registration certificate to TMIG for the cultivation of medicinal and food plants anywhere in the DRC for subsequent transformation into pharmaceutical products (the “TMIG Registration Certificate”).

Ministerial Order Granting Partnership Status to TMIG

Having regard to, among other things, the Letter of Motivation and the TMIG Registration Certificate, the Ministry of Agriculture by Ministerial Order No. 381/CAB/MIN/AGRI/18 granted partnership status to TMIG on October 4, 2018 in connection with the exploitation and production of medicinal cannabis in the DRC.

Protocol Agreement

On October 25, 2018 and October 26, 2018, technical meetings were held in the DRC bringing together experts from the Ministry of Agriculture, the DRC Ministry of Public Health, and the DRC Ministry of Industry and Scientific Research regarding the cultivation of cannabis for medicinal and scientific use in the DRC. On or about October 31, 2018, the Ministry of Agriculture, represented by the Minister of Agriculture, Mr. Georges Kazadi Kabongo, and TMIG, represented by Mr. Sanders, jointly executed the memorandum of understanding (the “Protocol Agreement”).

The purpose of the Protocol Agreement was to set out the principles that would frame two future legal documents:

(i)	the official authorization to cultivate medicinal cannabis in the DRC (the “Medicinal Cannabis Authorization”) exclusively for medicinal and scientific purposes (the “Medicinal Cannabis Rights”), and

(ii)

the collaboration or joint venture agreement to be entered into between TMIG and the Ministry of Agriculture setting forth the roles of the parties and overall strategy for monetizing the Medicinal Cannabis Rights (later to be known as the “Agro Park JV Agreement”). The scope of the Medicinal Cannabis Rights also extended to the extraction of CBD oil for purely medical purposes for the wide range of essential pharmaceutical products to fight both endemic and epidemic diseases. In agreeing to provide the Medicinal Cannabis Rights, the Ministry of Agriculture also agreed to make a commitment to provide TMIG with at least ten thousand (10,000) hectares of arable land throughout the national territory with priority being given to the hinterland of the City of Kinshasa, Kongo‑Central, Kwilu and Kwango Provinces. Together, the Ministry of Agriculture and TMIG agreed that for a three (3) year test period, the parties would partner together to do as follows:

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(a)

work collaboratively to avoid any act, action or conduct that could hinder the fulfilment of their objectives to produce, process, and transform medicinal cannabis into pharmaceutical products to make the DRC, the African leader in the distribution and marketing of the resulting products;

(b)

engage the socio‑economic strengths of the DRC including universities, scientific and biological research centres, pharmaceutical medical specialists, farmers and agronomists, to make the most of their professions; and

(c)	create a safe zone for cultivating medicinal cannabis, secured both physically and humanely.

((a)	through (c) shall collectively be referred to as the “Medicinal Cannabis Project”).

The Protocol Agreement set out the roles and responsibilities of the parties under the Medicinal Cannabis Project, the material terms of which are as follows:

TMIG	Ministry of Agriculture
• Finance the Medicinal Cannabis Project for a minimum cost of USD$25,000,000 (the “TMIG Funding Obligation”)	• Grant 10,000 hectares in the hinterland of the City of Kinshasa to TMIG.
• Import available machinery and all equipment and supplies necessary to implement the Medicinal Cannabis Project.	• Help facilitate security, through financial and material support to TMIG, for the entire safe zone covered by the Medicinal Cannabis Project.
• Export the primary processed output in the form of extracted oil from all medicinal cannabis production as a semi‑finished product.	• Take ownership of the Medicinal Cannabis Project and support it through to completion.
• To pay to the DRC all duties payable by way of taxation.	• Grant TMIG a tax exemption for equipment and supplies for agricultural use.

Medicinal Cannabis Authorization

On November 13, 2018, the Ministry of Agriculture provided TMIG with the official Medicinal Cannabis Authorization granting the Medicinal Cannabis Rights to TMIG by means of a government order.

Official Gazette of the DRC

On December 13, 2018, the Presidency of the DRC enacted Law No. 18/035 laying down the basic principles relating to the organization of public health (the “Public Health Law”). Publication of the Public Health Law was made official in the Official Gazette of the DRC dated December 31, 2018. Amongst the matters provided for in the Public Health Law, Title VII of the Public Health Law addressed the DRC’s fight against drug addiction with a specific reference in Title VII, Chapter 2 to Narcotics and Psychotropic Substances which, in part, provided evidentiary legal support for the Ministry of Agriculture’s ability to grant the Medicinal Cannabis Authorization to TMIG.

Section 1 of Title VII, Chapter 2 reads as follows:

Section 1: Cultivation, Production, Possession, and Marketing

 Article 118

 The cultivation, production, possession and marketing of narcotic drugs and psychotropic substances shall be prohibited, except for medical and scientific purposes.

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Article 119

Notwithstanding the provisions of article 118 above, the cultivation, production, possession and marketing of narcotics and psychotropic substances shall be subject to an authorization.

An Order of the Minister of Public Health shall lay down the conditions for this authorization.

Agro Park Joint Venture

On or about December 8, 2018, and as a part of the Medicinal Cannabis Project, representatives of TMIG met with the Ministry of Agriculture, and the Director General of Societe D’Exploitation du Parc Agro‑Industrial de Bukanga‑Lonzo (“SEPAGRI”), a government company statutorily having the operation and management rights over the Bukanga‑Lonzo‑Industriel Park (the “Agro Park”) to discuss the possibility of TMIG and SEPAGRI joining forces to utilize the 75,000‑hectare Agro Park (the “Agro Park Lands”) to grow and cultivate staple food crops such as cassava, maize, and beans (“Food Crops”) as well as Medicinal Cannabis under the Medicinal Cannabis Project. Together, the parties visited the Agro Park located in the district of Bukanga‑Lonzo to, among other things, inspect the infrastructure and equipment available to be utilized at the Agro Park. Following three days of negotiations held from December 11-13, 2018, between the Ministry of Agriculture, SEPAGRI, and TMIG, the parties agreed to the terms of a plan of joint venture which included use of the Agro Park to, among other things, carry out the Medicinal Cannabis Project for a term of twenty‑five (25) years, renewable only once by tacit agreement of the parties (the “Agro Park Joint Venture”).

On January 15, 2019, TMIG and SEPAGRI officially entered into the Agro Park JV Agreement for the purpose of formalizing the terms of the Agro Park Joint Venture. Under the Agro Park Joint Venture, sixty‑five thousand (65,000) hectares of Agro Park Lands (the “Food Crop Lands”) would be utilized for growing and cultivating the Food Crops (“Food Crop Production”). The remaining ten thousand (10,000) hectares of Agro Park Lands (the “Medicinal Cannabis Lands”) would be reserved for growing Medicinal Cannabis under the Medicinal Cannabis Project (“Medicinal Cannabis Production”).

To establish the Agro Park Joint Venture, the parties contributed the sum of 70,000,000 Congolese francs (“CDF”), divided among 140 shares of 500,000 CDF each of which were paid for in full and held in the name of the Agro Park Joint Venture (the “Agro Park JV Investment”). Based on the Agro Park JV Investment, shares in the Agro Park Joint Venture were allocated as follows:

Party	Number of Shares	Percentage of Shares	Value of Subscribed Shares (in CDF)
TMIG	84	60	42,000,000
SEPAGRI	56	40	28,000,000
Total	140	100	70,000,000

Notwithstanding the amount of the Agro Park JV Investment, the parties agreed to distribute the revenues attributable to the Medicinal Cannabis Project under the Agro Park Joint Venture, eighty percent (80%) to TMIG and twenty percent (20%) to SEPAGRI.

The Agro Park JV Agreement set out the roles and responsibilities of the parties under the Agro Park Joint Venture, the material terms of which are as follows:

TMIG	SEPAGRI
• Agree to make the Medicinal Cannabis Lands available for Medicinal Cannabis Production.	• Make the entirety of the Agro Park Lands available to the Agro Park Joint Venture.
• Ensure the Agro Park Joint Venture is managed and executed throughout its term.	• Make all fixed and movable equipment necessary for the exploitation of the Agro Park Lands available to the Agro Park Joint Venture on an exclusive basis once they have been valued.
• Provide full funding for all activities related to the cultivation of Food Crops and Medicinal Cannabis.

• Provide the Agro Park Joint Venture with all necessary services, after they have been evaluated, for running the activities at the Agro Park, such as the supply of water, electricity, sanitation, and communication.

• Conduct and complete all feasibility studies (soil, climate, environmental impact) by building up a portfolio or range of projects based on a business plan designed for each sector.

• Obtain all necessary facilities and permits from the competent authorities of the Agro Park, especially about tax exemptions, property taxes, customs taxes, and transactions involving the import of funds from donors intended for project activities.

• Take out insurance policies covering damage to the Agro Park Joint Venture works and damage to third parties arising from the performance of the Agro Park Joint Venture’s activities.	• Provide security and watch over the Agro Park with a police force financed by the TMIG Joint Venture.
• Hire four (4) experts from the Ministry of Agriculture and SEPAGRI to travel to Canada to assess the realities and effectiveness of the activities it wants to deploy in the DRC.	• Facilitate integration, supervision, and cohabitation with nearby farmers’ organizations.

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Official Journal of the DRC

The Constitution, primary legislation, and subordinate legislation such as ministerial regulations, decrees, or municipal by‑laws, and general principles of administrative laws are the major sources of administrative power in the DRC. There are at least two different types of administrative acts in Congolese law: (i) unilateral administrative acts, and (ii) bilateral administrative acts. Unilateral administrative acts impose the will of the administration to the people for which reason the action is said to be unilateral in nature. Bilateral administrative acts, on the other hand, are contracts which administrative bodies may conclude. These contracts may be private or public. In private contracts, the administrative body is but a private person in a commercial transaction. In public contracts, the administrative body, or official acts with state authority. Valid administrative acts require that the author of the administrative act have competence in terms of the subject matter, geographical restrictions, and time requirements. The general principle is that the administrative body or official entrusted with administrative power is the only person entitled to perform an administrative act. Moreover, for an administrative act to be legally binding, the administration must first enact it. Second, the administration must publish the act after it has enacted it.4

The Protocol Agreement and the Agro Park JV Agreement were public contracts executed by the Ministry of Agriculture and the SEPAGRI, respectively, each of which possessing demonstrated state authority to do so. Following their execution, the Protocol Agreement and the Agro Park JV Agreement were published in the Official Journal of the DRC by the Office of the President of the DRC on August 1, 2019, thus making both contracts legally binding as official administrative acts.

Congolese Security Service Partnership Agreement

On February 28, 2020, TMIG entered into a partnership agreement with a Congolese security service organization which would provide TMIG with assistance, support, and guidance with respect to, among other things, TMIG’s execution of the Medicinal Cannabis Project under the Agro Park Joint Venture (the “Security Service Agreement”). The Security Service Agreement was signed for an initial term of five (5) years renewable upon prior agreement between the parties.

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4 https://www.nyulawglobal.org/globalex/Democratic_Republic_Congo.html#_Toc182803273

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The Security Service Agreement set out the roles and responsibilities of the parties thereunder, the material terms of which are as follows:

TMIG	Security Service Organization
• Finance all payments to the security service organization for its services under the Security Service Agreement (as was previously provided for in the Agro Park JV Agreement)	• Support TMIG in, among other things, safe and secure agricultural production, harvesting, processing, and marketing processes for both domestic and international markets.
• Provide the security service organization with specific information about the agricultural sector.	• Accompany and assist TMIG in TMIG’s acquisition of new markets in the DRC within its area of expertise.
• Provide TMIG with technical and safety consulting.

TMIG and Instadose Canada

The TMIG Joint Venture

On February 11, 2019, TMIG and Instadose Canada entered into a joint venture agreement (the “TMIG JV Agreement”) that would see Instadose Canada secure the exclusive right to access and monetize TMIG’s medicinal cannabis rights by exporting medicinal cannabis from the DRC to one or more Instadose Canada‑controlled cannabinoid oil production facilities around the world (the “TMIG Joint Venture”). Once delivered to a cannabinoid oil production facility, the medicinal cannabis could be utilized for processing cannabinoid oil to be sold by or on behalf of Instadose Canada to pharmaceutical industry companies within Instadose Canada’s international purchasing network. Gross revenues received by Instadose Canada from the sale of medicinal cannabis and cannabinoid oil were to be shared fifty percent (50%) to Instadose Canada and fifty percent (50%) to TMIG (the “TMIG Revenue Share”). TMIG and Instadose Canada agreed to a twenty‑five (25) year term for the joint venture renewable once by tacit agreement of the parties. By entering the TMIG Joint Venture, TMIG became Instadose Canada’s first global partner for medicinal cannabis production and distribution.

The TMIG JV Agreement set out the roles and responsibilities of the parties under the TMIG Joint Venture, the material terms of which are as follows:

TMIG	Instadose Canada
• Satisfy all its legal obligations under the Protocol Agreement and Agro Park JV Agreement.	• Fund the TMIG Funding Obligation under the Protocol Agreement.
• Acquire all of the licenses, permits, approvals, and consents necessary in the DRC to support and/or monetize the Medicinal Cannabis Rights.	• Construct and/or acquire cannabinoid oil production facilities in multiple countries around the world.
• Ensure the continuous good standing of the Medicinal Cannabis Rights in the DRC.	• Process all cannabinoid oil at the cannabinoid oil production facilities.

• Grow, transport, store, process, package, and/or purchase all medicinal cannabis in the DRC for export to one or more cannabinoid oil production facilities for further processing into cannabinoid oil and sale.

• Solicit supply agreements for cannabinoid oil from Instadose Canada’s international buying network.
• Continue payment of all local DRC salaries and other required payments to TMIG personnel, agents, and representatives, including, but not limited to, local Agro Park farmers.	• Fund all the required costs to export medicinal cannabis from the DRC to one or more cannabinoid oil production facilities.
• Continue payment of all applicable revenue shares to the Ministry of Agriculture and/or SEPAGRI as set forth under the Protocol Agreement and Agro Park JV Agreement.	• Bill, collect, deposit, and retain all gross revenues generated from the sale of medicinal cannabis and cannabinoid oil.
• Complete payment of the TMIG Revenue Share.

11

Annex “A” to the TMIG JV Agreement

From August 29, 2018 to December 20, 2018, Mr. Sanders provided a series of loans to TMIG to enable TMIG to satisfy the TMIG Funding Obligation under the Protocol Agreement.

On February 19, 2019, Instadose Canada and TMIG executed Annex “A” to the TMIG JV Agreement to, among other things, broaden the scope of what shall be produced and sold by Instadose Canada under the TMIG Joint Venture from CBD oil to medicinal cannabis and full spectrum cannabinoid oil, and formalize Instadose Canada’s agreement to assume TMIG’s obligation to repay to Mr. Sanders the full amount of the TMIG loan advances.

International Police Service Partnership Agreement

On March 26, 2020, TMIG and Instadose Canada entered into a partnership agreement with an International Police Service organization (the “International Police Organization”) which would provide both TMIG and Instadose Canada with the assistance, support, and guidance of the International Police Organization with respect to due diligence on national, African, and foreign executives and agents before concluding contracts in the DRC and abroad (the “International Police Service Agreement”). Under the International Police Service Agreement, TMIG and Instadose Canada agreed to regularly provide the International Police Organization with sector specific information regarding its operations. The International Police Service Agreement was signed for an initial term of fifteen (15) years renewable upon prior agreement between all the parties.

DRC Operational Update

On August 17, 2020, Instadose Pharma DRC S.A.R.L. (“IDP DRC”) was legally registered in the DRC as a DRC company for the primary purpose of working with TMIG in connection with the portion of TMIG’s business dedicated to the export of medicinal cannabis in and from the DRC. IDP DRC is majority owned and controlled by Mr. Sanders.

On April 30, 2021, Instadose Canada entered into a charter agreement with Ethiopian Airlines Group (“Ethiopian”) for the purposes of transporting medicinal cannabis from the DRC to North Macedonia (the “DRC Shipment”). Under the Ethiopian charter agreement, Ethiopian agreed to make one of its Boeing 777 aircrafts available to complete the DRC Shipment. On the basis of having secured the charter agreement, IDP DRC and IDP Macedonia executed a supply agreement on May 24, 2021 governing an initial supply of 18,650 kilograms of medicinal cannabis to be transported by Ethiopian from the DRC to North Macedonia (the “DRC Medicinal Cannabis”). On June 1, 2021, the requisite certificate of analysis attributable to the DRC Medicinal Cannabis was prepared at the University of Kinshasa.

On June 10, 2021, IDP Macedonia secured a permit from the Agency for Medicines and Medical Devices of the Republic of Macedonia (“MALMED”) authorizing the import of the DRC Medicinal Cannabis. On June 11, 2021, IDP DRC delivered the DRC Medicinal Cannabis to N’djili Airport, also known as Kinshasa International Airport, for loading onto Ethiopian’s Boeing 777 that had arrived to complete the DRC Shipment. Unbeknownst to Instadose Canada, the final authorization of one certain intergovernmental organization was further required to complete the DRC Shipment. Without it, Instadose Canada was required to abort completion of the DRC Shipment. In doing so, the DRC Medicinal Cannabis was secured and stored within the guarded facilities of the Bolloré customs clearance area at N’dili Airport pending further resolution. On or about June 15, 2021, the DRC Medicinal Cannabis was transported to an indoor warehousing facility belonging to the National Intelligence Agency of the DRC pending its release back to IDP DRC for final delivery to North Macedonia.

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Instadose Canada, along with the assistance of TMIG and IDP DRC representatives, continues to work directly with Congolese authorities in an effort to complete the DRC Shipment.

(2) Cameroon

The Cameroon Joint Venture

In July 2021, Instadose Canada and Blackbush Ltd. (the “Cameroon JV Partner”) commenced negotiations on a plan of joint venture (the “Cameroon Joint Venture”) that would see the parties work together in Cameroon to secure government‑issued licenses to, among other rights, grow, cultivate, process, produce, and export medicinal cannabis in and from Cameroon (the “Cameroon JV Licenses”). The parties anticipate the legalization of medicinal cannabis for both commercial cultivation and export to be completed in 2022.

On November 15, 2021, Instadose Canada and the Cameroon JV Partner executed a joint venture agreement (the “Cameroon JV Agreement”) formalizing their relationship under the Cameroon Joint Venture. In doing so, the Cameroon Joint Venture would serve the Global Distribution Platform as a medicinal cannabis cultivation Participant. The term of the Cameroon Joint Venture was agreed at twenty‑five (25) years, with a mutual option to extend the Cameroon Joint Venture for one additional twenty‑five (25) year term.

The Cameroon JV Agreement provided Instadose Canada with exclusive rights to market and sell all of the medicinal cannabis and cannabinoid oil produced under the Cameroon Joint Venture with those gross revenue generated under the Cameroon Joint Venture to be shared fifty percent (50%) to Instadose Canada and fifty percent (50%) to the Cameroon JV Partner (the “Cameroon JV Partner Revenue Share”).

The Cameroon JV Agreement set out the roles and responsibilities of the parties under the Cameroon Joint Venture, the material terms of which are as follows:

Instadose Canada	Cameroon JV Partner
• Contribute its knowledge and expertise in Cameroon solely on the Cameroon Joint Venture.	• Secure the Cameroon JV Licenses; and • Ensure continued compliance with all undertakings and responsibilities with respect to the Cameroon JV Licenses.

• Source and secure on behalf of the Cameroon Joint Venture:

(i) all equipment required for processing medicinal cannabis; and

(ii) GACP and EU‑GMP certification for all medicinal cannabis processing facilities to be utilized by the Cameroon Joint Venture.

• Obtain legal ownership or registered leasehold interests in and to all lands to be utilized for medicinal cannabis cultivation under the Cameroon Joint Venture (the “Cameroon JV Lands”).

• With respect to the sale of medicinal cannabis and cannabinoid oil:

(i) Solicit supply agreements from pharmaceutical industry companies;

(ii) Collect revenues generated from pharmaceutical industry companies; and

(iii) Complete payment of the Cameroon JV Partner Revenue Share.

• With respect to relationships with all responsible authorities in Cameroon:

(i) Maintain the Cameroon Joint Venture’s good standing in Cameroon; and

(ii) Serve as the Cameroon Joint Venture’s primary liaison with respect to all communications with responsible authorities relating to the Cameroon Joint Venture.

• Contribute its pro rata share of the Cameroon Joint Venture’s funding obligations including, but not limited to, those costs required to:

(i) construct the medicinal cannabis processing facilities (the “Cameroon JV Facilities”); and

(ii) operate the day‑to‑day activities of the Cameroon Joint Venture.

• Contribute its pro rata share of the Cameroon joint venture’s funding obligations including, but not limited to, those costs required to:

(i) construct the Cameroon JV Facilities; and

(ii) operate the day‑to‑day activities of the Cameroon Joint Venture.

• Fund the costs as well as oversee the logistics required to transport medicinal cannabis from Cameroon.	• Operate the day‑to‑day activities of the Cameroon Joint Venture including, but not limited to, daily operation of: (i) the Cameroon JV Lands; and (ii) the Cameroon JV Facilities.

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II. EUROPE

(1) Republic of North Macedonia

On February 9, 2016, the Macedonian Parliament Health Committee gave its approval for the legalization of Medicinal Cannabis in North Macedonia5. Legislation was introduced through amendments to the existing law on the control of narcotic drugs and psychotropic substances.6 Today, the applicable laws of North Macedonia now allow for Medicinal Cannabis to be imported into and/or exported from North Macedonia as an application programming interface, regardless of form (ie. Medicinal Cannabis or cannabinoid oil)7. North Macedonia became a candidate for accession to the European Union (“EU”) in 2005. In March 2020, the EU gave its formal approval to begin accession talks with North Macedonia following the rectification of a long‑standing dispute with Greece in 2019[8]. However, in November 2020, a dispute with Bulgaria effectively blocked the official start of North Macedonia’s EU accession negotiations9.

Instadouz Farma Doo

On October 10, 2019, Instadouz Farma Doo Strumica (“IDP Macedonia”) was registered as a limited liability company by the Central Registry of Macedonia. As of the date hereof, IDP Macedonia is a joint venture between Instadose Canada and its joint venture partner in North Macedonia, with its ownership being registered fifty percent (50%) in the name of Grant F. Sanders which ownership interest is held by Mr. Sanders as a trustee in trust for Instadose Canada pursuant to a declaration of trust executed by Mr. Sanders in favour of Instadose Canada on March 2, 2021 and fifty percent (50%) in the name of the North Macedonia partner. IDP Macedonia was established for the purpose of operating Instadose Canada’s first fully operable cannabinoid oil production facility located at Kirchovica (CL 24/12) Industrial Zone of the cadaster Municipality of Sachevo in North Macedonia (the “North Macedonia Production Facility”). Ownership of the North Macedonia Production Facility is held in the name of Kanabiko Doo, Strumica (“Kanabiko”) with ownership of Kanabiko registered fifty percent (50%) in the name of Grant F. Sanders as a trustee in trust for Instadose Canada pursuant to a declaration of trust executed by Mr. Sanders on March 3, 2021. The remaining fifty percent (50%) ownership interest in Kanabiko is registered in the name of the North Macedonia partner. On March 2, 2020, IDP Macedonia and Kanabiko entered into a multi-year lease agreement governing IDP Macedonia’s rights to access and operate the North Macedonia production facility. On January 11, 2021, IDP Macedonia and Kanabiko amended the terms of the facility lease agreement for the purposes of reducing the monthly rental rate to be paid by IDP Macedonia from €20,000 to €2,000.

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5 https://www.eurasiareview.com/10022016‑macedonia‑parliament‑legalizes‑medical‑marijuana/

6 https://www.healtheuropa.eu/medical-cannabis-in-north-macedonia/101298/

7 https://www.mmjdaily.com/article/9331218/north-macedonian-grower-receives-export-license/

8 https://www.schengenvisainfo.com/news/albania‑and‑north‑macedonia‑to‑begin‑eu‑membership‑talks/

9 https://www.politico.eu/article/bulgaria‑blocks‑eu‑membership‑talks‑for‑north‑macedonia/

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The North Macedonia Joint Venture

On December 1, 2019, IDP Macedonia and Instadose Canada entered into a joint venture agreement (the “North Macedonia JV Agreement”) that would see Instadose Canada utilize IDP Macedonia and the North Macedonia Production Facility to import medicinal cannabis from, among other countries, the DRC, to be processed into cannabinoid oil at the North Macedonia Production Facility and sold into Instadose Canada’s distribution network. In doing so, Instadose Canada plans to utilize IDP Macedonia as Instadose Canada’s first European cannabinoid oil production and distribution Participant. As a cannabinoid oil production Participant, IDP Macedonia would work with Instadose Canada to import medicinal Cannabis predominantly from the DRC. Once received, the medicinal cannabis would be sold in its then present form by IDP Macedonia or utilized by IDP Macedonia in the production and sale of cannabinoid oil to pharmaceutical industry companies sourced by Instadose Canada. Under the North Macedonia JV Agreement, the parties agreed to a gross revenue share model from the sale of medicinal cannabis and cannabinoid oil. Instadose Canada and IDP Macedonia agreed to a twenty‑five (25) year term for the North Macedonia Joint Venture renewable once upon the tacit agreement of the parties.

The North Macedonia JV Agreement set out the roles and responsibilities of the parties under the North Macedonia Joint Venture, the material terms of which are as follows:

Instadose Canada	IDP Macedonia
• Work with IDP Macedonia to construct and operate the North Macedonia Production Facility.	• Work with Instadose Canada to construct and operate the North Macedonia Production Facility.
• Ensure the good standing of the North Macedonia JV Agreement.	• Acquire all licenses, permits, approvals, and consents necessary in Macedonia to import, possess, process, store, transport, and export medicinal cannabis and CBD oil (the “Licenses and Permits”).
• Purchase, supply, and deliver to the North Macedonia Production Facility, all medicinal cannabis extraction and processing equipment necessary to produce CBD oil.	• Ensure the continuous good standing and possession of all Licenses and Permits.
• Coordinate all of the transport logistics pertaining to the delivery of all medicinal cannabis to the North Macedonia Production Facility, from, amongst other countries, the DRC.	• Solicit supply agreements (“Supply Agreements”) for medicinal cannabis and cannabinoid oil.
• Ensure delivery of the medicinal cannabis necessary to satisfy all Supply Agreements contained in the purchasing forecasts provide to Instadose Canada by IDP Macedonia.	• Provide Instadose Canada with an initial supply agreement for no less than 100,000 kilograms of medicinal cannabis per month.
• Solicit Supply Agreements for medicinal cannabis and cannabinoid oil.	• Provide Instadose Canada with a rolling twelve (12) month medicinal cannabis biomass purchasing forecast.
• Bill, collect, deposit, and retain all gross revenue as well as the distribution of the North Macedonia revenue share derived from the sale of medicinal cannabis biomass and CBD oil.	• Coordinate all transport logistics pertaining to the delivery of all medicinal cannabis biomass from the North Macedonia Production Facility to purchasers of medicinal cannabis and cannabinoid oil.

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Annex No. 2 to North Macedonia JV Agreement

On August 24, 2021, Instadose Canada and IDP Macedonia executed Annex No. 2 to the North Macedonia JV Agreement, the primary purpose of which was to amend the North Macedonia revenue share set forth under the North Macedonia JV Agreement and Annex No.1. Under Annex No. 2, the amount of the amended North Macedonia revenue share as between Instadose Canada and the North Macedonia partner would differ depending upon which medicinal cannabis cultivation Participant supplied the medicinal cannabis sold, or first produced into cannabinoid oil and then sold, by Instadose Canada under the North Macedonia Joint Venture.

IDP Macedonia Operational Update

North Macedonia Production Facility

Construction of the North Macedonia Production Facility commenced in January 2020. On August 26, 2020, albeit during the Covid‑19 global pandemic, MALMED, located in Skopje, North Macedonia, issued a letter to IDP Macedonia (the “August 26 2020 Letter”) granting IDP Macedonia its production license for the North Macedonia Production Facility (the “Production License”). In doing so, MALMED confirmed that:

(i)

IDP Macedonia met the requirements regarding the space, equipment, and personnel for the performance of the activity of production of medicinal cannabis extracts for medical purposes in the form of oil extracts at the North Macedonia Production Facility;

(ii)

a permission on the production of medicinal cannabis extracts for medicinal purposes at the North Macedonia Production Facility was granted to IDP Macedonia with the validity of five (5) years starting from the August 26, 2020 Letter; and

(iii)

a permission referring to the equipment and facilities at the North Macedonia Production Facility which will be used to produce medicinal cannabis extracts for medicinal purposes was granted to IDP Macedonia.

Instadose Canada expects to have the North Macedonia Production Facility fully operational to produce cannabinoid oil on or before April 1, 2022.

Successful Purchase and Import of Medicinal Cannabis into North Macedonia

On February 4, 2021, IDP Macedonia entered into a supply agreement (the “February 4 Supply Agreement”) with a Southern Africa licensed grower of medicinal cannabis (the “Southern Africa Grower”) governing the supply of 200.52 kilograms of medicinal cannabis to IDP Macedonia bearing THC-content levels as high as 18.19%. On March 16, 2021, IDP Macedonia and the Southern Africa grower entered into an addendum to the February 4 Supply Agreement for the purpose of reducing the quantity of medicinal cannabis to be supplied to IDP Macedonia by the Southern Africa Grower from 200.52 kilograms to 176.5 kilograms of medicinal cannabis (the “Southern Africa Cannabis”). On March 19, 2021, IDP Macedonia secured a permit from MALMED in North Macedonia authorizing the import of the Southern Africa Cannabis. On April 19, 2021, the South African Medicines Regulatory Authority authorized the Southern Africa Grower’s export of the Southern Africa Cannabis. On April 30, 2021, the Southern Africa Cannabis was successfully delivered and thereafter released to IDP Macedonia (the “First Southern Africa Shipment”). Of great significance to Instadose Canada, the First Southern Africa Shipment demonstrated the ability of Instadose Canada and IDP Macedonia to work together under the North Macedonia Joint Venture to successfully import, and obtain the release of, imported medicinal cannabis. In doing so, Instadose Canada and IDP Macedonia demonstrated their collective ability to meet the strict shipping and packaging requirements set by MALMED for medicinal cannabis.

Granting of IDP Macedonia’s Wholesale License

On June 4, 2021, IDP Macedonia provided MALMED with its license application for the wholesale of medicines in and from North Macedonia (the “Wholesale License”). On August 9, 2021, MALMED official granted the Wholesale License to IDP Macedonia. Having already obtained the Production License, the granting of the Wholesale License now permits IDP Macedonia to sell imported medicinal cannabis as well as all cannabinoid oil produced by IDP Macedonia at the North Macedonia Production Facility both inside and outside of North Macedonia.

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New Supply Agreement to Purchase and Import Medicinal Cannabis into North Macedonia

On July 21, 2021, IDP Macedonia entered into a second supply agreement with the Southern Africa Grower governing the supply of 8,000+ kilograms of medicinal cannabis to IDP Macedonia bearing CBD and THC-content levels as high as 16.6% and 17.98% respectively. Delivery of the first lot of new Southern Africa Cannabis to IDP Macedonia (the “New Southern Africa Cannabis”) was completed on December 25, 2021.

(2) Portugal

In August 2018, legislation was signed into law to allow for the use of medicinal cannabis in Portugal(10). As a current member of the EU, Portugal is setting itself up to become a medicinal cannabis production hub capable of serving the growing European marketplace.

The IDP Portugal Joint Venture

On July 9, 2020, Instadose Canada entered into a letter agreement with Aldo Pedro Fuguiera Vidinha (the “Portugal JV Partner”) setting forth an agreed upon plan of joint venture that would provide Instadose Canada with access to the growing European marketplace for medicinal cannabis and cannabinoid oil. The Portugal JV Partner is a private individual based in Portugal with 10+ years of operating experience in the pharmaceutical industry is area such as engineering, validation, European Union GMP compliance quality assurance and manufacturing. The Portugal JV Partner is the legal owner of Smart Nature LDA (“Smart Nature”), a soon to be licensed importer, distributor and exporter of medicinal cannabis in Portugal.

On October 19, 2020, Instadose Canada and the Portugal JV Partner executed a joint venture agreement (the “IDP Portugal JV Agreement”) that would see the parties establish Instadose Pharma, LDA (“IDP Portugal”) to serve the Global Distribution Platform as Instadose Canada’s first EU‑based cannabinoid oil production Participant (the “IDP Portugal Joint Venture”) . The term of the IDP Portugal Joint Venture was agreed at twenty‑five (25) years, with a mutual option to extend the IDP Portugal Joint Venture for one additional twenty‑five (25) year term.

The IDP Portugal JV Agreement set forth the intended scope of the IDP Portugal Joint Venture which contemplated Instadose Canada working with the Portugal JV Partner for the purpose of:

(i)	obtaining all of the licenses required by IDP Portugal to operate the IDP Portugal Joint Venture (the “IDP Portugal Licenses’);

(ii)	securing requisite land in Portugal to construct IDP Portugal’s EU‑GMP certifiable cannabinoid oil production, bottling, and storage facility (the “IDP Portugal Production Facility”);

(iii)	constructing, managing, and operating the IDP Portugal Production Facility;

(iv)	importing medicinal cannabis from, among other countries, the DRC, Colombia and Mexico, to be utilized for the production of cannabinoid oil at the IDP Portugal Production Facility;

(iv)	marketing, exporting, and selling medicinal cannabis and cannabinoid oil produced under the IDP Portugal Joint Venture to pharmaceutical industry companies located predominantly throughout the EU; and

(v)	engaging in one or more industry collaboration opportunities throughout Portugal with other licensed producers of medicinal cannabis and cannabinoid oil.

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10 Lamers, Matt (21 June 2018). “Portugal passes medical cannabis law, opens domestic market”.Marijuana Business Daily.

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The IDP Portugal JV Agreement provided Instadose Canada with the exclusive right to supply the IDP Portugal Joint Venture with imported medicinal cannabis as well as market and sell all of the cannabinoid oil produced at the IDP Portugal Production Facility with those net profits generated under the IDP Portugal Joint Venture to be shared ninety-five percent (95%) to Instadose Canada and five percent (5%) to the Portugal JV Partner (the “IDP Portugal Net Profit Share”).

The IDP Portugal JV Agreement set out the roles and responsibilities of the parties under the IDP Portugal Joint Venture, the material terms of which are as follows:

Instadose Canada	Portugal JV Partner
• Ensure the continued good standing of: (i) the TMIG Joint Venture; and (ii) the TMIG Medicinal Cannabis Rights.	• Obtain and keep current the IDP Portugal license on behalf of IDP Portugal.
• Fund all IDP Portugal Joint Venture set‑up costs, the initial operating expense advance, and all funding shortfalls.	• Assist in the preparation of all volume forecasts, general reporting obligations, and standard operating procedures.
• Assist the Portugal JV Partner with respect to: (i) the importation of all medicinal cannabis into Portugal; and (ii) managing the purchase or construction of the IDP Portugal Production Facility.	• Hire the requisite personnel and service providers required by IDP Portugal to operate, manage, and maintain the IDP Portugal Production Facility.

• With respect to all imported medicinal cannabis:

(i) ensure all medicinal cannabis is cultivated, collected, and packaged in accordance with GACP guidelines;

(ii) supply sufficient quantities of medicinal cannabis to satisfy all minimum import quotas;

(iii) secure all required Certificates of Analysis;

(iv) secure the export permits required by IDP Portugal for importation into Portugal; and

(v) co‑ordinate all transport logistics for the delivery of imported medicinal cannabis to the IDP Portugal Production Facility.

• Oversee the following on behalf of IDP Portugal:

(i) the purchase or construction of the IDP Portugal Production Facility;

(ii) the payment of all Portugal Joint Venture expenses;

(iii) the operation, management, and maintenance of the IDP Portugal Production Facility;

(iv) employee hiring and training; and

(v) the production and bottling of all cannabinoid oil at the IDP Portugal Production Facility.

• With respect to the sale of medicinal cannabis and cannabinoid oil:

(i) solicit supply agreements from pharmaceutical industry companies;

(ii) assist IDP Portugal in collecting revenues generated from sales to pharmaceutical industry companies; and

(iii) assist IDP Portugal in distributing the IDP Portugal Net Profit Share.

• With respect to the sale of medicinal cannabis and cannabinoid oil:

(i) solicit supply agreements from pharmaceutical industry companies;

(ii) assist IDP Portugal in collecting revenues generated from sales to pharmaceutical industry companies; and

(iii) assist IDP Portugal in distributing the IDP Portugal Net Profit Share.

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Annex No. 1 to IDP Portugal JV Agreement

On September 27, 2021, Smart Nature received approval of its medicinal cannabis license application from the Portuguese National Authority of Medicines and Health (“Infarmed”) subject to the successful completion of both Infarmed Good Distribution Practice and police security inspections expected to take place in the first quarter of 2022 (the “Smart Nature Approval Notice”). The Portugal JV Partner anticipates receiving Smart Nature’s medicinal cannabis licenses on or around April 1, 2022 (the “Smart Nature Licenses”).

October 26, 2021, Instadose Canada and the Portugal JV Partner agreed to amend the Portugal JV Agreement to include Smart Nature. Pending receipt of the IDP Portugal Licenses, the Portugal JV Partner agreed in Annex No. 1 to provide Instadose Canada with exclusive third-party rights to utilize the Smart Nature Licenses (once officially granted) to import, distribute, and export medicinal cannabis in and from Portugal. In utilizing the Smart Nature Licenses, net profits generated by IDP Portugal from the IDP Portugal Joint Venture would be shared ninety percent (90%) to Instadose Canada and ten percent (10%) to the Portugal JV Partner.

IDP Portugal Operational Update

Establishment of Instadose Pharma, LDA

IDP Portugal was officially incorporated on July 1, 2020 as Abstractingredient, LDA. The company’s name was officially amended to IDP Portugal on October 21, 2020. A ninety-five percent (95%) ownership interest in IDP Portugal is presently held by the Portugal JV Partner’s personal corporation as trustee for Instadose Canada pursuant to the terms of an executed trust declaration dated March 4, 2021. The remaining five percent (5%) ownership interest in IDP Portugal is held by the Portugal JV Partner.

IDP Portugal Production Facility

On August 6, 2021, IDP Portugal entered into an agreement with a local landowner to purchase commercial land located in Caldas da Rainha, Portugal for the purpose of constructing the IDP Portugal Production Facility.

IDP Portugal License Application

Instadose Canada and the Portugal JV Partner expect to be in a position to file an application with Infarmed to acquire the IDP Portugal Licenses in or around June 1, 2022.

III. ASIA

The Republic of India

The Narcotic Drugs and Psychotropic Substances Act of 1985 (the “NDPSA”) made the trade and consumption of medicinal cannabis in India illegal. The NDPSA also imposed a strict ban on medicinal cannabis (including hemp) production throughout the country. The Indian market has gathered significant attention recently, with various activists/NGOs filing court petitions demanding the legalization of Cannabis. One of these NGOs is the Great Legalization Movement, which has been working to legalize the use of medicinal cannabis for medicinal and industrial purposes in India11. In 2017, the northern Indian State of Uttarakhand became the first State in India to legalize the growing and cultivation of medicinal cannabis for medicinal and industrial purposes12. In 2019, Madhya Pradesh (the second largest State in India) followed Uttarakhand in legalizing medicinal cannabis for similar purposes13. Recently, the Indian state of Hamichal Pradesh made it known that it too was now considering the move towards similar legalization14. With a population of approximately 1.4 billion and a growing middle class, the potential for medicinal cannabis in India is substantial15.

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11 https://cannabisindustryjournal.com/feature_article/indias‑cannabis‑market‑examining‑regulatory‑frameworks‑then‑now.

12 https://www.news18.com/news/buzz/after‑uttarakhand‑madhya‑pradesh‑is‑now‑planning‑to‑legalize‑cannabis‑in‑the‑state‑2395801.html

13 https://www.news18.com/news/buzz/after‑uttarakhand‑madhya‑pradesh‑is‑now‑planning‑to‑legalize‑cannabis‑in‑the‑state‑2395801.html

14https:// timesofindia.indiatimes.com/city/shimla/himachal‑pradesh‑to‑mull‑policy‑to‑legalise‑growing‑cannabis‑for‑med‑use/articleshow/81360359.cms

15 https://www.hilldickinson.com/insights/articles/cannabis-india-country-precipice-new-era-treatment

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The India Joint Venture

In January 2021, Instadose Canada, along with its local partner in India, Sanctum Healthcare Remedies Private Limited (the “India JV Partner”), commenced official discussions with State government officials in Uttarakhand with a goal to secure a legal commercial license to grow, cultivate, process, and produce medicinal cannabis and cannabinoid oil (the “Uttarakhand Licenses”) on agricultural lands located within the State of Uttarakhand (the “Uttarakhand Lands”).

In February 2021, Instadose Canada and the India JV Partner agreed to a plan of joint venture that would see the parties work together in India to secure multiple State‑issued licenses to, among other rights, grow, cultivate, process, produce, export, and sell medicinal cannabis (with an initial maximum THC content level of 0.3%) and cannabinoid oil (the “India JV Licenses”) on certain agricultural lands in India (the “India JV Lands”) starting with the Uttarakhand Licenses and Uttarakhand Lands (the “India Joint Venture”). On February 18, 2021, Instadose Canada and the India JV Partner executed a joint venture agreement formalizing their relationship under the India Joint Venture (the “India JV Agreement”). In doing so, the India Joint Venture would serve the Global Distribution Platform as both a medicinal cannabis cultivation Participant and cannabinoid oil production Participant. The term of the India Joint Venture was agreed at twenty‑five (25) years, with a mutual option to extend the India Joint Venture for one additional twenty‑five (25) year term.

The India JV Agreement provided Instadose Canada with exclusive rights to market and sell all of the medicinal cannabis and cannabinoid oil produced under the India Joint Venture with those net profits generated under the India Joint Venture to be shared fifty-five percent (55%) to Instadose Canada and forty-five percent (45%) to the India JV Partner (the “India JV Net Profit Share”).

The India JV Agreement set out the roles and responsibilities of the parties under the India Joint Venture, the material terms of which are as follows:

Instadose Canada	India JV Partner
• Contribute its knowledge and expertise in India solely on the India Joint Venture.	• Secure the India JV Licenses starting with the Uttarakhand Licenses; and • Ensure continued compliance with all undertakings and responsibilities with respect to all of the India JV Licenses.

• Source and secure on behalf of the India Joint Venture:

(i) all equipment required for processing medicinal cannabis and producing cannabinoid oil;

(ii) all personnel required to set up, operate, and maintain operation of the India Joint Venture; and

(iii) GACP and EU‑GMP certification for all medicinal cannabis processing facilities and cannabinoid oil production facilities to be utilized by the India Joint Venture.

• Obtain legal ownership or registered leasehold interests in and to all India JV Lands starting with the Uttarakhand Lands.

• With the India JV Partner, operate the day‑to‑day activities of the India Joint Venture including, but not limited to daily operation of:

(i) the India JV Lands;

(ii) one or more medicinal cannabis processing facilities; and

(iii) the cannabinoid oil production facilities.

• With respect to relationships with all responsible authorities in India:

(i) Maintain the India Joint Venture’s good standing in India; and

(ii) Serve as the India Joint Venture’s primary liaison with respect to all communications with responsible authorities relating to the India Joint Venture.

• Contribute its pro rata share of the India joint Venture’s funding obligations including, but not limited to, those costs required to:

(i) clear and cultivate the India JV Lands;

(ii) construct the medicinal cannabis processing facilities;

(iii) construct the cannabinoid oil production facility;

(iv) employ personnel required to operate the India Joint Venture; and

(v) operate the day‑to‑day activities of the India Joint Venture.

• Contribute its pro rata share of the India Joint Venture’s funding obligations including, but not limited to, those costs required to:

(i) clear and cultivate the India JV Lands;

(ii) construct the medicinal cannabis processing facilities;

(iii) construct the cannabinoid oil production facility;

(iv) employ personnel required to operate the India Joint Venture; and

(v) operate the day‑to‑day activities of the India Joint Venture.

• With respect to the sale of medicinal cannabis and cannabinoid oil:

(i) Solicit supply agreements from pharmaceutical industry companies;

(ii) Collect revenues generated from pharmaceutical industry companies; and

(iii) Complete payment of the India JV Net Profit Share.

• With Instadose Canada, operate the day‑to‑day activities of the India Joint Venture including, but not limited to daily operation of:

(i) the India JV Lands;

(ii) one or more medicinal cannabis processing facilities; and

(iii) one or more cannabinoid oil production facilities.

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IDP India Operational Update

Registration of Instadose Pharma India Private Limited

On March 18, 2021, Instadose Pharma India Private Limited (“IDP India”) was registered in India as a private limited company under The Companies Act, 2013. Ownership of IDP India was registered fifty‑five percent (55%) in the name of Instadose Canada and forty‑five percent (45%) in the name of the India JV Partner. IDP India was established by Instadose Canada and the India JV Partner for the purpose of becoming the joint operating entity of the India Joint Venture responsible for receiving and holding (i) the India JV Licenses starting with the Uttarakhand Licenses, and (ii) all legal ownership or leasehold interests in and over India JV Lands, starting with the Uttarakhand Lands.

Initial Approval for Medicinal Cannabis Cultivation

In April 2021, IDP India commenced the process of securing the Uttarakhand Licenses. On August 6, 2021, the District Magistrate of Haridwar, in the State of Uttarakhand granted IDP India with its initial approval for the cultivation of medicinal cannabis (with an initial maximum THC level not to exceed 0.3%) on up to five hundred (500) acres of Uttarakhand Lands. Today, IDP India is working to secure the Uttarakhand Lands. Once secured, approval to commence the official cultivation of medicinal cannabis in India (as well as receipt of the Uttarakhand Licenses) will be provided to IDP India.

IV. SOUTH AMERICA

Colombia

In December 2015, then Colombian President Juan Manuel Santos signed a decree legalizing and regulating medicinal cannabis16. Under the Colombia Decree, medicinal cannabis would become fully legal to grow, process, import, and export for medical and scientific purposes. The Colombia Decree allowed licenses to be granted for possession of seeds as well as medicinal cannabis plants17. On or about July 23, 2021, current Colombian President Ivan Duque executed a new decree legalizing the export of medicinal cannabis for medicinal and other industries18. In doing so, the Export Decree set the stage for Colombia to play a significant role in the international medicinal cannabis marketplace.

The Colombia Joint Ventures

Instadose Canada is actively securing agreements with multiple third-party joint venture partners in Colombia to serve the Global Distribution Platform as the first medicinal cannabis cultivation Participants located in South America.

Colombia Joint Venture No. 1

In May 2021, Instadose Canada and representatives of Instadose Canada’s new third-party joint venture partner in Colombia (“Colombia JV Partner No. 1”) commenced discussions on a plan of joint venture that would see Colombia JV Partner No. 1 become an exclusive supplier to Instadose Canada of no less than one million kilograms (1,000,000 kg) of medicinal cannabis per year throughout the term of the Colombia joint venture (“Colombia Joint Venture No. 1”). Colombia JV Partner No. 1 is a Colombian company fully licensed in Colombia to cultivate and produce medicinal cannabis and its related derivatives19. Formed in July 2017, Colombia JV Partner No. 1 signed a Technical and Scientific Cooperation Agreement with the National University of Colombia, the most important academic institution in Colombia20. Today, Colombia JV Partner No. 1 grows, cultivates, and produces medicinal cannabis and related derivatives at its two established Colombian production centers (the “Medicinal Cannabis Lands”). Colombia JV Partner No. 1’s first production center is located in Guamo, Tolima. Its second production center is located in north Colombia in Ciénaga, Magdalena, in the Sierra Nevada de Santa Marta. Both Medicinal Cannabis Lands are located in ideal microclimates for the agricultural development of medicinal cannabis21.

On August 5, 2021, Instadose Canada and Colombia JV Partner No. 1 executed a joint venture agreement formalizing the scope of Colombia Joint Venture No. 1 (“Colombia JV Agreement No. 1”). Under Colombia JV Agreement No. 1, details surrounding all of the medicinal cannabis to be supplied by Colombia JV Partner No. 1 to one or more cannabinoid oil production Participants shall be set forth in the supply agreements entered into between the applicable parties. Instadose Canada and Colombia JV Partner No. 1 agreed to an initial five (5) year term for the operation of Colombia Joint Venture No. 1 subject to the right of the parties (absent the existence of a default) to extend the initial term for up to four (4) additional five (5) year terms.

__________________________

16 https://www.yahoo.com/news/colombia-legalizes-medical-marijuana-171023547.html?ref=gs

17 https://www.yahoo.com/news/colombia-legalizes-medical-marijuana-171023547.html?ref=gs

18 https://www.reuters.com/world/americas/colombia-boosts-budding-cannabis-industry-by-removing-ban-dry-flower-exports-    2021-07-23/

19 http://www.cdmcolombia.co/en/inicio-english/

20 http://www.cdmcolombia.co/en/inicio-english/

21 http://www.cdmcolombia.co/en/production-2/

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Colombia JV Agreement No. 1 also set out the roles and responsibilities of the parties under Colombia Joint Venture No. 1, the material terms of which are as follows:

Instadose Canada	Colombia JV Partner No. 1
• Contribute its knowledge and expertise to Colombia Joint Venture No. 1.	• Keep all medicinal cannabis licenses current and comply with all conditions of the medicinal cannabis licenses granted by the regulatory authorities in Colombia.
• Provide Colombia JV Partner No. 2 with any of the specifications that it may require for medicinal cannabis to grown, cultivated, processed, packaged, and sold under Colombia Joint Venture No. 1.	• Maintain ownership or a leasehold interest (as well as quiet enjoyment of) in and over the Medicinal Cannabis Lands.
• Solicit supply agreements for medicinal cannabis from one or more cannabinoid oil production Participants.	• Carry on the operation, management, and maintenance of its production facilities located on the Medicinal Cannabis Lands for the benefit of Colombia Joint Venture No. 1.
• Solicit supply agreements for medicinal cannabis from pharmaceutical company buyers on behalf of cannabinoid oil production Participants.	• Provide Instadose Canada with annual production forecasts (as well as any amendments thereto) for medicinal cannabis to be produced on the Medicinal Cannabis Lands.
• Assist cannabinoid oil production Participants with obtaining the licenses, authorizations, and/or permits necessary to import medicinal cannabis from Colombia.	• Use its commercially reasonable efforts to make available to Instadose Canada those quantities of medicinal cannabis set forth in the annual production forecasts provided to Instadose Canada.
• Fund the costs as well as oversee the general logistics required to export medicinal cannabis from Colombia to applicable cannabinoid oil production Participants.	• Adhere to all standard operating procedures for the production of medicinal cannabis as are determined between Instadose Canada and Colombia JV Partner No. 1.

• Guarantee prompt payment of the purchase price due and owing to Colombia JV Partner No. 1 for all medicinal cannabis supplied to cannabinoid oil production Participants under Colombia Joint Venture No. 1.

• Ensure that all medicinal cannabis is grown, cultivated, collected, processed, packaged, and stored in accordance with applicable GACP Guidelines.

• Work with Instadose Canada to secure the licenses necessary to export all medicinal cannabis cultivated under Colombia Joint Venture No. 1 from Colombia to one or more cannabinoid oil production Participants.

Colombia Joint Venture No. 2

In October 2021, Instadose Canada and representatives of a second joint venture partner in Colombia (“Colombia JV Partner No. 2”) commenced discussions on a plan of joint venture that would see Colombia JV Partner No. 2 become another exclusive supplier of medicinal cannabis and related derivatives to Instadose Canada in Colombia (“Colombia Joint Venture No. 2”). Colombia JV Partner No. 2 is a Colombian company fully licensed in Colombia to cultivate and produce medicinal cannabis and its related derivatives. Today, Colombia JV Partner No. 2 grows, cultivates, and produces medicinal cannabis and related derivatives across multiple regions in Colombia which include Risaralda, Tolima, Antioquia, Huila, Caldas, and Cundinamarca (the “Production Regions”).

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On October 15, 2021, Instadose Canada and Colombia JV Partner No. 2 executed a joint venture agreement formalizing the scope of Colombia Joint Venture No. 2 (“Colombia JV Agreement No. 2”). Under Colombia JV Agreement No. 2, details surrounding all of the medicinal cannabis to be supplied by Colombia JV Partner No. 2 to one or more cannabinoid oil production Participants shall be set forth in the supply agreements entered into between the applicable parties. Instadose Canada and Colombia JV Partner No. 2 agreed to an initial five (5) year term for the operation of Colombia Joint Venture No. 2 subject to the right of the parties (absent the existence of a default) to extend the initial term for up to four (4) additional five (5) year terms. Under Colombia JV Agreement No. 2, Colombia JV Partner No. 2 agreed to provide Instadose Canada with medicinal cannabis and related derivatives on an exclusive basis conditional upon Instadose Canada cannabinoid oil production Participants meeting minimal purchasing quotas (“Production Exclusivity”). In exchange for Production Exclusivity, Instadose Canada agreed to work with Colombia JV Partner No. 2 within the Production Regions on an exclusive basis conditional upon Colombia JV Partner No. 2 satisfying certain minimal production quotas. The general roles and responsibilities of the parties under Colombia Joint Venture No. 2 are substantially similar to those set forth in Colombia Joint Venture No. 1.

Colombia Operational Update

Executed Supply Agreement for 100,000 Kilograms of Medicinal Cannabis

On August 26, 2021, IDP Macedonia entered into a supply agreement with Colombia JV Partner No. 1 governing the supply of the first 100,000 kilograms of medicinal cannabis to IDP Macedonia under Colombia Joint Venture No. 1 (the “Colombia Cannabis”). Delivery of the Colombia Cannabis into North Macedonia is presently scheduled to take place in or around June 1, 2022.

V. NORTH AMERICA

(1) Mexico

On January 12, 2021, Mexico’s Ministry of Health published in the federation’s Official Gazette new federal Health Regulations for the Medical Production, Research and Use of Medicinal Cannabis and its pharmaceutical derivatives (the “Medicinal Cannabis Laws”) which have now taken affect22. The main objectives of the Medicinal Cannabis Laws were to authorize, regulate, control, promote and oversee the medicinal and therapeutic use of cannabis’ raw materials, pharmaceutical derivatives, and drugs. This included the related activities of research, production, manufacturing, importation, exportation, sale, and prescription of such medicinal cannabis products for medicinal and therapeutic use in Mexico23. These new Medicinal Cannabis Laws have come nearly four (4) years after former Mexican President Enrique Pēna Nieto’s official legalization of medicinal cannabis in June 201724.

The Mexico Project

In April 2021, Instadose Canada and representatives of Instadose Canada’s new third‑party partner in Mexico (the “Mexico Partner”) commenced discussions on a plan of operation that would see the parties work together in Mexico for the purposes of (i) growing, processing, purchasing, exporting, and selling medicinal cannabis, and (ii) utilizing medicinal cannabis to produce, export, and sell cannabinoid oil (collectively, the “Mexico Project”).

On July 29, 2021, Instadose Canada and its Mexico Partner executed a letter agreement (the “Mexico Letter Agreement”) formalizing the scope of the Mexico Project which included the parties working together in Mexico to do the following:

(a)	incorporate or acquire a legal entity in Mexico (“IDP Mexico”) to be legally owned equally by the parties;

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21 https://mexiconewsdaily.com/news/medical‑marijuana‑will‑be‑legal‑as‑of‑wednesday/

22 https://www.jdsupra.com/legalnews/mexico‑moves‑forward‑with‑legalization‑9869339/

23 Janikian, Michelle (14 September 2017). “Legal Pot in Mexico: Everything You Need to Know”.  Rolling Stone.

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(b)

acquire the agricultural lands to be utilized by the Mexico Project for the purpose of growing, cultivating, processing, producing, packaging, bottling and/or storing medicinal cannabis and cannabinoid oil in Mexico;

(c)	acquire and secure the government-issued licenses, permits, and authorizations required in Mexico to, among other things:

(i)	grow, cultivate, collect, transport, process, produce, purchase, package, bottle, and/or store medicinal cannabis and cannabinoid oil;

(ii)	export and sell medicinal cannabis and cannabinoid oil; and

(iii)	operate the Mexico project for commercial purposes.

((i) –	(iii) shall collectively be referred to as the “Mexico Licenses”)

(d)	utilize Instadose Canada’s knowledge and expertise to:

(i)	construct or purchase:

(1)	one or more greenhouses;

(2)	the medicinal cannabis drying, processing, packaging, labelling, and storage facilities; and

(3)	the cannabinoid oil production, bottling, and storage facilities.

((1) –	(3) shall collectively be referred to as the “Mexico Facilities”)

(ii)

purchase and import equipment to be used at the Mexico facilities for the purpose of growing, cultivating, collecting, transporting, processing, producing, packaging, bottling, and storing medicinal cannabis and cannabinoid oil (the “Mexico Equipment”);

(iii)	grow and cultivate medicinal cannabis on the Mexico Lands or purchase medicinal cannabis from local farmers;

(iv)	utilize the Mexico Equipment to process, produce, package and/or bottle medicinal cannabis and cannabinoid oil at the Mexico Facilities;

(v)	solicit purchasers to complete the sale of all medicinal cannabis and cannabinoid oil produced or purchased under the Mexico Project; and

(e)	Equally share in the gross revenues generated by IDP Mexico from the sale of medicinal cannabis and cannabinoid oil under the Mexico Project.

Instadose Canada and its Mexico Partner agreed to an initial five (5) year term for the operation of the Mexico Project subject to the right of the parties (absent the existence of a default) to extend the initial term for up to four (4) additional five (5) year terms.

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The Mexico Letter Agreement also set out the roles and responsibilities of the parties under the Mexico Project, the material terms of which are as follows:

Instadose Canada	Mexico Partner
• Source the Mexico Equipment.	• Secure the Mexico Lands.

• Establish and implement those GACP Guidelines to be followed by IDP Mexico for growing, cultivating, collecting, processing, and packaging medicinal cannabis.

• Assist the Mexico Partner in applying for and obtaining local GMP and EU‑GMP certification for the Mexico Equipment and Mexico Facilities.

• Establish and implement those standard operating procedures required to be followed by IDP Mexico for operating the Mexico Project and producing medicinal cannabis and cannabinoid oil.

• Solicit supply agreements from pharmaceutical buyers for medicinal cannabis and cannabinoid oil produced under the Mexico Project.

• Obtain the Mexico Licenses.

• Contribute the following in connection with the Mexico Project:

(i) its equal share of funding required to satisfy the agreed upon initial Mexico Project budget;

(ii) its equal share of funding required to carry on the day-to-day operation of the Mexico Project; and

(iii) its equal share of any and all losses generated by IDP Mexico.

• Contribute the following connection with the Mexico project:

(i) its equal share of funding required to satisfy the agreed upon initial Mexico Project budget;

(ii) its equal share of funding required to carry on the day-to-day operation of the Mexico Project; and

(iii) its equal share of any and all losses generated by IDP Mexico.

• Work with the Mexico Partner to prepare and finalize: (i) the Mexico Project plan and initial budget; (ii) all annual forecasts and budgets; and (iii) all general reporting requirements.	• Work with the Instadose Canada to prepare and finalize: (i) the Mexico Project plan and initial budget; (ii) all annual forecasts and budgets; and (iii) all general reporting requirements.

• Work with the Mexico Partner to undertake IDP Mexico’s:

(i) operation, management, and maintenance of the Mexico Project, including the Mexico Equipment, Mexico Facilities, and Mexico Lands; and

(ii) employment and training of all employees or other personnel.

• Work with Instadose Canada to undertake IDP Mexico’s:

(i) operation, management, and maintenance of the Mexico project, including the Mexico Equipment, Mexico Facilities, and Mexico Lands; and

(ii) employment and training of all employees or other personnel.

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Mexico Project Operational Update

Planned Import of Medicinal Cannabis into North Macedonia

Instadose Canada anticipates being able to import medicinal cannabis into North Macedonia under the Mexico Project prior to December 31, 2022.

(2) Canada

The Health Canada Licenses

On September 4, 2020, Health Canada issued the Cultivation License to Maribec. The Cultivation License is valid for three (3) years expiring on September 4, 2023. On October 2, 2020, Maribec submitted an application with Health Canada’s Cannabis Licensing and Security Division for a Processing License under the Cannabis Regulations. The Processing License was granted on February 25, 2021 and expires on September 4, 2023.

The Option Notice

On March 11, 2021, Instadose Canada delivered the Option Notice to Mr. Ste. Marie. Instadose Canada will now commence the process of obtaining all the Health Canada Approvals required in order to complete the repurchase of Maribec (the “Maribec Repurchase”). Instadose Canada cannot guarantee the amount of time it may take to complete the Maribec Reurchase in full. This said, Instadose Canada endeavors to utilize all commercially reasonable efforts to complete the Maribec Repurchase as soon as reasonably practicable.

While Instadose Canada’s present business model affords minimal attention to its medicinal cannabis operations in Canada, Instadose Canada is of the view that the Canadian government will at some point in the future permit the authorized import of medicinal cannabis into Canada from licensed producers of medicinal cannabis located in and from Africa, Europe, Asia, South America, and North America. When permissible to do, Instadose Canada anticipates that it will be in a relatively strong position to access significant amounts of medicinal cannabis for import into Canada.

ITEM 1A. RISK FACTORS

The following is a summary of certain risk factors relating to the activities of Instadose Canada and the ownership of Instadose Canada’s securities which should be carefully considered before making an investment decision relating to Instadose Canada’s securities and must be read in conjunction with, the detailed information appearing elsewhere in this Form 8-K including the Instadose Canada Financial Statements and accompanying notes. The risks and uncertainties described below are those Instadose Canada currently believe to be material, but they are not the only ones Instadose Canada faces.

Risks Generally Related to Instadose Canada

Market Risks for Securities

Volatility in the price of the common shares of Instadose Canada (“Instadose Canada Shares”) could cause Instadose Canada shareholders to lose all or part of their investment because they may not be able to sell the Instadose Canada Shares at or above the price they paid. Factors that could cause fluctuations in the market price of the Instadose Canada Shares include the following:

(i)	price and volume fluctuations in the overall stock market from time to time;

(ii)	volatility in the market prices and trading volumes of stocks of companies that are involved in the same industry as Instadose Canada;

(iii)	changes in operating performance and stock market valuations of other companies that are involved in the same industry as Instadose Canada;

(iv)	sales of Instadose Canada Shares by Instadose Canada shareholders;

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(v)	announcements by Instadose Canada’s competitors regarding new products or services;

(vi)	the public’s reaction to Instadose Canada’s news releases, other public announcements, and filings with securities commissions;

(vii)	rumours and market specuactlation involving Instadose Canada or other companies in Instadose Canada’s industry;

(viii)	actual or anticipated changes in Instadose Canada’s operating results or fluctuations in Instadose Canada’s operating results;

(ix)	actual or anticipated developments in Instadose Canada’s business, or that of its competitors or the competitive landscape generally;

(x)	litigation involving Instadose Canada, its industry or both, or investigations by regulatory into Instadose Canada’s operations or those of its competitors;

(xi)	developments or disputes concerning Instadose Canada’s intellectual property or other proprietary rights;

(xii)	announced or completed acquisitions of businesses or technologies by Instadose Canada or its competitors;

(xiii)	new laws or regulations or new interpretations of existing laws or regulations applicable to Instadose Canada’s business;

(xiv)	changes in accounting standards, policies, guidelines, interpretations, or principles;

(xv)	any significant changes in Instadose Canada’s management; and

(xvi)	general economic conditions and slow or negative growth of Instadose Canada’s markets.

Instadose Canada is a development stage company and Instadose Canada cannot assure profitability

Instadose Canada’s lack of operating history, and the lack of historical pro‑forma combined financial information for Instadose Canada, makes it difficult for investors to evaluate Instadose Canada’s prospects for success. Prospective investors should consider the risks and difficulties Instadose Canada might encounter, since there is no assurance that it will be successful. Any likelihood of success must be considered considering Instadose Canada’s relative early stage of operations.

As Instadose Canada has only just begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts of its finances. There is no guarantee that Instadose Canada’s products or services will be attractive to potential consumers.

Instadose Canada’s actual financial position and results of operations may differ materially from the expectations of Instadose Canada’s management

Instadose Canada’s actual financial position and results of operations may differ materially from management’s expectations. As a result, Instadose Canada’s revenue, net income and cash flow may differ materially from Instadose Canada’s projected revenue, net income, and cash flow. The process for estimating Instadose Canada’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect Instadose Canada’s financial condition or results of operations.

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There is no assurance that Instadose Canada will turn a profit or pay dividends

Instadose Canada has limited history of earnings, limited cash reserves, a limited operating history, has not paid dividends, and is unlikely to pay dividends in the immediate or near future. Instadose Canada has a history of operating losses and may not achieve or sustain profitability. Instadose Canada cannot guarantee shareholders that it will become profitable, and even if Instadose Canada achieves profitability, given the competitive and evolving nature of the industry in which it operates, Instadose Canada may not be able to sustain or increase profitability and its failure to do so could adversely affect Instadose Canada’s business, including its ability to raise additional funds.

There can be no assurance that Instadose Canada will be profitable or pay dividends. The payment and amount of any future dividends will depend on, among other things, Instadose Canada’s results of operations, cash flow, financial condition, and operating and capital requirements. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends.

There are factors which may prevent Instadose Canada from the realization of growth targets

Instadose Canada is currently expanding from its early development stage. Instadose Canada’s growth strategy contemplates continuing development of its Global Distribution Platform and the Industry Gateway. There is a risk that the development of these platforms will not be achieved on time, on budget, or at all, as they can be adversely affected by a variety of factors, including some that are discussed elsewhere in these “Risk Factors” and the following:

(i)	non‑performance by third party contractors;

(ii)	increases in materials or labour costs;

(iii)	falling below expected levels of output or efficiency;

(iv)	labour disputes, disruptions or declines in productivity;

(v)	termination or non‑renewal of long‑term contracts; and

(vi)	inability to attract enough qualified workers.

Risk of Additional Financing

Instadose Canada is in the development stage and have not generated a significant amount of revenue. Instadose Canada will likely operate at a loss until business becomes established and it may require additional financing to fund future operations and expansion plans, including developing new products, enhancing existing products, enhancing its operating infrastructure, and acquiring complementary businesses and technologies. Instadose Canada’s ability to secure any required financing to sustain operations will depend in part upon prevailing capital market conditions, as well as business success. There can be no assurance that Instadose Canada will be successful in its efforts to secure any additional financing or additional financing on terms satisfactory to management. If additional financing is raised by issuing Instadose Canada Shares in its authorized capital, control may change, and shareholders may suffer additional dilution.

Going‑Concern Risk

Instadose Canada’s financial statements have been prepared on a going concern basis under which an entity is able to realize its assets and satisfy its liabilities in the ordinary course of business. Instadose Canada’s future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that Instadose Canada will be successful in completing equity or debt financing or in achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should Instadose Canada be unable to continue as a going concern.

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Competition

Instadose Canada faces competition in the markets in which it operates and intends to operate soon. Some of Instadose Canada’s competitors may be better positioned to develop superior product features and technological innovations, and able to better adapt to changing market conditions. Instadose Canada’s ability to compete depends on, among other things, consistent high product quality, short lead time, timely delivery, competitive pricing, range of product offerings and superior customer service and support. Increased competition in the markets in which Instadose Canada operates may force Instadose Canada to reduce its product prices or may result in increased costs and may have a material adverse effect on its business and operating results. Any decrease in the quality of the Instadose Canada’s products or level of service to customers, or any forced decrease in product pricing may adversely affect its business and operating results.

In addition, the industry in which Instadose Canada operates is highly competitive. Instadose Canada may not have sufficient resources to maintain any competitive advantages, including research and development, marketing, sales, and customer services on a competitive basis which could materially and adversely affect Instadose Canada’s business, financial condition, and results of operations.

Agricultural Operations Risk

Instadose Canada’s business is dependent on the growth and production of cannabis products, an agricultural product. As such, the risks inherent in engaging in agricultural businesses apply to Instadose Canada. Potential risks include the risk that crops may become diseased or victim to insects or other pests and contamination, or subject to extreme weather conditions such as excess rainfall, freezing temperature, or drought, all of which could result in low crop yields, decreased availability of cannabis, and higher acquisition prices. Although Instadose Canada has taken on a strategy to source its cannabis from various geographical locations, there can be no guarantee that an agricultural event will not adversely affect Instadose Canada’s business and operating results. Furthermore, the impact of Global Warming and other environmental effects on weather systems around the globe may impact the agricultural businesses upon which Instadose Canada relies.

Success of Quality Control Systems

The quality and safety of Instadose Canada’s products are critical to the success of its business and operations. As such, it is imperative that Instadose Canada’s and its service providers’ quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training program, and adherence by employees to quality control guidelines. Although Instadose Canada strives to ensure that all its service providers have implemented and adhere to high‑caliber quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on the Instadose Canada’s business and operating results.

Reliance on Third Party Suppliers and Manufacturers

Instadose Canada intends to maintain a full supply chain to produce wholesale bulk cannabis. Instadose Canada’s co‑packers and ingredient and packaging suppliers may elect, at any time, to cease to engage in production agreements for products containing cannabis. Loss of manufacturers and suppliers would have a material adverse effect on Instadose Canada’s business and operational results.

Product Liability

Instadose Canada’s products are produced for sale both directly and indirectly to end consumers, and therefore Instadose Canada faces an inherent risk of exposure to product liability claims, regulatory action, and litigation of the Instadose Canada’s products alleging to have caused significant loss or injury. In addition, the manufacture and sale of cannabis and cannabis related products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of Instadose Canada’s products alone or in combination with other medications or substances could occur. Instadose Canada may be subject to various product liability claims, including, among others, that its products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claims or regulatory action against Instadose Canada could result in increased costs, could adversely affect Instadose Canada’s reputation, and could have a material adverse effect on Instadose Canada’s business and operational results.

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Product Recalls

Product manufacturers and distributors are sometimes required to recall or initiate returns of their products for various reasons, including product defects such as contaminations, unintended harmful side effects or interactions with other products, packaging safety and inadequate or inaccurate labeling disclosure. If any of Instadose Canada’s products are recalled, Instadose Canada could incur unexpected expense relating to the recall and any legal proceedings that might arise in connection with the recall. Instadose Canada may lose significant revenue due to loss of sales and may not be able to compensate for or replace that revenue. A recall of Instadose Canada’s products could lead to adverse publicity, decreased demand for Instadose Canada’s products and could have a material adverse effect on Instadose Canada’s results of operations and financial condition.

Maintaining and Promoting Instadose Canada’s Brand

Instadose Canada believes that maintaining and promoting its brand is critical to expanding its customer base. Maintaining and promoting Instadose Canada’s brand will depend largely on its ability to continue to provide quality, reliable, sustainable, and innovative products, which Instadose Canada may not do successfully. Maintaining and enhancing Instadose Canada’s brand may require it to make substantial investments, and these investments may not achieve the desired goals. If Instadose Canada fails to successfully promote and maintain its brand or if it incurs excessive expenses in this effort, Instadose Canada’s business and financial results from operations could be materially adversely affected.

Key Personnel Risk

Instadose Canada’s success and future growth will depend, to a significant degree, on the continued efforts of Instadose Canada’s directors and officers to develop the business and manage operations and on their ability to attract and retain key technical, scientific, sales and marketing staff or consultants. The loss of any key person or the inability to attract and retain new key persons could have a material adverse effect on the Instadose Canada’s business. Competition for qualified technical, scientific, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that Instadose Canada will be able to attract or retain key personnel in the future. Instadose Canada’s inability to retain and attract the necessary personnel could materially adversely affect Instadose Canada’s business and financial results from operations.

Fluctuations in Foreign Currency Exchange Rates

Instadose Canada is subject to foreign currency risk. The strengthening or weakening of the Canadian or US dollar versus other currencies of other countries in which it operates, will impact the translation of Instadose Canada’s net revenues generated in these foreign currencies into Canadian and US dollars. Instadose Canada imports certain ingredients in its products from foreign countries, and so may become forced to pay higher rates for Instadose Canada’s ingredients because of the weakening of the Canadian or US dollar.

Risks Related to Instadose Canada’s Prices

As the market for Instadose Canada’s products matures, or as new or existing competitors introduce new products or services that compete with ours, Instadose Canada may experience pricing pressure and be unable to renew its agreements with existing customers or attract new customers at prices that are consistent with Instadose Canada’s pricing model and operating budget. If this were to occur, it is possible that Instadose Canada would have to change its pricing model or reduce Instadose Canada’s prices, which could harm Instadose Canada’s revenue, gross margin, and operating results.

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Requirement to Generate Cash Flow for Financial Obligations

Instadose Canada currently has negative operating cash flows. Instadose Canada’s ability to generate sufficient cash flow from operations to make scheduled payments to its contractors, service providers and suppliers will depend on future financial performance, which will be affected by a range of economic, competitive, regulatory, legislative, and business factors, many of which are outside of Instadose Canada’s control. If Instadose Canada does not generate sufficient cash flow from operations to satisfy its contractual obligations, Instadose Canada may have to undertake alternative financing plans. Instadose Canada’s inability to generate sufficient cash flow from operations or undertake alternative financing plans would have an adverse effect on Instadose Canada’s business, financial condition and results or operations, as well as its ability to satisfy Instadose Canada’s contractual obligations. Any failure to meet Instadose Canada’s financial obligations could result in termination of key contracts, which could harm Instadose Canada’s ability to provide its products.

Uninsured or Uninsurable Risk

Instadose Canada may become subject to liability for risks which are uninsurable or against which Instadose Canada may opt out of insuring due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for usual business activities. Payment of liabilities for which insurance is not carried may have a material adverse effect on Instadose Canada’s financial position and operations.

Conflicts of Interest Risk

Certain of Instadose Canada’s directors and officers are, and may continue to be, involved in other business ventures in cannabis or hemp products and the nutraceutical industry through their direct and indirect participation in corporations, partnerships, joint ventures, etc. that may become potential competitors to Instadose Canada. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers’ conflict with or diverge from Instadose Canada’s interests. In accordance with the BCBCA, directors who have a material interest in any person who is a party to a material contract, or a proposed material contract are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors and officers are required to act honestly and in good faith with a view to Instadose Canada`s best interests. However, in conflict‑of‑interest situations, directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to Instadose Canada. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavourable to Instadose Canada.

Infectious Diseases and Global Virus Outbreaks

Emerging infectious diseases or the threat of outbreaks of viruses or other contagions or epidemic diseases, including the Covid‑19 outbreak, could have a material adverse effect on Instadose Canada by causing operational delays and disruptions (including as a result of government regulation and prevention measures), labour shortages and shutdowns, social unrest, breach of material contracts, government or regulatory actions or inactions, changes in tax laws, payment deferrals, increased insurance premiums, governmental disruptions, capital markets volatility, or other unknown but potentially significant responses or consequences. In addition, governments may impose strict emergency measures in response to the threat or existence of an infectious disease. The full extent and impact of the Covid‑19 pandemic is unknown and, to‑date, has included volatility in financial markets, a slowdown in economic activity and has also raised the prospect of a global recession.

The international response to Covid‑19 has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer activity. At this time, Instadose Canada cannot accurately predict what effects these conditions will have on its financial position and results of operations, including due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of the travel restrictions and business closures that have been or may be imposed by the governments of impacted regions. In addition, a significant outbreak of contagious diseases in the human population, such as Covid‑19, could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could result in a material adverse effect on demand for financial compliance services, investor confidence, and general financial market liquidity, all of which may adversely affect Instadose Canada’s business and the fair market value of the Instadose Canada Shares. Accordingly, any outbreak or threat of an outbreak of an epidemic disease or similar public health emergency, including Covid‑19, could have a material adverse effect on Instadose Canada’s business, financial condition, and results of operations. As at the date hereof, the duration of any business disruptions and related financial impact of the Covid‑19 outbreak cannot be reasonably estimated. It is unknown whether and how Instadose Canada may be affected if a pandemic, such as the Covid‑19 outbreak, persists for an extended period.

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Instadose Canada may Become Subject to Litigation

Instadose Canada may be named as a defendant in a lawsuit or regulatory action. Instadose Canada may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on Instadose Canada’s business, results of operations, sales, cash flow or financial condition.

Regulatory Risks

Regulatory Approvals and Permits

The activities of Instadose Canada are subject to regulation by governmental authorities of jurisdictions in which it or its partners operate. Achievement of Instadose Canada’s business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all regulatory approvals, where necessary, for the import, export and sale of its products. Instadose Canada may be required to obtain and maintain certain permits, licenses, and approvals in the jurisdictions where Instadose Canada’s products are licensed, although it does not currently anticipate that such approvals will be necessary. There can be no assurance that Instadose Canada will be able to obtain or maintain any necessary licenses, permits or approvals, and any material delay or inability to receive these items is likely to delay and/or inhibit Instadose Canada’s ability to conduct its business, and would have an adverse effect on Instadose Canada’s business, financial condition, and results of operations.

Potential Changes in Federal and State Laws and Regulations

If state and/or federal legislation changes or regulatory agencies amend their practices or interpretive policies, or expended its resources enforcing existing state and/or federal laws, such action(s) could have a materially adverse effect on; (a) Instadose Canada’s ability to obtain lawfully sourced raw materials; and (b) the manufacturing, marketing, distribution, and sale of Instadose Canada’s products in one or multiple jurisdictions, up to and including a complete interruption of its business. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to purchase Instadose Canada’s products, which would be detrimental. Instadose Canada cannot predict the nature of any future federal, state and/or laws, regulations, interpretations, or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

Intellectual Property Risks

Risks Related to Potential Inability to Protect Intellectual Property

Instadose Canada’s success is heavily dependent upon its intellectual property and technology. Instadose Canada licenses certain technology from third parties and there can be no assurance that it will be able to continue licensing these rights on a continuous basis. Instadose Canada relies upon copyrights, trade secrets, unpatented proprietary know‑how and continuing technology innovation to protect the technology that it considers important to the development of its business. Instadose Canada relies on various methods to protect its proprietary rights, including confidentiality agreements with its consultants, service providers and management that contain terms and conditions prohibiting unauthorized use and disclosure of its confidential information. However, despite Instadose Canada’s efforts to protect its intellectual property rights, unauthorized parties may attempt to copy or replicate its technology. There can be no assurances that the steps taken by Instadose Canada to protect its technology will be adequate to prevent misappropriation or independent third‑party development of its technology. It is likely that other companies can duplicate a production process like ours. To the extent that any of the above could occur, Instadose Canada’s revenue could be negatively affected, and in the future, Instadose Canada may have to litigate to enforce its intellectual property rights, which could result in substantial costs and divert management’s attention and its resources.

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Economic Risks

Global Economy Risk

The current Covid‑19 pandemic and, prior to that, the economic slowdown and downturn of global capital markets has generally made the raising of capital by equity or debt financing more difficult. If the Arrangement is not completed, Instadose Canada will be dependent upon the capital markets to raise additional financing in the future. Access to financing has been negatively impacted by the ongoing global economic downturn. As such, Instadose Canada is subject to liquidity risks in meeting development and future operating cost requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact Instadose Canada’s ability to raise equity or obtain loans and other credit facilities in the future and on terms favourable to it and management. If uncertain market conditions persist, the ability to raise capital could be jeopardized and thus have an adverse impact on operations and on the trading price of the Instadose Canada Shares on OTC Pink.

Trends, Risks and Uncertainties

Instadose Canada has sought to identify what it believes to be the most significant risks to its business, but it cannot predict whether, or to what extent, any of such risks may be realized nor can it guarantee that it has identified all possible risks that might arise. Investors should carefully consider all such risk factors before making an investment decision with respect to the Instadose Canada Shares.

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ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Instadose Canada’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Instadose Canada does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following discussion highlights the results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the audited financial statements contained in this Report, which we have prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”). You should read the discussion and analysis together with such financial statements and the related notes thereto.

In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day-to-day operations as of the date of this filing. However, new variants, travel restrictions, vaccine mandates and other related unknown factors could impact our operations directly and indirectly through our supply chain as other businesses may have to adjust, reduce or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. Instadose Canada is unable to predict the ultimate impact at this time.

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The following discussion highlights Instadose Canada’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Instadose Canada’s audited financial statements contained in this report, which were prepared in accordance with US GAAP. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The consolidated financial statements have been presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Instadose Canada has determined that the Canadian dollar is the most relevant and appropriate reporting currency as, despite continuing shifts in the relative size of our operations across multiple geographies, the majority of our operations are conducted in Canadian dollars and our financial results are prepared and reviewed internally by management in Canadian dollars.

The audited financial statements of Instadose Canada for the fiscal years ended May 31, 2021 and 2020, and the unaudited financial statements for the three months ended August 31, 2021 and 2020, include a summary of our significant accounting policies and should be read in conjunction with the discussion below.

In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited and unaudited financial statements. All such adjustments are of a normal recurring nature.

Results of Operations:

For the Three Months Ended August 31, 2021 and 2020 (Unaudited)

	For the Three Months Ended August 31,
	2021	2020	$ Change	% Changes
General and administrative expenses	$9,197,967	$3,928,390	$5,259,577	134%
Loss from operations	(9,197,967)	$(3,029,390)	(5,269,577)	134%
Other income (expense)
Amortization of intangible asset-related party	(458,258)	(458,258)	-	-
Foreign currency transaction gain (loss)	(12,387)	39,476	(51,863)	-131%
Total other expense-net	(470,645)	(418,782)	(51,863)	12%

Net loss	$(9,668,612)	$(4,347,172)	$(5,321,440)	122%

General and Administrative Expenses

During the three months ended August 31, 2021 and 2020, we incurred general and administrative expenses of $9,197,967 and $3,928,390, respectively, primarily consisting of stock-based compensation (stock and option grants), salaries, consulting fees and legal fees.

Amortization of Intangible Asset

During the three months ended August 31, 2021 and 2020, we recorded amortization of an intangible asset of $458,258 and $458,258, respectively, this related to payments made to the DRC related to receiving rights to access land to execute Instadose Canada’s operations as well as the acquisition of exclusive international rights to monetize its cannabis operations.

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Net loss

For the three months ended August 31, 2021 and 2020, we incurred a net loss of $9,668,612 and $4,347,172, respectively. The net loss is primarily attributable to general and administrative expenses as discussed above.

Cash Flows:

	For the Three Months Ended August 31,
	2021	2020
General and administrative expenses	$9,197,967	$3,928,390
Loss from operations	(9,197,967)	$(3,029,390)
Other income (expense)
Amortization of intangible asset-related party	(458,258)	(458,258)
Foreign currency transaction gain (loss)	(12,387)	39,476
Total other expense-net	(470,645)	(418,782)

Net loss	$(9,668,612)	$(4,347,172)

Operating Activities:

During the three months ended August 31, 2021, net cash used in operating activities was $610,974. Activity during this period primarily related to a net loss of $9,668,612, offset by increases for amortization of intangible rights of $458,258, common stock issued for services of $5,384,818, common stock issued for services – related parties of $2,600,000, accrued compensation of $377,083, recognition of stock-based compensation related to stock options of $402,500. Decreases included accounts payable and accrued expenses of $198,597.

During the three months ended August 31, 2020, net cash used in operating activities was $68,403. Activity during this period primarily related to a net loss of $4,347,172, offset by increases for amortization of intangible rights of $458,258, common stock issued for services of $1,300,000, common stock issued for services – related parties of $2,000,000, accrued compensation of $387,500.

Investing Activities:

During the three months ended August 31, 2021, net cash used in investing activities was $1,115,746. Activity during this period primarily related to advances to a joint venture (related party) of $579,849 and purchase of equipment of $473,812.

During the three months ended August 31, 2020, net cash used in investing activities was $58,901. Activity during this period was solely for advances to a joint venture (related party) of $58,901.

Financing Activities:

During the three months ended August 31, 2021, net cash provided by financing activities was $1,696,949. Activity during this period primarily related to advances from a related party of $1,712,011.

During the three months ended August 31, 2020, net cash provided by financing activities was $131,497. Activity during this period was solely for advances from a related party of $131,497.

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Liquidity, Going Concern and Management’s Plans

These unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying unaudited consolidated financial statements, for the three months ended August 31, 2021, Instadose Canada had:

(i)	Net loss of $9,668,612; and

(ii)	Net cash used in operations was $610,974.

Additionally, at August 31, 2021, Instadose Canada had:

(i)	Accumulated deficit of $144,581,953;

(ii)	Stockholders’ deficit of $1,525,301; and

(iii)	Working capital deficit of $47,838,207.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Registrant has cash on hand of $4,837 at August 31, 2021. Once business operations commence during fiscal year end May 31, 2022, Instadose Canada expects to generate sufficient revenues and positive cash flows from operations to meet its current obligations. However, Instadose Canada may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain. Currently, Instadose Canada expects to incur losses from operations and have negative cash flows from operating activities for the near-term.

Instadose Canada continues to receive additional funding from its Chairman and Chief Executive Officer on an as needed basis.

As Instadose Canada begins its business operations, we note that in recent years, the actions of governments around the world have signaled a significant change in attitudes towards cannabis, have either formally legalized medical cannabis access or established government efforts to explore the legalization of medical cannabis access. Therefore, opportunities continue to exist for Instadose Canada to operate in jurisdictions where governments have established, or are actively moving towards, a legal framework.

These factors create substantial doubt about Instadose Canada’s ability to continue as a going concern within the twelve-month period subsequent to the date that these consolidated financial statements are issued. The consolidated financial statements do not include any adjustments that might be necessary if Instadose Canada is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes Instadose Canada will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

(i)	Execute business operations during fiscal year May 31, 2022;

(ii)	Create new joint venture relationship partners and operating subsidiaries throughout the world in order to expand the Global Distribution Platform to new geographical markets; and

(iii)	Continue to secure new supply agreements from pharmaceutical industry companies for Medicinal Cannabis and Cannabinoid Oil.

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Results of Operations

	For the Years Ended May 31,
	2021	2020	$ Change	% Changes
General and administrative expenses	$32,088,694	$94,293,529	$(62,204,835)	-65.97%
Loss from operations	(32,088,694)	$(94,293,529)	62,104,835	-65.97%
Other income (expense)
Amortization of intangible asset-related party	(1,833,031)	(1,833,031)	-	0.00%
Settlement expense	(2,481,338)	-	(2,481,338)	0.00%
Foreign currency transaction gain (loss)	117,454	(28,142)	145,596	-517.36%
Total other expense	(4,196,915)	(1,861,173)	(2,335,742)	125.50%

Net loss	$(36,285,609)	$(96,154,702)	$59,869,093	-62.26%

For the Years Ended May 31, 2021 and 2020

General and Administrative Expenses

During the years ended May 31, 2021 and 2020, we incurred general and administrative expenses of $32,088,694 and $94,293,529, respectively, primarily consisting of stock-based compensation, salaries, consulting fees, legal fees and professional fees.

Amortization of Intangible Asset

During the years ended May 31, 2021 and 2020, we recorded amortization of an intangible asset of $1,833,031 and $1,833,031, respectively, this related to payments made to the DRC related to receiving rights to access land to execute Instadose Canada’s operations as well as the acquisition of exclusive international rights to monetize its cannabis operations.

Settlement Expense

During the year ended May 31, 2021, Instadose Canada recorded a settlement expense of $2,481,338 related to amounts paid to a third-party vendor consisting of cash due of $359,310, common stock payable of $800,000 and impairment of a previously paid deposit of $1,322,028.

Net loss

For the years ended May 31, 2021 and 2020, we incurred a net loss of $36,285,609 and $96,154,702, respectively. The net loss is primarily attributable to general and administrative expenses as discussed above.

Cash Flows

	For the Years Ended May 31,
	2021	2020
Net cash used in operating activities	$(902,497)	$(808,246)
Net cash used in investing activities	(959,194)	(625,247)
Net cash provided by financing activities	1,894,480	1,347,728
Net increase (decrease) in cash	$32,789	$(85,765)

Operating Activities:

During the year ended May 31, 2021, net cash used in operating activities was $902,497. Activity during the year primarily related to a net loss of $36,285,609, offset by increases for amortization of intangible rights of $1,833,031, common stock issued for services of $13,446,846, common stock issued for services – related parties of $15,545,712, settlement expense of $1,322,028, accounts payable and accrued expenses of $991,142, accrued compensation of $1,383,333 and common stock payable of $800,000.

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During the year ended May 31, 2020, net cash used in operating activities was $808,246. Activity during the year primarily related to a net loss of $96,154,702, offset by increases for amortization of intangible rights of $1,833,031, common stock issued for services of $80,463,336, common stock issued for services – related parties of $11,000,000, accounts payable and accrued expenses of $571,197 and accrued compensation of $1,468,334.

Investing Activities:

During the year ended May 31, 2021, net cash used in investing activities was $959,194. Activity during this year primarily related to advances to a joint venture (related party) of $929,313.

During the year ended May 31, 2020, net cash used in investing activities was $625,247. Activity during this year primarily related to purchase of equipment of $625,097.

Financing Activities:

During the year ended May 31, 2021, net cash provided by financing activities was $1,894,480. Activity during this year primarily related to advances from a related party of $3,059,990 and repayments of advances to related party of $1,122,874.

During the year ended May 31, 2020, net cash provided by financing activities was $1,347,728. Activity during this year primarily related to repayments of advances to related party of $3,601,674 and stock issued for cash of $4,956,402 (net of offering costs of $22,500).

Liquidity, Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying consolidated financial statements, for the year ended May 31, 2021, Instadose Canada had:

(i)	Net loss of $36,285,609; and

(ii)	Net cash used in operations was $902,497.

Additionally, at May 31, 2021, Instadose Canada had:

(i)	Accumulated deficit of $134,913,341;

(ii)	Stockholders’ deficit of $244,007; and

(iii)	Working capital deficit of $45,896,979.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. Instadose Canada has cash on hand of $34,608 at May 31, 2021. On December 25, 2021, Instadose Canada delivered 2,125 kgs of medicinal cannabis to the IDP Macedonia Production Facility located in North Macedonia. Pursuant to the terms of the North Macedonia JV Agreement, Instadose Canada expects to receive net revenues by the end of the first quarter in 2022. Upon continued successful implantation of its business plan, Instadose Canada expects to generate sufficient revenues and positive cash flows from operations to meet its ongoing obligations.

Instadose Canada continues to receive additional funding from its Chairman and Chief Executive Officer on an as needed basis.

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As Instadose Canada begins its business operations, we note that in recent years, the actions of governments around the world have signaled a significant change in attitudes towards cannabis, have either formally legalized medical cannabis access or established government efforts to explore the legalization of medical cannabis access. Therefore, opportunities continue to exist for Instadose Canada to operate in jurisdictions where governments have established, or are actively moving towards, a legal framework.

These factors create substantial doubt about Instadose Canada’s ability to continue as a going concern within the twelve-month period subsequent to the date that these consolidated financial statements are issued. The consolidated financial statements do not include any adjustments that might be necessary if Instadose Canada is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes Instadose Canada will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

(i)	Continue to implement its business plan during fiscal year May 31, 2022;

(ii)	Create new joint venture relationship partners and operating subsidiaries throughout the world in order to expand the Global Distribution Platform to new geographical markets; and

(iii)	Continue to secure new supply agreements from pharmaceutical industry companies for medicinal cannabis and cannabinoid oil.

ITEM 3. PROPERTIES

Instadose Canada’s head office is located at 5500 North Service Road, Suite 301, Burlington, Ontario, L7L 6W6. The head office consists of 3,044 square feet. The head office is leased for a term of five years commencing November 1, 2018 and expiring on November 30, 2023. The head office is leased at a monthly base rent rate of $4,819.67.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities of Instadose Canada Beneficially Owned, Directly, or Indirectly over which Control or Direction is Exercised. (1)

Name and Province or State and Country of Residence	Positions(s)/Title	Instadose Canada Shares (Percentage of Instadose Canada Shares Outstanding)(2)
Grant F. Sanders	Chief Executive Officer, Chairman, and Director, Instadose Canada(3)	1,864,934 (0.55%)
Lawrence M. Acton	Chief Operating Officer, Instadose Canada	6,000,000(4) (1.76%)
Loren S. Greenspoon	Chief Legal Officer, Instadose Canada	6,500,000(5) (1.91%)
Alex Wylie	Chief Financial Officer and Director, Instadose Canada	2,000,000 (0.59%)
Edward Borkowski	Director, Instadose Canada(6)	4,200,000 (1.23%)
Ann Barnes	Director, Instadose Canada	850,000(7) (0.25%)
Peter Wirth	Director, Instadose Canada	525,000 (0.15%)
Lt. General (ret’d) the Honorable Andrew Leslie	Director, Instadose Canada	1,000,000(8) (0.29%)
Officers and Directors as a Group		22,939,934 (6.73%)
Daniel Guy 121 Harrington Sound Road Smiths, Bermuda HS 02	10% shareholder	37,710,448 (11.06%)
Claudia Maria Hillmeier 10 Old Fort Bay Nassau, NP Bahamas	10% shareholder	38,702,985 (11.35%)

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Notes:

(1)

Information as to securities of Instadose Canada beneficially owned, or over which control or direction is exercised, not being within the knowledge of Instadose Canada, has been furnished by the respective directors and officers.

(2)	Assumes 340,993,096 Instadose Canada Shares issued and outstanding.
(3)	Mr. Sanders has agreed to resign as Chief Executive Officer of Instadose Canada effective as of January 1, 2022.
(4)	Includes 3,000,000 Instadose Canada Shares held by Mr. Acton’s spouse.
(5)	Includes 2,000,000 Instadose Canada Shares held by an associated entity of Mr. Greenspoon
(6)	Mr. Borkowski and Instadose Canada have entered into an employment agreement to serve Instadose Canada as the company’s Chief Executive Officer effective January 1, 2022.
(7)	Held by an associated entity of Ms. Barnes.
(8)	Held by an associated entity of Mr. Leslie.

Prior to closing of the Plan of Arrangement (i) the directors and executive officers of Instadose Canada owned or exercised control or direction of a total of 22,939,934 Instadose Canada Shares, being approximately 6.73% of the total issued and outstanding Instadose Canada Shares.25

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Name, Province or State and Country of Residence	Director Since (1)	Present Principal Occupation and Positions Held during the Preceding Five Years (2)
Grant F. Sanders, Bahamas	February 8, 2019

Chief Executive Officer, Chairman, and Director of Instadose Canada; Chief Executive Officer, Chairman, and Director of GlobAgro Corporation; Former Chief Executive Officer, Chairman, and Director of Hydropower Technologies Inc.

Edward Borkowski(3), Florida, U.S.A.	October 18, 2021

Executive Vice-President, Operations Therapeutics MD from 2020 up to joining Instadose Canada; Executive Vice-President & Interim Chief Financial Officer, MiMedx Group, Inc. from April 2018 to December 2019; Executive Vice-President and Chief Financial Officer, Aceto Corporation from February 2018 to April 2018; Executive Vice-President, Concordia International from February 2016 to May 2017; and Chief Financial Officer, Amerigen Pharmaceuticals from September 2013 to February 2016

Lt. General (ret’d) the Honourable Andrew Leslie, Ontario, Canada	October 18, 2021

Member of Advisory Team, Instadose Canada; Parliamentary Secretary Global Affairs, US-Relations and Global Affairs from 2017 to 2020; Member of Parliament for the riding of Orleans and Chief Government Whip from 2015 to 2017; Strategic Risk and Cyber Resilience Advisor from 2012 to 2015

Alex Wylie, Alberta, Canada	October 18, 2021	Chief Financial Officer, Instadose Canada; President & CEO, Director of ACT Medical Centres Inc. from 2017 to 2021; President & CEO, Director of Bruin Oil & Gas Inc. from 2014 to 2016
Ann Barnes, Ontario, Canada	February 22, 2021	Chief Executive Officer and founder of Edica Group Inc. (c.o.b. as Edica Naturals) since 2015; Director of Red Light Holland Corp. since May 2020; and Director of Instadose Canada
Peter Wirth, Bahamas	February 22, 2021	Retired in September 2020 as Managing Director and Chief Executive Officer of Julius Baer Bank (Bahamas) Ltd; and Director of Instadose Canada

Notes:

(1)

Each director’s term will continue until the next annual meeting of Instadose Canada shareholders or until the director resigns, becomes ineligible or unable to serve or until his or her successor is elected or appointed.

(2)	The information as to principal occupations of the Nominees, not being within the direct knowledge of Instadose Canada, has been furnished by the respective Nominees.
(3)	Mr. Borkowski and Instadose Canada entered into an employment agreement to serve Instadose Canada as the company’s Chief Executive Officer following the completion of the Plan of Arrangement.

__________________________

25 Determined by dividing 22,939,934 Instadose Shares by 340,993,096 Instadose Shares issued and outstanding.

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Grant F. Sanders

Grant F. Sanders is an entrepreneur who has founded several successful businesses. He has experience and training in various fields including finance, manufacturing, and agriculture. He sees the potential of high value agricultural pharmaceutical crops as a global renewable resource that is a catalyst for change and the potential for these emerging global commodities to transform the third world and supply the demand of the first. Instadose Canada is uniquely positioned to exponentially grow in this new and emerging global market.

Mr. Sanders has been developing agricultural platforms in the DRC for more than 20 years. He currently sits on the board for several businesses involved in agriculture, property and real‑estate development and has extensive experience in private banking as well as global asset structuring, and corporate finance.

Edward Borkowski

Edward Borkowski has served as Executive Vice President, Operations of TherapeuticsMD since 2020. Prior to joining TherapeuticsMD, Mr. Borkowski served as: (i) Executive Vice President and interim Chief Financial Officer of MiMedx Group Inc. (Nasdaq: MDGX) from April 2018 to December 2019, (ii) Chief Financial Officer of Aceto Corporation (Nasdaq: ACET) from February 2018 to April 2018, and (iii) director and held several executive positions with Concordia International, an international specialty pharmaceutical company, from May 2015 to February 2018. From March 2013 to March 2016, Mr. Borkowski served as Acting Chief Financial Officer of Amerigen Pharmaceuticals, a generic pharmaceutical company with a focus on oral, controlled release products. Edward is currently a director of AzurRx BioPharma Inc. (Nasdaq: AZRX) and Acacia Pharma Group Plc (Euronext Brussels: ACPH), and a Trustee of Allegheny College. Mr. Borkowski previously served as a director of Co-Diagnostics, Inc. (Nasdaq: CODX) from May 2017 to June 2019. Mr. Borkowski previously served in executive roles at ConvaTec, CareFusion Corporation and Mylan N.V. and began his career with Arthur Andersen & Co.

Mr. Borkowski and Instadose Canada entered into an employment agreement to serve Instadose Canada as its Chief Executive Officer following the completion of the Plan of Arrangement. The Borkowski commencement date is expected to occur on or around January 1, 2022.

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Mr. Borkowski earned his degree in Economics and Political Science from Allegheny College and received an MBA in accounting from Rutgers University.

Lt. General (ret’d) the Honourable Andrew Leslie

General Andrew Leslie has been a soldier, business leader, Federal parliamentarian, Chief Government Whip and board director with corporate, charitable and government organizations. His value proposition is extensive training and practical experience in leadership, governance, succession planning/leader selection/mentoring, strategic planning and risk and crisis management. He has extensive knowledge of Canada’s place in the world, international trade, Canada-US relations, and cyber security. He is a loyal team player who speaks his mind as required.

His career in the Canadian Armed Forces culminated as the Commander/CEO of the Canadian Army for four years during the latest Afghan War, where he was responsible for the leadership of 57,000 people, their equipment, training, a multi-billion dollar budget and related equipment programs.

After international tours with both the UN and NATO in peacekeeping and war and numerous Canadian and international awards and decorations, he joined a large Canadian corporation as a senior Vice President, working on network operations and cyber security with U.S. and Canadian clients. He was subsequently involved in various cyber security companies as a board director and mentor, and larger ones for corporate strategy and governance as a consultant; as well as half a dozen charitable boards ranging from simple to complex. Elected as the Federal MP representing the riding of Orleans in 2015, he was Chief Government Whip and a member of the Privy Council of Canada, attending the Results and Risk Management Cabinet Committee. In January 2017 the Prime Minister focused him on Canada-U.S. relations as Parliamentary Secretary for Global Affairs, and he attended the relevant cabinet committee on Trade. He has spent considerable time in the U.S. and across Canada interacting with military and business leaders, Governors and Congress on trade-related issues.

A graduate of numerous military courses on leadership, governance, ethics, strategy, tactics, equipment acquisition and risk management, General Leslie’s education includes the University of Ottawa (Economics), the Royal Military College (MA/Strategic Studies), the University of London (U.K.), as well as executive courses at the Harvard Business School and the Canadian Forces Colleges, and he is a recent graduate of the Institute of Directors Education program from the Rotman School of Management. In 2021 he was conferred the degree of Doctor (honoris causa) from the Royal Military College. He currently lives in Ottawa and is bilingual (English/French). He chose not to run in 2019 Federal election and now sits on various corporate boards and provides strategic advice to selected clients.

Alex Wylie

Alex Wylie has over 25 years of business experience and has served in the role of Chief Financial Officer and Chief Executive Officer for multiple public and private companies. Mr. Wylie currently serves Instadose Canada as its Chief Financial Officer. From 2017 to May 2021, Mr. Wylie was CEO of ACT Medical Centres. ACT is an organization that owns and operates medical centres and pharmacies throughout the Province of Alberta. From 2014 to 2016, Mr. Wylie was President, CEO, and a director of Bruin Oil and Gas, a private oil and gas company that was sold to Karve Energy. From 2009 to 2013, Mr. Wylie was Vice-President and CFO of Renegade Petroleum, a public oil and gas company that was eventually sold to Spartan Energy. In 2009, Mr. Wylie was Executive Vice-President of Finance of Renegade Oil and Gas, a private oil and gas company that was sold to Legacy Oil and Gas. From 2005 to 2009, Mr. Wylie was Managing Director and lead the Energy Investment Banking Group for Stifel Financial Corp. (formerly Westwind Partners).

Mr. Wylie received his Chartered Accountant designation in 1993 and graduated from the University of Western Ontario with a degree in Economics.

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Ann Barnes

Ann Barnes began her career acting as corporate counsel for several private and publicly listed companies including Manulife Financial, TSN, Cott Corporation, Alliance Atlantis Communications Inc. and Insight Sports.

Since leaving her legal career, Ann founded and operated numerous companies in emerging industries. She began North America’s first chia company Source Salba Inc. and owned and operated Mum’s Original which is one of North America’s first hemp and superfood companies. She has published two best selling health and wellness cookbooks and is a well-respected public speaker. Ms. Barnes has a popular Tedx Talk watched over 750,000 times and translated into both American sign language and Arabic.

Ms. Barnes is the original founder, investor, and Chairperson of the world’s first legally licensed medicinal cannabis producing company: Peace Naturals Project Inc. Peace Naturals was subsequently purchased by Cronos Group Inc. and later by Altira (Marlborough) (NASDAQ:CRON).

Ms. Barnes is an active director of Red Light Holland Corp. (CSE ticker: TRIP), a legal producer and distributor of psilocybin truffles within the Netherlands. The company intends to contribute to the advancement and awareness of psilocybin and promote its potential for further research and study.

Ms. Barnes currently acts as an advisor to Oasis Adaptations Inc. Oasis is focused on functional mushrooms and adaptogens in consumer-packaged food and plant-based supplements for the millennial demographic.

Ms. Barnes is currently the Founder and CEO of Edica Group Inc. (c.o.b. as Edica Naturals), a natural and plant-based supplement and topical beauty product company.

Peter Wirth

Peter Wirth has been working in the financial services industry for more than 30 years. During this time, Mr. Wirth has gained experience in various aspects of the banking and trust profession.

Mr. Wirth started his career in Switzerland where he also received his formal education. From 1996-1999, Mr. Wirth worked in Singapore where he was heading the Bank Leu Representative Office. In 2000, Mr. Wirth was transferred to Nassau, Bahamas where he ran Bank Leu and then its successor company Clariden Leu until the bank was integrated into Credit Suisse in April 2012. On December 31, 2013, Mr. Wirth retired from Credit Suisse and became an independent consultant.

In November 2018, Mr. Wirth joined Julius Baer Bank (Bahamas) Ltd., Nassau, Bahamas as CEO. Mr. Wirth retired from this position when Julius Baer was sold in September 2020.

Penalties, Sanctions and Bankruptcies

There are no penalties or sanctions that have been in effect during the last ten (10) years against any Nominee or against an issuer of which any of the Nominees was an executive officer, director, or control person. No declaration of bankruptcy, voluntary assignment in bankruptcy, proposal under any bankruptcy or insolvency legislation, proceedings, arrangement or compromise with creditors or appointment of a receiver, receiver manager or trustee to hold assets, has been in effect during the last ten (10) years about any of the Nominees or any issuers of which any of the Nominees was an executive officer, director, or control person at that time.

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ITEM 6. EXECUTIVE COMPENSATION

Under applicable securities legislation, Instadose Canada is required to disclose certain financial and other information relating to the compensation of the Chief Executive Officer, the Chief Financial Officer and the most highly compensated executive officers of Instadose Canada as at the date of this Form 8-K whose total compensation was more than $150,000 for the financial year of Instadose Canada ended May 31, 2021 and 2020, other than for the Chief Executive Officer and the Chief Financial Officer and for the directors of Instadose Canada.

Summary of Employee Compensation and Incentives

The following table sets out all direct and indirect compensation for, or in connection with, services provided to Instadose Canada and its subsidiaries for the two most recently completed financial years ended May 31, 2021 and 2020, in respect of the named executive officers as well as the directors of Instadose Canada.

STATEMENT OF EXECUTIVE COMPENSATION
Name and Position	Year	Salary, Consulting Fee, Retainer or Commission	Bonus Shares	Committee or Meeting Fees	Value of Perquisites	Value of all Other Compensation	Total Compensation (13)
Grant F. Sanders,(1) Chairman	2020 2021	Nil (2) Nil (2)	1,000,000(3) 0(3)	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Edward Borkowski,(4)	2020 2021	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a
Lawrence M. Acton, Chief Operating Officer	2020 2021	Nil (5) Nil (5)	1,000,000(6) 0(6)	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Loren S. Greenspoon, Chief Legal Officer	20202021	Nil (7) Nil (7)	1,000,000(8) 0(8)	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Alex Wylie,(9) Chief Financial Officer	20202021	n/a Nil	n/a 0(10)	n/a n/a	n/a n/a	n/a n/a	n/a n/a
Terry Wilshire,(11) Former Chief Risk Officer	2020 2021	Nil n/a	2,000,000(12) n/a	Nil n/a	Nil n/a	Nil n/a	Nil n/a

Notes:

(1)	Mr. Sanders resigned as the Chief Executive Officer of Instadose Canada upon completion of the Plan of Arrangement.
(2)

Mr. Sanders’ employment agreement dated February 8, 2019 provided Mr. Sanders with an annual salary of $350,000 as well as the option to receive up to three million (3,000,000) Instadose Canada Shares (“Bonus Shares”) as additional compensation exercisable as to one million (1,000,000) Bonus Shares on each of the first, second, and third‑year anniversaries of his employment with Instadose Canada. Mr. Sanders elected instead to receive nil compensation in each of 2021 and 2020.

(3)

Represents those Bonus Shares exercisable by Mr. Sanders effective the first and second anniversaries of his employment with Instadose Canada. Mr. Sanders’ final tranche of one million (1,000,000) Bonus Shares became subject to accelerated vesting in connection with completion of the Plan of Arrangement. Mr. Sanders elected to receive all 3,000,000 Bonus Shares effective the completion date of the Plan of Arrangement.

(4)

Mr. Borkowski has entered into an employment agreement to serve Instadose Canada as Chief Executive Officer upon completion of the Plan of Arrangement. Instadose Canada agreed to provide Mr. Borkowski with the option to receive up to six million (6,000,000) bonus shares as additional compensation, exercisable as to three million (3,000,000) bonus shares following execution of the Borkowski employment agreement (the “Employment Agreement Bonus Shares”) and as to one million (1,000,000) bonus shares on each of the first, second, and third-year anniversaries of his employment with Instadose Canada. Mr. Borkowski has elected to receive the Employment Agreement Bonus Shares.

(5)

Mr. Acton’s employment agreement dated August 1, 2019 provided Mr. Acton with an annual salary of $250,000 as well as the option to receive up to three million (3,000,000) Instadose Canada Shares (“Bonus Shares”) as additional compensation exercisable as to one million (1,000,000) Bonus Shares on each of the first, second, and third‑year anniversaries of his employment with Instadose Canada. Mr. Acton elected instead to receive nil compensation in each of 2020 and 2021.

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(6)

Represents those Bonus Shares exercisable by Mr. Acton effective the first and second anniversaries of his employment with Instadose Canada. Mr. Acton’s final tranche of one million (1,000,000) Bonus Shares became subject to accelerated vesting in connection with completion of the Plan of Arrangement. Mr. Acton elected to receive all 3,000,000 Bonus Shares effective the completion date of the Plan of Arrangement.

(7)

Mr. Greenspoon’s employment agreement dated February 8, 2019 provided Mr. Greenspoon with an annual salary of $250,000 as well as the option to receive up to three million (3,000,000) Instadose Canada Shares (“Bonus Shares”) as additional compensation exercisable as to one million (1,000,000) Bonus Shares on each of the first, second, and third‑year anniversaries of his employment with Instadose Canada. Mr. Greenspoon elected to receive nil compensation in each of 2020 and 2021.

(8)

Represents those Bonus Shares exercisable by Mr. Greenspoon effective the first and second anniversaries of his employment with Instadose Canada. Mr. Greenspoon’s final tranche of one million (1,000,000) Bonus Shares became subject to accelerated vesting in connection with completion of the Plan of Arrangement. Mr. Greenspoon elected to receive all 3,000,000 Bonus Shares effective the completion date of the Plan of Arrangement.

(9)

Mr. Wylie’s employment agreement dated May 21, 2021 provided Mr. Wylie with an annual salary of $250,000 as well as the option to receive up to four million (4,000,000) Instadose Canada Shares (“Bonus Shares”) as additional compensation exercisable as to one million (1,000,000) Bonus Shares on September 15, 2021 and one million (1,000,000) Bonus Shares on each of the first, second, and third‑year anniversaries of his employment with Instadose Canada. Mr. Wylie has elected to receive nil compensation to date.

(10)

Represents those Bonus Shares exercisable by Mr. Wylie effective as to 1,000,000 Bonus Shares on September 15, 2021 and 1,000,000 Bonus Shares subject to accelerated vesting in connection with completion of the Plan of Arrangement. Mr. Wylie elected to receive 2,000,000 Bonus Shares effective the completion date of the Plan of Arrangement.

(11)

Mr. Wilshire served as Instadose Canada’s Chief Risk Officer from May 1, 2019 to October 9, 2020. Thereafter, Mr. Wilshire assumed the role of the Registrant. Mr. Wilshire’s employment agreement with Instadose Canada dated May 1, 2019 provided Mr. Wilshire with an annual salary of $250,000 as well as the option to receive up to three million (3,000,000) Instadose Canada Shares (“Bonus Shares”) as additional compensation exercisable as to one million (1,000,000) Bonus Shares on each of the first, second, and third‑year anniversaries of his employment with Instadose Canada. Mr. Wilshire elected instead to receive nil compensation in 2020. On October 9, 2020, Mr. Wilshire agreed to serve the Registrant as President. In doing so, Instadose Canada agreed to fully vest all of Mr. Wilshire’s Bonus Shares for Mr. Wilshire’s year of employment with Instadose Canada ending April 30, 2021.

(12)	Represents those Bonus Shares exercised by Mr. Wilshire effective the completion date of the Plan of Arrangement.
(13)

Executives of Instadose Canada receive medical, dental, and life insurance under Instadose Canada’s company health plan. The dollar value of the monthly premiums paid by Instadose Canada on behalf of the Executives are de minimus and not listed as additional compensation to the Executives hereunder.

Executive Employment, Consulting and Management Agreements

See below “Management Team – Executive Employment Agreements for a description of the material terms of each agreement or arrangement under which compensation was to be provided during the most recently completed fiscal year or is payable in respect of employment, consulting or management services provided to Instadose Canada or any of its Subsidiaries that were performed by a director of Named Executive Officer.

Board of Directors

The board of directors of Instadose Canada (the “Instadose Canada Board”) is responsible for supervising the management of the business and affairs of Instadose Canada. The Instadose Canada Board is currently comprised of two (2) independent directors. The independent directors are Ann Barnes and Peter Wirth who are independent as such term is contemplated under National Instrument 58‑101 – Disclosure of Corporate Governance Practices.

Instadose Canada has entered into director agreements with the independent directors, which agreements provide for compensation for serving as an Instadose Canada Board member and contains indemnities of such directors to the extent possible under applicable law.

Management Team – Executive Employment Agreements

Instadose Canada has entered into executive employment agreements with senior executives of Instadose Canada Under each employment agreement, each Executive is required to work full‑time for Instadose Canada and is eligible to receive Bonus Shares for each completed year of service to Instadose Canada under their respective employment agreements. Each employment agreement continues for a three (3) year period unless terminated earlier in accordance with the terms of the employment agreement and includes customary non‑competition and non‑solicitation provisions during the term of the employment agreement and for a period of up to twelve (12) months thereafter.

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Grant F. Sanders, Chief Executive Officer

Instadose Canada and Mr. Sanders entered into an employment agreement on February 8, 2019 to officially serve Instadose Canada in the capacity of Chief Executive Officer. Mr. Sanders’ employment agreement provided Mr. Sanders with an annual salary of $350,000 as well as the option to receive up to three million (3,000,000) Bonus Shares as additional compensation exercisable as to one million (1,000,000) Bonus Shares on each of the first, second, and third years of completed service to Instadose Canada. The right to receive the Bonus Shares is cumulative so that to the extent that not all Bonus Shares are exercised immediately following completion of any vesting period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Bonus Shares which have vested, for a period of twelve (12) months commencing on the date of the earlier to occur of the following: (i) the date Mr. Sanders’ employment under his employment agreement is terminated by Instadose Canada for cause, (ii) the date Mr. Sanders’ employment under his employment agreement is terminated by Instadose Canada without cause; (iii) the date Mr. Sanders’ employment under his employment agreement is terminated by Mr. Sanders, and (iv) the date that a qualifying event (such as the Plan of Arrangement) involving Instadose Canada shall occur. Should Mr. Sanders’ employment under his employment agreement be terminated, or upon the occurrence of a qualifying event (such as the Plan of Arrangement), at any time prior to the completion of Mr. Sanders’ third year of service to Instadose Canada under his employment agreement, the following Bonus Shares shall be deemed to have been vested for the purposes of calculating the number of Bonus Shares available to be received by Mr. Sanders prior to the expiration of the Bonus Share exercise period: (i) in the event of a termination for cause of Mr. Sanders’ employment, those Bonus Shares vested to Mr. Sanders for each completed year of service to Instadose Canada prior to the year in which Mr. Sanders is terminated; (ii) in the event of a termination without cause of Mr. Sanders’ employment, those Bonus Shares vested to Mr. Sanders for each completed year of service to Instadose Canada prior to the year in which Mr. Sanders’ employment is terminated as well as those Bonus Shares that would have vested to Mr. Sanders following completion of the year of service in which Mr. Sanders’ employment is terminated; (iii) in the event of an executive termination, those Bonus Shares vested to Mr. Sanders for each completed year of service to Instadose Canada prior to the year in which the executive termination shall occur; and (iv) in the event of a qualifying event (such as the Plan of Arrangement), all of the Bonus Shares available to be accepted by Mr. Sanders.

Mr. Sanders agreed to resign as Chief Executive Officer effective January 1, 2022. Mr. Sanders remains Chairman of Instadose Canada.

Edward Borkowski, Chief Executive Officer

Instadose Canada and Mr. Borkowski entered into an employment agreement to officially serve Instadose Canada in the capacity of Chief Executive Officer effective following completion of the Plan of Arrangement. Mr. Borkowski’s employment agreement provided Mr. Borkowski with a minimum net salary of US$25,000 per month for the first six (6) months of his employment agreement increasing thereafter to a minimum net salary of US$30,000 (or such other amount as the Instadose Canada Board shall approve) per month for the remainder of the first year of his employment agreement. Thereafter, Mr. Borkowski’s salary shall increase to a minimum salary of US$450,000 to US$500,000 in the second year of his employment agreement followed by a minimum salary of US$500,000 to US$750,000 in the third and final year of his employment agreement. Additionally, Instadose Canada agreed to provide Mr. Borkowski with the option to receive up to six million (6,000,000) Instadose Canada Shares (“Bonus Shares’) as additional compensation exercisable as to three million (3,000,000) Bonus Shares following execution of Mr. Borkowski’s employment agreement (the “Retention Bonus Shares’) and as to one million (1,000,000) Bonus Shares on upon completion of each of the first, second, and third years of service to Instadose Canada. The right to receive the Bonus Shares is cumulative so that to the extent that not all Bonus Shares are exercised immediately following completion of any vesting period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Bonus Shares which have vested, for a period of twelve (12) months commencing on the date of the earlier to occur of the following: (i) the date Mr. Borkowski’s employment under his employment agreement is terminated by Instadose Canada for cause, (ii) the date Mr. Borkowski’s employment under his employment agreement is terminated by Instadose Canada without cause; and (iii) the date Mr. Borkowski’s employment under his employment agreement is terminated by Mr. Borkowski. Should Mr. Borkowski’s employment under his employment agreement be terminated at any time prior to the completion of Mr. Borkowski’s third year of service to Instadose Canada under his employment agreement, the following Bonus Shares shall be deemed to have been vested for the purposes of calculating the number of Bonus Shares available to be received by Mr. Borkowski prior to the expiration of the Bonus Share exercise period: (i) in the event of a termination for cause of Mr. Borkowski’s employment, the Retention Bonus Shares as well as those Bonus Shares vested to Mr. Borkowski for each completed year of service to Instadose Canada prior to the year in which Mr. Borkowski is terminated; (ii) in the event of a termination without cause of Mr. Borkowski’s employment, the Retention Bonus Shares as well as those Bonus Shares vested to Mr. Borkowski for each completed year of service to Instadose Canada prior to the year in which Mr. Borkowski’s employment is terminated as well as those Bonus Shares that would have vested to Mr. Borkowski following completion of the year of service in which Mr. Borkowski’s employment is terminated; (iii) in the event of an executive termination, the Retention Bonus Shares as well as those Bonus Shares vested to Mr. Borkowski for each completed year of service to Instadose Canada prior to the year in which the executive termination shall occur; and (iv) in the event of a qualifying event (not including the Plan of Arrangement), all of the Bonus Shares available to be accepted by Mr. Borkowski.

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Lastly, Instadose Canada agreed to pay for all living and travel costs associated with Mr. Borkowski’s employment as well as the funding of those costs associated with the opening of a company office to be established by Mr. Borkowski in the United States.

Lawrence M. Acton, Chief Operating Officer

Instadose Canada and Mr. Acton entered into an employment agreement on August 1, 2019 to officially serve Instadose Canada in the capacity of Chief Operating Officer. Mr. Acton’s employment agreement provided Mr. Acton with an annual salary of $250,000 as well as the option to receive up to three million (3,000,000) Bonus Shares as additional compensation exercisable as to one million (1,000,000) Bonus Shares on each of the first, second, and third years of completed service to Instadose Canada. The right to receive the Bonus Shares is cumulative so that to the extent that not all Bonus Shares are exercised immediately following completion of any vesting period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Bonus Shares which have vested, for a period of twelve (12) months commencing on the date of the earlier to occur of the following: (i) the date Mr. Acton’s employment under his employment agreement is terminated by Instadose Canada for cause, (ii) the date Mr. Acton’s employment under his employment agreement is terminated by Instadose Canada without cause; (iii) the date Mr. Acton’s employment under his employment agreement is terminated by Mr. Acton, and (iv) the date that a qualifying event (such as the Plan of Arrangement) involving Instadose Canada shall occur. Should Mr. Acton’s employment under his employment agreement be terminated, or upon the occurrence of a qualifying event (such as the Plan of Arrangement), at any time prior to the completion of Mr. Acton’s third year of service to Instadose Canada under his employment agreement, the following Bonus Shares shall be deemed to have been vested for the purposes of calculating the number of Bonus Shares available to be received by Mr. Acton prior to the expiration of the Bonus Share exercise period: (i) in the event of a termination for cause of Mr. Acton’s employment, those Bonus Shares vested to Mr. Acton for each completed year of service to Instadose Canada prior to the year in which Mr. Acton is terminated; (ii) in the event of a termination without cause of Mr. Acton’s employment, those Bonus Shares vested to Mr. Acton for each completed year of service to Instadose Canada prior to the year in which Mr. Acton’s employment is terminated as well as those Bonus Shares that would have vested to Mr. Acton following completion of the year of service in which Mr. Acton’s employment is terminated; (iii) in the event of an executive termination, those Bonus Shares vested to Mr. Acton for each completed year of service to Instadose Canada prior to the year in which the executive termination shall occur; and (iv) in the event of a qualifying event (such as the Plan of Arrangement), all of the Bonus Shares available to be accepted by Mr. Acton.

Loren S. Greenspoon, Chief Legal Officer

Instadose Canada and Mr. Greenspoon entered into an employment agreement on February 8, 2019 to officially serve Instadose Canada in the capacity of Chief Legal Officer. Mr. Greenspoon’s employment agreement provided Mr. Greenspoon with an annual salary of $250,000 as well as the option to receive up to three million (3,000,000) Bonus Shares as additional compensation exercisable as to one million (1,000,000) Bonus Shares on each of the first, second, and third years of completed service to Instadose Canada. The right to receive the Bonus Shares is cumulative so that to the extent that not all Bonus Shares are exercised immediately following completion of any vesting period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Bonus Shares which have vested, for a period of twelve (12) months commencing on the date of the earlier to occur of the following: (i) the date Mr. Greenspoon’s employment under his employment agreement is terminated by Instadose Canada for cause, (ii) the date Mr. Greenspoon’s employment under his employment agreement is terminated by Instadose Canada without cause; (iii) the date Mr. Greenspoon’s employment under his employment agreement is terminated by Mr. Greenspoon, and (iv) the date that a qualifying event (such as the Plan of Arrangement) involving Instadose Canada shall occur. Should Mr. Greenspoon’s employment under his employment agreement be terminated, or upon the occurrence of a qualifying event (such as the Plan of Arrangement), at any time prior to the completion of Mr. Greenspoon’s third year of service to Instadose Canada under his employment agreement, the following Bonus Shares shall be deemed to have been vested for the purposes of calculating the number of Bonus Shares available to be received by Mr. Greenspoon prior to the expiration of the Bonus Share exercise period: (i) in the event of a termination for cause of Mr. Greenspoon’s employment, those Bonus Shares vested to Mr. Greenspoon for each completed year of service to Instadose Canada prior to the year in which Mr. Greenspoon is terminated; (ii) in the event of a termination without cause of Mr. Greenspoon’s employment, those Bonus Shares vested to Mr. Greenspoon for each completed year of service to Instadose Canada prior to the year in which Mr. Greenspoon’s employment is terminated as well as those Bonus Shares that would have vested to Mr. Greenspoon following completion of the year of service in which Mr. Greenspoon’s employment is terminated; (iii) in the event of an executive termination, those Bonus Shares vested to Mr. Greenspoon for each completed year of service to Instadose Canada prior to the year in which the executive termination shall occur; and (iv) in the event of a qualifying event (such as the Plan of Arrangement), all of the Bonus Shares available to be accepted by Mr. Greenspoon.

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Alex Wylie, Chief Financial Officer

Instadose Canada and Mr. Wylie entered into an employment agreement dated May 21, 2021 to officially serve Instadose Canada in the capacity of Chief Financial Officer effective as of June 15, 2021. Mr. Wylie’s employment agreement provided Mr. Wylie with an annual salary of $250,000 as well as the option to receive up to four million (4,000,000) Bonus Shares as additional compensation exercisable as to one million (1,000,000) Bonus Shares on September 15, 2021 (the “Retention Bonus Shares”) and one million (1,000,000) Bonus Shares on each of the first, second, and third years of completed service to Instadose Canada. The right to receive the Bonus Shares is cumulative so that to the extent that not all Bonus Shares are exercised immediately following completion of any vesting period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Bonus Shares which have vested, for a period of twelve (12) months commencing on the date of the earlier to occur of the following: (i) the date Mr. Wylie’s employment under his employment agreement is terminated by Instadose Canada for cause, (ii) the date Mr. Wylie’s employment under his employment agreement is terminated by Instadose Canada without cause; (iii) the date Mr. Wylie’s employment under his employment agreement is terminated by Mr. Wylie, and (iv) the date that a qualifying event (such as the Plan of Arrangement) involving Instadose Canada shall occur. Should Mr. Wylie’s employment under his employment agreement be terminated, or upon the occurrence of a qualifying event (such as the Plan of Arrangement), at any time prior to the completion of Mr. Wylie’s third year of service to Instadose Canada under his employment agreement, the following Bonus Shares shall be deemed to have been vested for the purposes of calculating the number of Bonus Shares available to be received by Mr. Wylie prior to the expiration of the Bonus Share exercise period: (i) in the event of a termination for cause of Mr. Wylie’s employment, the Retention Bonus Shares as well as those Bonus Shares vested to Mr. Wylie for each completed year of service to Instadose Canada prior to the year in which Mr. Wylie is terminated; (ii) in the event of a termination without cause of Mr. Wylie’s employment, the Retention Bonus Shares as well as those Bonus Shares vested to Mr. Wylie for each completed year of service to Instadose Canada prior to the year in which Mr. Wylie’s employment is terminated as well as those Bonus Shares that would have vested to Mr. Wylie following completion of the year of service in which Mr. Wylie’s employment is terminated; (iii) in the event of an executive termination, the Retention Bonus Shares as well as those Bonus Shares vested to Mr. Wylie for each completed year of service to Instadose Canada prior to the year in which the executive termination shall occur; (iv) in the event of a qualifying event (such as the Plan of Arrangement), the Retention Bonus Shares as well as those Bonus Shares available to be accepted by Mr. Wylie following completion of the year of service to Instadose Canada in which the Plan of Arrangement occurs; and (v) in the event of a qualifying event subsequent to completion of the Plan of Arrangement, all of the Bonus Shares available to be accepted by Mr. Wylie.

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Material Independent Consulting Agreements

Michael Shamber

On February 8, 2019, Instadose Canada entered into a consulting agreement with Michael Shamber to provide the company with accounting, financial, and strategic business advisory services. The agreement provided for a three‑year term of agreement with an annual base consulting fee of $250,000 per year, payable in bi-weekly instalments. The consulting agreement enabled Mr. Shamber to elect to receive up to one million (1,000,000) Bonus Shares per year throughout the term of agreement (for a total of up to three million (3,000,000) bonus shares) on identical terms granted to Executives under their employment agreements with Instadose Canada.

William Deluce and Bruce Deluce

On January 6, 2021, Instadose Canada entered into independent consulting agreements with each of William Deluce and Bruce Deluce (eaxh, a “Deluce Agreement” and collectively, the “Deluce Agreements”) for the dual purpose of (i) ensuring the successful carrying out of the Logistics and Procurement Services Agreement entered into between Project Management Resources Inc. (“PMR”) and Instadose Canada, and (ii) assisting Instadose Canada with securing medicinal cannabis growing operations in the form of joint venture partnerships in Africa (collectively, the “Consulting Services”). Instadose Canada, William Deluce, and Bruce Deluce agreed to three-year terms (the “Term”) under the Deluce Agreements coinciding with the agreed upon term of the Logistics and Procurement Services Agreement. As compensation for performing the Consulting Services, Instadose Canada agreed to provide each of William Deluce and Bruce Deluce with (i) a base consulting fee to be determinable between the parties effective on or before December 31, 2021, (ii) subject to certain accelerated vesting rights set forth in the Deluce Agreements (and as detailed below), the right for William Deluce and Bruce Deluce to each receive up to one million (1,000,000) Instadose Canada Shares (the “Compensation Shares”) upon completion of their respective Term (the “Compensation Share Vesting Date”); and (iii) the right for each of William Deluce and Bruce Deluce to receive up to five hundred thousand (500,000) Instadose Canada Shares (the “Bonus Shares”) for each joint venture partnership secured by Instadose Canada through the assistance of William Deluce and Bruce Deluce, up to a maximum of one million (1,000,000) Bonus Shares. Following the Compensation Share Vesting Date, or upon completion of a Bonus Share vesting event, each of William Deluce and Bruce Deluce shall be given twelve (12) months thereafter to determine whether or not to accept the Compensation shares and/or Bonus Shares.

The Deluce Agreements contemplate two scenarios whereby the Compensation Shares shall vest and be eligible to be received by each of William Deluce and Bruce Deluce prior to the Compensation Share Vesting Date which are as follows:

(i)

following completion of the first shipment of medicinal cannabis from the DRC to North Macedonia through the assistance of PMR, five hundred thousand (500,000) Compensation Shares shall be deemed to be vested and eligible to be received by each of William Deluce and Bruce Deluce; and

(ii)	following the occurrence of the Plan of Arrangement, all of the Compensation Shares shall be deemed to be vested and eligible to be received by each of William Deluce and Bruce Deluce.

The Deluce Agreements further confirmed that no unvested Compensation Shares or Bonus Shares are to be received by William Deluce and/or Bruce Deluce should one or both of the Deluce Agreements be terminated prior to the completion of their respective Terms by any of the parties.

Westlock Holdings, LLC

On June 2, 2021, Instadose Canada entered into an independent consulting agreement with Westlock Holdings, LLC (“Westlock”), a Nevada corporation owned and operated by Bobby Frenkel (the “Westlock Consulting Agreement”). Mr. Frenkel is a medicinal cannabis industry expert with 30+ years of experience in cannabinoid oil production in the U.S.A. and Israel. Under the Westlock Consulting Agreement, Mr. Frenkel agreed to serve Instadose Canada as the company’s Global Director of Engineering for a period of three (3) years. In his role as Global Director of Engineering, Mr. Frenkel agreed to assist Instadose Canada on an exclusive basis with, among others, the following services:

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(i)

the construction, planning, and operational set-up of Instadose Canada-affiliated cannabinoid oil production facilities located/ to be located in Europe, Asia, and North America, beginning with the North Macedonia production facility;

(ii)

the identification and selection of equipment necessary for the production of cannabinoid oil to be utilized at each cannabinoid oil production facility, beginning with the North Macedonia production facility;

(iii)	the operational training of employees, subsidiaries, affiliates, and joint venture partners in cannabinoid oil production, beginning with the North Macedonia production facility; and

(iv)	the creation of operational protocols and construction/equipment budgeting to be implemented for each cannabinoid oil production facility.

((i) –	(iv) shall collectively be referred to as the “Westlock Services”)

Instadose Canada agreed to provide Westlock with five hundred thousand (500,000) Instadose Canada Shares upon executing the Westlock Consulting Agreement (the “Westlock Bonus Shares”). In addition, Instadose Canada agreed to issue to Westlock three million (3,000,000) stock options to purchase Instadose Canada Shares at a price per Instadose Canada Share equal to $2.00 (the “Westlock Options”). Instadose Canada and Westlock agreed that the Westlock Options would vest and be exercisable by Westlock as to one million (1,000,000) Westlock Options upon successful completion of each of the first, second, and third years of the term of the Westlock Consulting Agreement. In exchange for issuing the Westlock Bonus Shares and Westlock Options, Westlock agreed to provide the Westlock Services to Instadose Canada for an annual salary of one dollar ($1.00) throughout the term of Westlock Consulting Agreement.

Option Plan

On August 27, 2018, Instadose Canada (as EHG) adopted an incentive stock option plan pursuant to which, any officer, director, employee, or consultant of Instadose Canada (each, an “Optionee”) was eligible to receive stock options (“Options”) to purchase Instadose Canada Shares (the “Options Plan”). Under the Options Plan, the maximum number of Instadose Canada Shares that may be available for Optionees to acquire pursuant to Options granted under the Options Plan was set at 7,322,050 Instadose Canada Shares. If any Options expire, are cancelled, or otherwise terminate for any reason without having been exercised in full, the number of Instadose Canada Shares in respect of which the Options were not exercised will again be available for the purposes of the Option Plan. All Options granted pursuant to the Option Plan are subject to such vesting requirements as may be prescribed.

On March 27, 2019, the Instadose Canada Board approved the cancellation of 2,800,000 Options under the Options Plan. On August 27, 2019, 550,000 Options expired. On April 8, 2020, the Instadose Canada Board approved the cancellation of an additional 2,375,000 Options.

The Westlock Options are currently the only issued and outstanding Options in existence under the Options Plan.

Directorships

The Instadose Canada Board has plenary power to manage and supervise the management of Instadose Canada’s business and affairs and to act in Instadose Canada’s best interest. The Instadose Canada Board is responsible for the Instadose Canada’s overall stewardship and approves all significant decisions that affect Instadose Canada before they are implemented. The Instadose Canada Board also considers their implementation and reviews the results. Any related party transaction is subject to review by the independent directors of the Instadose Canada Board.

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Directors’ and Officers’ Liability Insurance

Instadose Canada does not currently have but is in the process of attempting to purchase a directors’ and officers’ liability insurance policy. Instadose Canada has entered into indemnification agreements with each of its officers and directors providing them with a stand‑alone, contractual indemnity against liabilities incurred because of serving in that capacity.

Advisory Team

Instadose Canada has entered into advisory team consulting agreements with well-respected advisory team members) bringing Instadose Canada expertise in agriculture, pharmaceutical and medical research, commodity markets, global product transport and logistics, risk and crisis management, world banking and capital markets, international politics, foreign country security, and finance and accounting. The advisory team does not manage, and is not responsible for managing, the business and affairs of Instadose Canada. Members of the advisory team provide advice and counsel as may be requested from time to time to assist management of Instadose Canada on matters within their respective areas of expertise. Instadose Canada’s Advisory Team consists of (i) William Deluce, (ii) Sylwin Grinman, (iii) Michael Gaouette, (iv) Professor Hélyette Geman, (v) Major General Freddie Valenzuela, and (vi) Richard M. Wise.

Each advisory agreement continues for one (1) year and shall automatically renew for up to three (3) additional one (1) year periods unless terminated earlier in accordance with the terms of the applicable advisory agreement. The biography of each advisor is below.

William Deluce

CEO, Project Management Resources Inc.; Honorary Consule, Rwanda

William Deluce is one of Canada’s most knowledgeable and respected Aviation, Transport and Natural Resource Sector executives. In 1971, William was appointed General Manager of norOntair, the first provincial government airline in Ontario, Canada. In 1974, he along with three other family members purchased Austin Airways, the oldest continuously operated airline in Canadian history. From 1974 until 1992, Mr. Deluce built the company into the largest Canadian private airline group (including Air Ontario, Austin Airways, Air Manitoba, Air Creebec) serving central Canada and Northeastern USA.

In 1993, Mr. Deluce moved his family to South Africa and established South African Express (SAX) – a large regional carrier serving several Southern African countries. Following the success of SAX, Mr. Deluce continued to build a series of airlines across the Gulf of Guinea and Kenya over the next decade. While in the region, Mr. Deluce also developed several mining, agriculture and transport operations across Rwanda and The Democratic Republic of the Congo. In March 2012, Mr. Deluce was named Honorary Consul, Rwanda due to his extensive work within the region. In 2013, Mr. Deluce was hired as CEO of Vitran Corporation, a publicly traded North American Transport Company.

Mr. Deluce has served on many boards, both public and private, including Vitran Corporation, Canadian Tire Corp., South China Industries, St. Michael’s Hospital, Canadian Air Transport Security Agency, OneXOne Foundation, Damara Gold Corp., and Canstar Resources Inc.

Sylwin Grinman, M.Eng

President, HAEC Medical Group

Sylwin Grinman has 40+ years of experience in the Pharmaceutical & Medical Research industries. Mr. Grinman holds a Master Engineering degree in Bio Medical Technology from the famous University Paris‑Dauphine and Ecole Central de Paris in France. His position in the 80’s, as international General Manager at Hoffman Laroche Biomedical in Zurich‑Switzerland, gave him significant experience in pharmaceutical production and cutting‑edge biotechnology including diagnosis therapy and testing. He was a core member of the team inventing the innovative ultrasound scanning imagery called “Ultrasonography”.

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Mr. Grinman became the youngest President of Shiseido Japan Group, leading the European market in sophisticated cosmetics and pharmaceutical product lines. Mr. Grinman co‑invented the new Pharmaceutical Injector with no needle and as President of the German Group Index Pharma in Berlin he led the company to become listed on the Frankfurt Stock exchange and applied for many international patents including innovative Pharmaceuticals.

Mr. Grinman is President of HAEC Medical Group from Nanjing, China – a worldwide group leader of Innovative Treatments by Infusing some proprietary HAEC “Stem cell” to help patients recover intracranial diseases and nerve injuries. This will soon be evaluated by the FDA.

Michael Gaouette

Former Leader of Largest U.N. Peacekeeping Team in Darfur, Sudan

Michael Gaouette has spent the last three decades working internationally as a public servant and entrepreneur. His career has taken him to more than two‑dozen countries in Africa, to the Middle East, South and Central Asia and the Balkans.

For the first twenty years of his working life, Mr. Gaouette served in the United Nations and with well‑known NGOs. During that period he acquired a wide range of experience: leading earthquake response teams in India, coordinating humanitarian assistance in Liberia, organizing care for Kosovar refugee children in Macedonia, mobilizing food aid in East Africa, designing policing interventions in Chad, evaluating UN operations in Angola, Sierra Leone and Ivory Coast, developing global security policy for relief workers and negotiating with senior military and government officials in Europe, Africa and the Middle East. His final job with the United Nations was to lead the headquarters group that ran what was, at that time, the largest peacekeeping mission in the world, which was deployed to Darfur, Sudan.

After leaving the United Nations, Mr. Gaouette turned his attention to generating jobs for regular people in struggling or emerging economies. He has started two small‑scale agriculture businesses – one in the Ivory Coast and one in Tanzania. Both enterprises are run with local partners and focus on creating economic stability and steady, well‑paid jobs for working families.

Mr. Gaouette has also served on the faculty of Columbia University’s School of International and Public Affairs, where he taught courses in international conflict resolution. He graduated magna cum laude from Harvard College and has an MPhil from Cambridge University.

Professor Hélyette Geman, MA, PhD, PhD

Director, Commodity Finance Centre, University of London & Research Professor at John Hopkins University

Hélyette Geman is the Director of the Commodity Finance Centre at Birkbeck – University of London and a Research Professor at John Hopkins University. She is a graduate of Ecole Normale Supérieure in Mathematics, holds a Master’s degree in Theoretical Physics, a PhD in Probability from the University Pierre et Marie Curie and a PhD in Finance from the University Pantheon Sorbonne.

Professor Geman has been a scientific advisor to major financial institutions and commodity trading companies for the last 21 years, covering the subjects of interest rates, crude oil, metals, and agriculture. Her books, ‘Commodities and Commodity Derivatives’, ‘Agricultural Finance’ and ‘Weather and Insurance Derivatives’ are references in the field.

Professor Geman has published more than 145 papers in top international finance Journals and counts Nassim Taleb, author of ‘The Black Swan’, among her former PhD students. Professor Geman is a Senior Fellow for the Office Cherifien des Phosphates Policy Center in Rabat and is President of the Society ‘Women‑for‑Climate’.

Major General Freddie Valenzuela

International Advisor to Nexus Leadership

Major General Valenzuela served thirty‑three years in the U.S. army and was highly decorated for heroism and valor. He served in three combat corps and six infantry Divisions all over the world including Peru, Korea, Colombia, Turkey, Haiti, Puerto Rico, Kuwait, Grenada, Panama, El Salvador, and Somalia, as well as numerous years in interagency assignments. He commanded in the Cold War and Gulf War eras and was awarded the two highest peacetime awards upon his retirement, the Defense and Army Distinguished Service Medals. After his retirement, he continued his public service by creating an educational foundation for at‑risk children and for the families of soldiers killed in the line of duty. He is the President/CEO of M.C. Valens – a service‑disabled veteran‑owned business. His company previously advised senior Mexican leadership on the War on Drugs. He is a motivational speaker and supports the U.S. Army in the arena of recruiting, retention, and diversity issues. Hispanic Business Magazine has named him one of the 100 most influential Hispanics in the U.S.

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He recently served as a Board of Director of USAA Federal Savings for 11 years (risk/trust/credit committees), USAA USB Bank (Credit card bank/risk/compensation committees). He was also recently appointed by the President of the United States to the WWI Centennial Commission.

Major General Valenzuela was appointed by President Biden’s Administration to the Military Veteran Advisory Council, for the America 250 celebration which recognizes the United States’ historical birth as a Nation. Major General Valenzuela also published his Memoirs in a book, “No Greater Love” with all the proceeds going to scholarships for the children of those Soldiers he buried from numerous wars.

Richard M. Wise, FCPA, FCA, CFF, FCBV, FASA, FRICS, CVA, MCBA (Eme.), C.Arb (Ret.)

Former Partner, Deloitte & Touche LLP and MNP LLP

Richard M. Wise was a partner in the Montreal office of Deloitte & Touche, and a partner of MNP, specializing in business valuation and financial litigation. He has performed valuations for cross‑border transactions, tax planning, shareholder and matrimonial disputes, and economic damages qualification. Mr. Wise publishes and lectures extensively across the U.S. and Canada and has given over 200 technical conference presentations to professional organizations in both countries and Europe, including the American and Canadian Bar Associations, American Institute of Certified Public Accountants, American Society of Appraisers (ASA), and Canadian Chartered Business Valuators (CBV Institute). He is principal co‑author of Guide to Canadian Business Valuations (3 Vols.) (Thomson Reuters).

Mr. Wise was President of the CBV Institute, International Governor of ASA, and served on the Council of CPA Quebec. He has been a valuation advisor to the Canadian Justice Department, Canada Revenue Agency, Quebec Financial Markets Authority, Attorney General of Ontario, and Public Trustee of Ontario. He has given expert court testimony on numerous occasions across Canada and in the U.S., has been appointed by the courts as their valuation expert and has been awarded and recognized by Who’s Who Legal as a “Global Elite Thought Leader”, and an Expert in Financial Advisory and Valuation – Corporate Tax Expert Witness 2018‑2021.

A graduate of McGill University, Mr. Wise was designated a Chartered Professional Accountant (CPA) in 1965 and elected a Fellow (FCA) in 1984. He also holds the designations of Investigative and Forensic Accountant (CA•IFA), Chartered Business Valuator (FCBV), Accredited Senior Appraiser (FASA), Master Certified Business Appraiser (MCBA), Certified Valuation Analyst (CVA), Fellow of the Royal Institution of Chartered Surveyors (FRICS), and Chartered Arbitrator (C.Arb.). He was Visiting Scholar at Francis Marion University, Florence, SC, Lecturer at McGill’s Faculties of Law and Management and is an inductee of ASA’s College of Fellows.

Mr. Wise was awarded the Queen Elizabeth II Diamond Jubilee Medal for his dedicated service to his profession, community and to Canada, and was recipient of the Canada 125 Medal from the Governor General of Canada for his service to the community and to Canada.

Indebtedness of Directors and Executive Officers

As at the date hereof, no director, executive officer, employee or former director, executive officer, or employee of Instadose Canada, nor any of their associates or affiliates, is indebted to Instadose Canada nor has any such person been indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding, provided by Instadose Canada.

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ITEM 7. CERTAIN RELATIONSHPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Indebtedness

Between the dates of August 29, 2018 and December 20, 2018, (the “TMIG Advance Period”) Grant F. Sanders made a series of loan advances on behalf of TMIG totaling thirty‑five million U.S. dollars (US$35,000,000) (the “TMIG Loan Advances”) for the purpose of enabling TMIG to satisfy its funding obligations under the Medicinal Cannabis Project, including, but not limited to, the contribution of twenty‑five million U.S. dollars (US$25,000,000) towards Medicinal Cannabis Project infrastructure construction and development (the “TMIG Funding Obligation”). The following table sets forth a summary of the TMIG Loan Advances:

Date of Advance	Amount of Advance (USD)
29/8/2018	$3,750,000
12/9/2018	$3,750,000
21/9/2018	$3,750,000
2/10/2018	$7,000,000
18/10/2018	$3,750,000
14/11/2018	$5,000,000
29/11/2018	$3,750,000
20/12/2018	$3,750,000
20/12/2018	$500,000
$35,000,000 (1)

Notes:

(1)	The Canadian Dollar Equivalent for all TMIG Loan Advances is equal Cdn$45,825,775.

Instadose Canada Repayment Obligation

On February 11, 2019, TMIG and Instadose Canada entered into the TMIG JV Agreement that would see Instadose Canada secure rights to monetize TMIG’s Medicinal Cannabis Rights granted to TMIG by the DRC’s Ministry of Agriculture under the Protocol Agreement (the “Instadose Canada Rights”). In exchange for receiving the Instadose Canada Rights, Instadose Canada agreed to assume TMIG’s responsibility for completing the TMIG Funding Obligation set forth under the Protocol Agreement.

On February 19, 2019, Instadose Canada and TMIG executed Annex “A” to the TMIG JV Agreement to, among other things, (i) broaden the scope of what shall be produced and sold by Instadose Canada under the TMIG Joint Venture from CBD oil to medicinal cannabis and full spectrum cannabinoid oil, and (ii) formalize Instadose Canada’s agreement to assume all of TMIG’s obligations to Mr. Sanders with respect to repayment of the TMIG Loan Advances.

The Sanders Loan Settlement

As at April 30, 2021, there existed a loan payable by Instadose Canada to Mr. Sanders in the amount of the Cdn$39,531,029 (the “Sanders Loan Payable”). On May 25, 2021, Sanders and Instadose Canada entered into a debt settlement agreement (the “Debt Settlement Agreement”) pursuant to which Mr. Sanders agreed to receive Instadose Canada Shares in full satisfaction of the Sanders Loan Payable. Under the Sanders Loan Settlement, Mr. Sanders agreed to receive 4,517,831 Instadose Canada Shares in full and final satisfaction of the Sanders Loan Payable based on a market value price per Instadose Canada Share of Cdn$8.75.

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ITEM 8. LEGAL PROCEEDINGS

On September 18, 2019, Instadose Canada received a letter from the Enforcement Branch of the Ontario Securities Commission, requesting information about Instadose Canada’s business activities. Instadose Canada is also aware that the OSC reached out to certain stakeholders of Instadose Canada regarding such enquiries. Instadose Canada responded to these enquiries and has not received any response from the OSC since that time.

On July 9, 2021, the OSC announced that Grant F. Sanders had been charged quasi-criminally with one count of fraud (the “Charge”). Mr. Sanders is charged in relation to his role as Chairman and Chief Executive Officer of Instadose Canada. The OSC alleges that investor funds were diverted to the benefit of Mr. Sanders, his family, and associates. The OSC further alleges that Instadose Canada materially misrepresented the nature of the company’s business. Mr. Sanders retained legal counsel in Canada for the purpose of vigorously defending himself against the Charge. Mr. Sanders’ first scheduled court appearance on this matter occurred on Monday, August 16, 2021. The matter has since been adjourned until early 2022. For more information see the OSC’s press release at: https://www.newswire.ca/news-releases/ontario-securities-commission-osc-charges-grant-sanders-with-securities-act-offences-846017944.html.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Dividends

We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

Re-Purchase of Equity Securities

None.

Securities Authorized for Issuance under Equity Compensation Plan

None other than the issuance of those Bonus Shares issuable by Instadose Canada under the Executive Employment Agreements and Material Independent Consultant Agreements set forth above.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

Prior Issuances and Grants of Instadose Canada Shares

The following Instadose Canada Shares were issued by Instadose Canada during the three-year period prior to the completion of the Plan of Arrangement:

•	217,363,180 Instadose Canada Shares to Grant F. Sanders upon completion of the EHG Share Exchange on or about February 8, 2019.

•	4,303,516 Instadose Canada Shares to purchasers under a series of Instadose Canada private placement financings commencing February 8, 2019 up to and including March 6, 2020 at a price per Instadose Canada Share of CDN$2.00.

•	8,330,543 Instadose Canada Shares on June 14, 2019 to purchasers of 8,330,543 converted special warrants (each, a “Special Warrant”) purchased between October 12, 2018 and January 25, 2019 at a price per Special Warrant of CDN$0.45.

•	583,714 Instadose Canada Shares to non-affiliates of Instadose Canada on June 21, 2019 upon the conversion of date valued at CDN$0.45 per Instadose Canada Share.

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•	661,014 Instadose Canada Shares to a non-affiliate of Instadose Canada on June 21, 2019 upon the conversion of debt valued at CDN$2.00 per Instadose Canada Share.

•	45,000,000 Instadose Canada Shares to various recipients between October 28, 2019 and October 5, 2021 as compensation in connection with Instadose Canada’s securing of joint venture agreements at a value of CDN$2.00 per Instadose Canada Share.

•	72,500 Instadose Canada Shares to a non-affiliate of Instadose Canada on October 28, 2019 upon the conversion of debt valued at CDN$2.00 per Instadose Canada Share.

•	7,725,000 Instadose Canada Shares between February 11, 2020 and November 16, 2021 to non-affiliates in exchange for services rendered to Instadose Canada valued at CDN$2.00 per Instadose Canada Share.

•	322,856 Instadose Canada Shares between February 22, 2021 and June 21, 2021 to two (2) Instadose Canada directors in exchange for services valued at CDN$2.00 per Instadose Canada Share.

•	400,000 Instadose Canada Shares to a non-affiliate of Instadose Canada on November 12, 2021 upon the conversion of debt valued at CDN$8.75 per Instadose Canada Share.

•	65,000 Instadose Canada Shares to a non-affiliate of Instadose Canada on November 12, 2021 upon the conversion of debt valued at CDN$2.00 per Instadose Canada Share.

•	4,517,831 Instadose Canada Shares to Grant F. Sanders upon the conversion of debt pursuant to the terms of the Debt Settlement Agreement at CDN$8.75 per Instadose Canada Share.

•	23,500,000 Instadose Canada Shares to certain Instadose Canada employees and independent consultants valued at $2.00 per Instadose Canada Share.

All of the common shares outlined above were issued pursuant to exemptions NI 45-106 2.3 and/or NI 45-106 2.5 of the Canadian securities laws.

ITEM 11. DESCRIPTION OF INSTADOSE SECURITIES

The authorized capital of Instadose Canada consists of an unlimited number of common shares in the authorized share structure of Instadose Canada of which 340,993,096 Instadose Canada Shares are currently issued and outstanding.

The rights, privileges, restrictions, and conditions attaching to the Instadose Canada Shares and director’s authority with respect to the Instadose Canada Shares includes the following:

Dividends

The holders of Instadose Canada Shares shall be entitled to receive dividends if, as and when declared by the Instadose Canada Board, out of the assets of the company properly applicable to the payment of dividends in such amount and payable at such time and at such place or places within or outside Canada as the Directors may from time to time determine. Subject to the rights, if any, of the holders of any other class of shares of Instadose entitled to receive dividends in priority to the Instadose Shares, the Instadose Board may, in its sole discretion, declare dividends on the Instadose Canada Shares to the exclusion of any other class of shares of the company.

Liquidation, Dissolution, Winding-up, etc.

In the event of the liquidation, dissolution, or winding-up of Instadose Canada , or other distribution of property or assets of Instadose Canada among its shareholders for the purpose of winding up its affairs, the holders of Instadose Canada Shares shall be entitled to receive the remaining property and assets of Instadose Canada.

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Voting Rights

The holders of the Instadose Canada Shares shall be entitled to receive notice of and to attend and to vote at all meetings of the shareholders of Instadose Canada, and each Instadose Canada Share shall confer the right to one (1) vote in person or by proxy at all meetings of shareholders of Instadose Canada.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Instadose Canada has entered indemnity agreements with all of its officers and directors. Pursuant to the indemnity agreements, Instadose Canada agreed to indemnifies the officers and directors from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnified party in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnified party is involved because of the indemnified party acting or having acted in their capacity as a director or officer of Instadose Canada or, at Instadose Canada’s request, as a director or officer, or in a similar capacity, of any other entity.

In respect of any action by or on behalf of Instadose Canada or of an other entity to procure a judgment in its favour to which the indemnified party is made a party because of the indemnified party acting or having acted in an indemnified capacity, Instadose Canada will, at the indemnified party’s request, apply to a court of competent jurisdiction for approval to indemnify the indemnified party against all costs reasonably incurred by the indemnified party in connection with that action, as well as for approval to advance money to the indemnified party under other terms of the indemnity agreement.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DICLOSURE

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 15.

END OF FORM 10 DISCLOSURE

Item 3.02 Unregistered Sales of Equity Securities. On December 31, 2021, the Registrant issued 456,930,654 shares of common stock to the Instadose Canada shareholders to be held at the Computershare Investor Services Inc. as Depository until the terms of the Depository Agreement dated August 30, 2021 allow for the transfer to the Instadose Canada shareholders. Of those 456,930,654 shares of common stock, 30,739,511, were issued to affiliates and were deemed to be restricted subject to the resale provisions of Rule 145(d) of the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant

The disclosures set forth in Item 3.02 is incorporated by reference into this Item 5.01.

As a result of the issuances above, a change in control has occurred.

58

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simultaneously with the closing of the Plan of Arrangement on December 31, 2021, the Board of Directors appointed the following individuals:

(1)	Grant Sanders as Chairman of the Board, Chief Executive Officer and a Director;

(2)	Alex Wylie as Chief Financial Officer and a Director;

(3)	Ann Barnes as a Director; and

(4)	Peter Wirth as a Director

The biographies for the above officers and directors are set forth in Item 2.01(f).

Immediately upon appointment of the above individuals, the Registrant accepted the resignation of Terry Wilshire from the Board of Directors and all management positions he had held with the Registrant including that of President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer. The Registrant also accepted the resignation of Robert Dickenson from the Board of Directors and all management positions he held with the Registrant including Vice President.

Item 5.03. Change in Fiscal Year

The Board of Directors of the Registrant voted to change the Registrant’s fiscal year end to May 31st in order to align it with the fiscal year end of its subsidiary Instadose Canada. The Board of Directors of the Registrant approved this change on December 27, 2021.

Item 5.06. Change in Shell Company Status

Prior to the closing of the Plan of Arrangement, as described in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the closing of the Plan of Arrangement, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 Information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 8.01 Other Events

On December 30, 2021, Michael Deluca, individual and on behalf of all others similarly situated filed a class action complaint in the United States District Court, Eastern District of Virginia Case #2:21-cv-00675 against the Registrant and Terry Wilshire, its Chief Executive Officer. The complaint alleges violations of Section 10(b) of the Exchange Act and 10(b)5 promulgated thereunder, violations of Section 20(a) of the Exchange Act against Wilshire.

The plaintiff seeks judgment as follows:

(i)Determining that the instant action may be maintained as a class action under Rule 23 of the Federal Rules of Civil Procedure, and certifying Plaintiff as the Class representative;

(ii) Requiring Defendants to pay damages sustained by Plaintiff and the Class by reason of the acts and transactions alleged herein;

(iii) Awarding Plaintiff and the other members of the Class prejudgment and post- judgment interest, as well as their reasonable attorneys’ fees, expert fees and other costs; and

(iv) Awarding such other and further relief as the Court may deem just and proper.

The Registrant has obtained counsel to dispute the charges against itself and Mr. Wilshire.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses or funds acquired.

(I)	Unaudited Condensed Consolidated Balance Sheet as of August 31, 2021 and 2020;

(ii)	Unaudited Condensed Consolidated Statement of Operations for the three months ended August 31, 2021 and 2020;

(iii)	Unaudited Condensed Consolidated Statement of Stockholders’ Equity (Deficit) for the three months ended August 31, 2021 and 2020;

(iv)	Unaudited Condensed Consolidated Statement of Cash Flows for the three months ended August 31, 2021 and 2020;

(v)	Unaudited Footnotes to the Condensed Consolidated Financial Statements for the three months ended August 31, 2021 and 2020;

(vi)	Auditor’s Report dated January 6, 2022;

(vii)	Consolidated Balance Sheet as of May 31, 2021 and 2020;

(viii)	Consolidated Statement of Operations for the years ended May 31, 2021 and 2020;

(ix)	Consolidated Statement of Stockholders’ Equity (Deficit) for the years ended May 31, 2021 and 2020;

(x)	Consolidated Statement of Cash Flows for the years ended May 31, 2021 and 2020; and

(xi)	Footnotes to the Consolidated Financial Statements for the years ended May 31, 2021 and 2020

59

F-1

Instadose Pharma Corp. and Subsidiaries

Consolidated Balance Sheets

(In Canadian Dollars)

(Unaudited)

	August 31, 2021	May 31, 2021
	(Unaudited)	(Audited)

Assets

Current Assets
Cash and cash equivalents	$4,837	$34,608
Prepaid and other current assets	64,866	98,753
Total Current Assets	69,703	133,361

Due from related party	1,509,312	929,463

Joint ventures	92,966	29,881

Property, plant and equipment - net	3,696,410	3,223,598

Operating lease - right-of-use asset	218,321	242,579

Intangible rights - related party	40,937,692	41,395,950

Total Assets	$46,524,404	$45,954,832

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued expenses	$2,098,870	$2,297,378
Accrued compensation - related parties	3,514,433	3,137,350
Common stock payable (400,000 shares)	800,000	800,000
Loan payable - related party	41,390,919	39,693,970
Operating lease liability	103,688	101,642
Total Current Liabilities	47,907,910	46,030,340

Operating lease liability	141,795	168,499

Total Liabilities	48,049,705	46,198,839

Commitments and Contingencies (Note 7)

Stockholders' Deficit
Common stock, no par value, unlimited shares authorized 323,605,265 and 319,612,856 shares issued and outstanding, respectively	143,850,531	135,865,713
Additional paid-in capital	(793,879)	(1,196,379)
Accumulated deficit	(144,581,953)	(134,913,341)
Total Stockholders' Deficit	(1,525,301)	(244,007)

Total Liabilities and Stockholders' Deficit	$46,524,404	$45,954,832

Signed on behalf of the Board:
"Ann Barnes" and "Peter Wirth"

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

Instadose Pharma Corp. and Subsidiaries

Consolidated Statements of Operations

(In Canadian Dollars)

(Unaudited)

	For the Three Months Ended August 31,
	2021	2020

General and administrative expenses	9,197,967	3,928,390

Loss from operations	(9,197,967)	(3,928,390)

Other income (expense)
Amortization of intangible asset - related party	(458,258)	(458,258)
Foreign currency transaction gain (loss)	(12,387)	39,476
Total other expense - net	(470,645)	(418,782)

Net loss	$(9,668,612)	$(4,347,172)

Loss per share - basic and diluted	$(0.03)	$(0.01)

Weighted average number of shares - basic and diluted	321,922,215	305,764,947

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

Instadose Pharma Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity (Deficit)

(In Canadian Dollars)

(Unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

May 31, 2020	305,116,577	$106,873,155	$(1,153,743)	$(98,627,732)	$7,091,680

Stock issued for services ($2/share)	6,723,423	13,446,846	-	-	13,446,846

Stock issued for services - related parties ($2/share)	7,772,856	15,545,712	-	-	15,545,712

Expensed paid on behalf of former subsidiary - related party	-	-	(42,636)	-	(42,636)

Net loss - 2021	-	-	-	(36,285,609)	(36,285,609)

May 31, 2021	319,612,856	135,865,713	(1,196,379)	(134,913,341)	(244,007)

Stock issued for services ($2/share)	2,692,409	5,384,818	-	-	5,384,818

Stock issued for services - related parties ($2/share)	1,300,000	2,600,000	-	-	2,600,000

Recognition of stock based compensation	-	-	402,500	-	402,500

Net loss - 3 months ended - August 31, 2021	-	-	-	(9,668,612)	(9,668,612)

August 31, 2021	323,605,265	$143,850,531	$(793,879)	$(144,581,953)	$(1,525,301)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-4

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

May 31, 2019	247,320,187	$5,347,759	$(1,124,243)	$(2,473,030)	$1,750,486

Stock issued for cash - net of offering costs of $22,500	2,489,451	4,978,902	(22,500)	-	4,956,402

Stock issued for services ($2/share)	40,231,668	80,463,336	-	-	80,463,336

Stock issued for services - related parties ($2/share)	5,500,000	11,000,000	-	-	11,000,000

Stock issued for deposit on future purchases ($2/share)	661,014	1,322,028	-	-	1,322,028

Stock issued for conversion of convertible debt and related accrued interest ($0.45/share)	583,714	262,670	-	-	262,670

Stock issued upon conversion of warrants	8,330,543	3,498,460	-	-	3,498,460

Expensed paid on behalf of former subsidiary - related party	-	-	(7,000)	-	(7,000)

Net loss - 2020	-	-	-	(96,154,702)	(96,154,702)

May 31, 2020	305,116,577	106,873,155	(1,153,743)	(98,627,732)	7,091,680

Stock issued for services ($2/share)	650,000	1,300,000	-	-	1,300,000

Stock issued for services - related parties ($2/share)	1,000,000	2,000,000	-	-	2,000,000

Net loss - 3 months ended - August 31, 2020	-	-	-	(4,347,172)	(4,347,172)

August 31, 2020	306,766,577	$110,173,155	$(1,153,743)	$(102,974,904)	$6,044,508

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-5

Instadose Pharma Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(In Canadian Dollars)

(Unaudited)

	For the Three Months Ended August 31,
	August 31, 2021	August 31, 2020
Operating activities
Net loss	$(9,668,612)	$(4,347,172)
Adjustments to reconcile net loss to net cash used in operations
Amortization of operating lease - right-of-use asset	24,258	24,259
Amortization of intangible rights - related party	458,258	458,258
Common stock issued for services	5,384,818	1,300,000
Common stock issued for services - related parties	2,600,000	2,000,000
Recognition of stock based compensation	402,500	-
Changes in operating assets and liabilities
(Increase) decrease in
Prepaid and other current assets	33,887	75,343
Increase (decrease) in
Accounts payable and accrued expenses	(198,508)	55,348
Accrued compensation - related parties	377,083	387,500
Operating lease liability	(24,658)	(21,939)
Net cash used in operating activities	(610,974)	(68,403)

Investing activities
Advances - related party	(579,849)	(58,901)
Advances - joint ventures	(63,085)	-
Purchase of equipment	(472,812)	-
Net cash used in investing activities	(1,115,746)	(58,901)

Financing activities
Advances - loan payable - related party	1,712,011	131,497
Net cash provided by financing activities	1,696,949	131,497

Net increase (decrease) in cash	(29,771)	4,193

Cash - beginning of year	34,608	1,819

Cash - end of year	$4,837	$6,012

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-6

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Instadose Pharma Corp. and Subsidiaries (collectively, “IDP,” “we,” “us,” “our” or the “Company”) is a Canada-based entity established in July 2017 formerly under the name of Excellence Health Group Inc. (“EHG”).

The Company is establishing a large commercial outdoor-growing, cultivation, production and global distribution platform for medicinal cannabis and cannabinoid oil (the “Global Distribution Platform”). Instadose will utilize the Global Distribution Platform to open the commercial gateway to a new wholesale marketplace capable of providing pharmaceutical industry companies with large, sustainable, consistent, diverse, and low-cost supplies of high-quality medicinal cannabis and cannabinoid oil for use in bulk as an active pharmaceutical ingredient.

As of the date of these consolidated financial statements, Instadose Pharma’s Global Distribution Platform spans five (5) world continents, including Africa, Europe, Asia, North America, and South America (each, a “Continent”). Within each Continent, Instadose is securing licenses, permits, and joint venture partnerships with those seeking to participate in the global Medicinal Cannabis industry.

The Maye International Group SARL (“TMIG”) is a related entity of the Company engaged in the business of cultivating Medicinal Cannabis in The Democratic Republic of the Congo (“DRC”). TMIG is majority owned and controlled by GlobAgro Corporation, a company owned and controlled by our Chairman and Chief Executive Officer. In November 2018, TMIG was granted an official authorization by the DRC’s Ministry of Agriculture to cultivate Medicinal Cannabis in the DRC for medicinal and scientific purposes (the “Medicinal Cannabis Rights”). In February 2019, the Company and TMIG entered into a joint venture agreement providing the Company with exclusive rights to assist TMIG in monetizing the Medicinal Cannabis Rights. See notes 6 and 7.

The Company is in the process of expanding its Medicinal Cannabis cultivation operations through new joint ventures with partners in India and Mexico.

The Company expects to commence operations during the fiscal year ended May 31, 2022.

The Company’s fiscal year end is May 31.

F-7

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

At August 31, 2021, the Parent (Instadose Pharma Corp. (“IDP”)) had the following Company structure organized as follows:

Company Name		Incorporation Date	Incorporation
Excellence Health Group, Inc. (f/k/a Cannabec Medical Corp.) (n/k/a Instadose Pharma Corp.)		July 13, 2017	British Columbia
IDP Holdings Inc.		June 25, 2018	Ontario
Instadouz Farma Doo ("IDP Macedonia")	*	October 10, 2019	North Macedonia
Instadose Pharma LDA ("IDP Portugal")	**	July 1, 2020	Portugal
Instadose Pharma India Private Limited ("IDP India")	***	March 18, 2021	India

* Entity functions as a joint venture partner (related party). See Note 1.
** This is a joint venture. See Note 2.
*** This is a majority owned subsidiary. See Note 2.

Instadouz Farma Doo (“IDP Macedonia”) maintains a registered license in North Macedonia for the production of Medicinal Cannabis extracts at the Company’s production facility in Strumica, North Macedonia (the “Production Facility”). In December 2019, the Company entered into a plan of joint venture* with IDP Macedonia for the purpose of importing Medicinal Cannabis into North Macedonia for immediate resale or processing at the Production Facility into Cannabinoid Oil (the “Instadouz Joint Venture”). All Medicinal Cannabis imported to, or Cannabinoid Oil produced at, the Production Facility is sold to pharmaceutical industry companies within the Company’s Global Distribution Platform.

*IDP Macedonia and the Company have not created any separate legal entity, whereby there is a shared-ownership structure. Rather, the entities have a revenue and expense sharing arrangement, essentially a virtual joint venture. The Company’s consider one another to be business partners in connection with the processing and sale of cannabis. This relationship is not accounted for as a joint venture.

Impact of COVID-19

The ongoing COVID-19 global and national health emergency has caused significant disruption in international economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, distribution centers, or logistics and other service providers.

F-8

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for products and services and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly.

To date, we have maintained uninterrupted business operations with normal turnaround times for servicing our customers. We have implemented adjustments to our operations designed to keep employees safe and comply with federal, state, and local guidelines, including those regarding social distancing. The extent to which COVID19 may further impact the Company’s business, results of operations, financial condition and cash flows will depend on future developments, which are highly uncertain and cannot be predicted with confidence. In response to COVID-19, the United States government has passed legislation and taken other actions to provide financial relief to companies and other organizations affected by the pandemic.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations.

Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

Basis of Presentation

The consolidated financial statements have been presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Instadose Pharma Corp. has determined that the Canadian dollar is the most relevant and appropriate reporting currency as, despite continuing shifts in the relative size of our operations across multiple geographies, the majority of our operations are conducted in Canadian dollars and our financial results are prepared and reviewed internally by management in Canadian dollars.

F-9

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form 8-K. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the consolidated financial statements for the fiscal year ended May 31, 2021 included in the Company’s year-end consolidated financial statements on Form 8-K filed by Instadose Pharma Corp. (formerly known as Mikrocoze, Inc.), filed with the United States Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with those financial statements included in the Form 8-K.

In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended August 31, 2021 are not necessarily indicative of the results that may be expected for the year ending May 31, 2022.

Liquidity, Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying consolidated financial statements, for the three months ended August 31, 2021, the Company had:

•	Net loss of $9,668,612; and
•	Net cash used in operations was $610,974

Additionally, at August 31, 2021, the Company had:

•	Accumulated deficit of $144,581,953
•	Stockholders’ deficit of $1,525,301; and
•	Working capital deficit of $47,838,207

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company has cash on hand of $4,837 at August 31, 2021. Once business operations commence during fiscal year end May 31, 2022, the Company expects to generate sufficient revenues and positive cash flows from operations to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain. Currently, the Company expects to incur losses from operations and have negative cash flows from operating activities for the near-term.

See Note 9 regarding the conversion of loan payable with the Company’s Chairman and Chief Executive Officer totaling $39,531,029.

F-10

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

The Company continues to receive additional funding from its Chairman and Chief Executive Officer on an as needed basis (see Note 6).

As the Company begins its business operations, we note that in recent years, the actions of governments around the world have signaled a significant change in attitudes towards cannabis, have either formally legalized medical cannabis access or established government efforts to explore the legalization of medical cannabis access. Therefore, opportunities continue to exist for the Company to operate in jurisdictions where governments have established, or are actively moving towards, a legal framework.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these consolidated financial statements are issued. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execute business operations during fiscal year May 31, 2022;
•	Create new joint venture relationship partners and operating subsidiaries throughout the world in order to expand the Global Distribution Platform to new geographical markets; and
•	Continue to secure new supply agreements from pharmaceutical industry companies for Medicinal Cannabis and Cannabinoid Oil

F-11

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Risks and Uncertainties

In general, the following represents a non-exhaustive listing of some, but not all, expected future risks and uncertainties related to the Cannabis industry:

•

Operating in a highly regulated industry where the regulatory environments are rapidly developing, and we may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

•

We and our joint ventures and strategic investments are reliant on required licenses, authorizations, approvals and permits for our ability to grow, process, store and sell cannabis which are subject to ongoing compliance, reporting and renewal requirements and we may also be required to obtain additional licenses, authorizations, approvals and permits in connection with our business.

•	Changes in the laws, regulations and guidelines governing cannabis and U.S. hemp may adversely impact our business.
•	We are constrained by law in our ability to market and advertise our products.
•	We could be adversely affected by violations of the Corruption of Foreign Public Officials Act (Canada), the U.S. Foreign Corrupt Practices Act and other similar anti-bribery laws.
•	Cannabis is a controlled substance in the United States and therefore subject to the Controlled Substances Import and Export Act.
•	We will be subject to a number of federal, state, and foreign environmental and safety laws and regulations that may expose us to significant costs and liabilities.
•	Anti-money laundering and other banking laws and regulations can limit our ability to access financing and hamper our growth.
•

There is limited long-term data with respect to the efficacy and side effects of our products and future clinical research studies on the effects of cannabis, hemp and cannabinoids and cannabis-based products may lead to conclusions that dispute or conflict with our understanding and belief regarding their benefits, viability, safety, efficacy, dosing, and social acceptance.

•

Controlled substance and other legislation and treaties may restrict or limit our ability to research, manufacture and develop a commercial market for our products outside of the jurisdictions in which we currently operate and our expansion into such jurisdictions is subject to risks.

•

Investments and joint ventures outside of Canada and the United States are subject to the risks normally associated with any conduct of business in foreign countries, including varying degrees of political, legal, and economic risk.

•

There can be no assurance that our current and future acquisitions, strategic alliances, investments, or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition, and results of operations.

•	We are subject to risks relating to our current and future operations in emerging markets.

F-12

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

•	We may not be able to achieve or maintain profitability and may continue to incur losses in the future.
•	We may be subject to product liability claims.
•	We are highly dependent on our senior management, specifically, our Chairman and Chief Executive Officer.
•

We will seek to maintain adequate insurance coverage in respect of the risks we face, however, insurance premiums for such insurance may not continue to be commercially justifiable and there may be coverage limitations and other exclusions which may not be sufficient to cover our potential liabilities.

•	Fluctuations in wholesale and retail prices could result in earnings volatility.
•	Infectious Diseases and Global Virus Outbreaks.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Significant estimates during the three months ended August 31, 2021 and 2020 include the borrowing rate considered for operating lease right-of-use asset and related operating lease liability, valuation of intangible rights – related party, uncertain tax positions, and the valuation allowance on deferred tax assets.

Principles of Consolidation and Non-Controlling Interest

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and both its wholly owned and majority-owned subsidiaries. All intercompany transactions and balances have been eliminated.

Non-controlling interest is recorded in total stockholders’ deficit in the consolidated financial statements. For the three months ended August 31, 2021 and 2020, none of the Company’s subsidiaries were operational, as a result, non-controlling interest has a balance of $0.

F-13

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Variable Interest Entities

A variable interest entity (“VIE”) is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Under Accounting Standards Codification (“ASC”) 810 – Consolidations, where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE. At August 31, 2021 and May 31, 2021, respectively, the Company has no VIE’s.

Equity Method Investments

Investments accounted for using the equity method include those investments where the Company (i) can exercise significant influence over the other entity and (ii) holds common stock and/or in-substance common stock of the other entity. Under the equity method, investments are carried at cost, and subsequently adjusted for the Company’s share of net income (loss), comprehensive income (loss) and distributions received from the investee. If the current fair value of an investment falls below its carrying amount, this may indicate that an impairment loss should be recorded. Any impairment losses recognized are not reversed in subsequent periods. At August 31, 2021 and May 31, 2021, respectively, the Company has no equity method investments.

Due from Related Party

From time to time, the Company may advance funds to an entity (IDP Macedonia) that is 50% controlled by our Chairman and Chief Executive Officer. While management believes the advances are expected to be recoverable, the recoverability of these advances depends on, amongst other things, Instadouz’s ability to generate positive cash flows through operations. In the event that Instadouz does not generate sufficient cash flows to support ongoing operations, the Company may be required to fund additional expenses. As a result of this and other uncertainties, the Company may ultimately not be able to recover some, or all, of the value of these advances.

The IDP Macedonia collaboration is a revenue and expense sharing arrangement. Revenues generated from Instadouz’s sale of Medicinal Cannabis or Cannabinoid Oil is to be split 49% to the Company’s operating partner in the DRC (Instadouz DRC), 49% to the Company, and 2% to IDP Macedonia.

F-14

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

During the years ended May 31, 2021 and 2020, the Company has advanced IDP Macedonia a total of $929,313 and $150, respectively, of which all amounts were directly contributed by our Chairman and Chief Executive Officer, thereby, increasing loan payable – related party.

During the three months ended August 31, 2021, the Company has advanced IDP Macedonia a total of $579,031, of which all amounts were directly contributed by our Chairman and Chief Executive Officer, thereby, increasing loan payable – related party.

Subsequent to September 30, 2021, the Company has advanced IDP Macedonia a total of $165,683, of which the entire amount was directly contributed by our Chairman and Chief Executive Officer, thereby, increasing loan payable – related party. See Note 6.

Joint Venture - Portugal

In October 2020, the Company executed a joint venture in Portugal with a third party, which created an entity known as IDP Portugal. The purpose of this joint venture was to secure licenses to import Medicinal Cannabis into Portugal to be sold or processed into Cannabinoid Oil and then sold to pharmaceutical industry companies located predominantly in the European Union.

Effective March 1, 2021, under the terms of this arrangement, ownership of IDP Portugal is split 95% to the Company and 5% to the third party. IDP Portugal has not yet had any operations since its formation.

During the year ended May 31, 2021, the Company advanced $29,106, all of which was directly contributed by our Chairman and Chief Executive Officer, thereby, increasing loan payable – related party.

During the three months ended August 31, 2021, the Company advanced $63,085, all of which was directly contributed by our Chairman and Chief Executive Officer, thereby, increasing loan payable – related party.

Joint Venture/Majority Owned Subsidiary - India

In January 2021, Instadose, along with its local partner in India, Sanctum Healthcare Remedies Private Limited (“Sanctum”), commenced official discussions with State government officials in Uttarakhand with a goal to secure a legal commercial license to grow, cultivate, process, and produce Medicinal Cannabis and Cannabinoid Oil (the “Uttarakhand License”) on agricultural lands located within the State of Uttarakhand (the “Uttarakhand Lands”).

F-15

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

In February 2021, Instadose and Sanctum agreed to a plan of joint venture that would see the parties work together in India to secure multiple State‑issued licenses to, among other rights, grow, cultivate, process, produce, export, and sell Medicinal Cannabis (according to India Law) and Cannabinoid Oil (the “India JV Licenses”) on certain agricultural lands in India (the “India JV Lands”) starting with the Uttarakhand License and Uttarakhand Lands (the “India Joint Venture”).

On February 18, 2021, Instadose and Sanctum executed a joint venture agreement (the “India JV Agreement”) formalizing their relationship under the India Joint Venture. In doing so, the India Joint Venture would serve the Global Distribution Platform as both a Medicinal Cannabis Cultivation Participant and Cannabinoid Oil Production Participant. The term of the India Joint Venture was agreed at twenty‑five (25) years, with a mutual option to extend the India Joint Venture for one additional twenty‑five (25) year term.

The India JV Agreement provided Instadose with exclusive rights to market and sell all of the Medicinal Cannabis and Cannabinoid Oil produced under the India Joint Venture with those net profits generated under the India Joint Venture to be shared as follows: Instadose 55%; Sanctum 45%.

On March18, 2021, Instadose and Sanctum incorporated a Subsidiary in India, Instadose Pharma India Private Limited (“IDP India”) to manage the India Joint Venture. IDP India is ownership is as follows: Instadose 55%; Sanctum 45%.

On August 6, 2021, the District Magistrate of Haridwar, in the State of Uttarakhand granted IDP India with its initial approval for the cultivation of Medicinal Cannabis, operating under the laws of India, on up to five hundred (500) acres of Uttarakhand Lands. IDP India is working to secure the Uttarakhand Lands. Once secured, approval to commence the official cultivation of Medicinal Cannabis in India (as well as receipt of the other applicable India JV Licenses) will be provided to IDP India.

During the three months ended August 31, 2021 and the year ended May 31, 2021, the Company has advanced $0 and $775 to the joint venture.

Joint Venture – Mexico

In April 2021, Instadose and representatives of Instadose’s new third‑party partner in Mexico (the “Mexico Partner”) commenced discussions on a plan of joint venture/partnership that would see the parties work together in Mexico for the purposes of (i) growing, processing, purchasing, exporting, and selling Medicinal Cannabis, and (ii) utilizing Medicinal Cannabis to produce, export, and sell Cannabinoid Oil (collectively, the “Mexico Project”).

F-16

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

On July 29, 2021, Instadose and its Mexico Partner executed a letter agreement (the “Mexico Letter Agreement”) formalizing the scope of the Mexico Project which included the parties working together in Mexico.

During the three months ended August 31, 2021 and the year ended May 31, 2021, there has been no activity with this joint venture.

Joint Venture – Columbia

In May 2021, Instadose and representatives of Instadose’s new third-party joint venture partner in Colombia (the “Colombia Partner”) commenced discussions on a plan of joint venture (the “Colombia Joint Venture”) that would see the Colombia Partner become an exclusive supplier to Instadose of no less than one million kilograms (1,000,000 kg) of Medicinal Cannabis per year throughout the term of the Colombia Joint Venture. The Colombia Partner is a Colombian company fully licensed in Colombia to cultivate and produce Medicinal Cannabis and its related derivatives.

On August 5, 2021, Instadose and its Colombia Partner executed a joint venture agreement (the “Colombia JV Agreement”) formalizing the scope of the Colombia Joint Venture. Under the Colombia JV Agreement, all of the Medicinal Cannabis to be supplied by the Colombia Partner to one or more Cannabinoid Oil Production Participants shall be determined in accordance with the terms of the supply agreements entered into between the applicable parties. Instadose and its Colombia Partner agreed to an initial five (5) year term for the operation of the Colombia Joint Venture subject to the right of the parties (absent the existence of a default) to extend the initial term for up to four (4) additional five (5) year terms.

During the three months ended August 31, 2021 and the year ended May 31, 2021, there has been no activity with this joint venture.

Foreign Currency Translation

In preparing the financial statements of individual entities, transactions in currencies other than the entity’s functional currency are recognized at exchange rates in effect on the date of the transactions. At each reporting date monetary assets and liabilities denominated in foreign currencies are re-translated at the exchange rates applicable at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Non-monetary assets and liabilities that are measured at historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Realized and unrealized exchange gains and losses are recognized through net income (loss).

F-17

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

For the purposes of presenting consolidated financial statements the assets and liabilities of foreign operations, are translated into Canadian dollars at the exchange rates applicable at the balance sheet date. Income and expenses, and cash flows of foreign operations are translated into Canadian dollars using average exchange rates. Exchange differences resulting from translating foreign operations are recognized in accumulated other comprehensive income (loss). At August 31, 2021 and May 31, 2021, respectively, there were no accounts that required translation from a currency other than the Company’s functional currency (Canadian dollars).

Business Combinations

The Company accounts for business acquisitions using the acquisition method of accounting, in accordance with which assets acquired and liabilities assumed are recorded at their respective fair values at the acquisition date. The fair value of the consideration paid, including contingent consideration, is assigned to the assets acquired and liabilities assumed based on their respective fair values. Goodwill represents excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed.

Significant judgments are used in determining fair values of assets acquired and liabilities assumed, as well as intangibles. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows, and appropriate discount rates used in computing present values. These judgments may materially impact the estimates used in allocating acquisition date fair values to assets acquired and liabilities assumed, as well as the Company’s current and future operating results. Actual results may vary from these estimates which may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to fair values of assets and liabilities made after the end of the measurement period are recorded within the Company’s operating results.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as one identifiable and reportable segment

F-18

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

•	Level 1 —Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
•	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, and accounts payable and accrued expenses, are carried at historical cost. At August 31, 2021 and May 31, 2021, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

F-19

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At August 31, 2021 and May 31, 2021, respectively, the Company did not have any cash equivalents.

Sales Tax Receivables

Sales taxes in Canada are imposed at two levels.

The federal government levies a national sales tax, the GST. Several provinces – British Columbia, Saskatchewan, Manitoba, Quebec, and Prince Edward Island – levy a separate retail sales tax often known as PST or combined to create the HST.

The GST is collected at a different rate when the related sale is made in Newfoundland and Labrador, Nova Scotia, New Brunswick, and Ontario. Tax collected at this rate is commonly referred to as the ‘harmonized sales tax’ or HST. It is important to note, however, that although the rates are different this tax is the same tax as the GST.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy.

In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

F-20

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

For the three months ended August 31, 2021 and 2020, respectively, the Company did not recognize any impairment loss.

At August 31, 2021 and May 31, 2021, respectively, none of the Company’s capitalized property, plant and equipment had been placed into service. Once operations begin, all assets will be depreciated over their estimated useful lives. See Note 4.

Right of Use Assets and Lease Obligations

The Right of Use Asset and Lease Liability reflect the present value of the Company’s estimated future minimum lease payments over the lease term, which may include options that are reasonably assured of being exercised, discounted using a collateralized incremental borrowing rate.

Typically, renewal options are considered reasonably assured of being exercised if the associated asset lives of the building or leasehold improvements exceed that of the initial lease term, and the performance of the business remains strong. Therefore, the Right of Use Asset and Lease Liability may include an assumption on renewal options that have not yet been exercised by the Company. At August 31, 2021, the Company’s operating lease did not contain any lease renewal options.

As the rate implicit in leases are not readily determinable, the Company uses an incremental borrowing rate to calculate the lease liability that represents an estimate of the interest rate the Company would incur to borrow on a collateralized basis over the term of a lease within a particular currency environment.

F-21

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Intangible Rights – Related Party

Intangible assets consist of accessible license rights to cultivate Medicinal Cannabis in the DRC and is stated at cost less accumulated amortization. Amortization is provided for on the straight-line basis over the estimated useful life of the agreement which is twenty-five (25) years. See Notes 5 and 6.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of May 31, 2021 and 2020, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the three months ended August 31, 2021 and 2020, respectively.

As of August 31, 2021, all tax years remain open for audit.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the consolidated statements of operations.

The Company recognized $5,704 and $0 in marketing and advertising costs during the three months ended August 31, 2021 and 2020, respectively.

F-22

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

We use the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

At August 31, 2021 and May 31, 2021, the Company had 3,000,000 and 0 options outstanding (subject to vesting), respectively.

Common Stock Awards

The Company may grant common stock awards to employees and consultants in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by employees and consultants is recorded on the consolidated statement of operations in the same manner and charged to the same account as if such settlements had been made in cash.

F-23

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Stock Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance if there is not a service period.

There were no warrant grants during the three months ended August 31, 2021 and the year ended May 31, 2021, respectively.

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

During the three months ended August 31, 2021, the Company granted 3,000,000 stock options (See Note 8). These options vest 1,000,000 each in June 2022 (fiscal year May 2023), June 2023 (fiscal year May 31, 2024) and June 2024 (fiscal year May 31, 2025). At August 31, 2021, none of these stock options had vested and were not exercisable, therefore, at August 31, 2021, there are no related common stock equivalents.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. See Notes 5 and 6 regarding the purchase of intangible rights and related loan payable with the Company’s Chairman and Chief Executive Officer.

F-24

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

In September 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Measurement of Credit Losses on Financial Instruments, which supersedes current guidance by requiring recognition of credit losses when it is probable that a loss has been incurred. The new standard requires the establishment of an allowance for estimated credit losses on financial assets including trade and other receivables at each reporting date. The new standard will result in earlier recognition of allowances for losses on trade and other receivables and other contractual rights to receive cash. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842), which extends the effective date of Topic 326 for certain companies until fiscal years beginning after December 15, 2022. The new standard will be effective for the Company in the first quarter of fiscal year June 1, 2023, and early adoption is permitted. The Company has not completed its review of the impact of this standard on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This guidance, among other provisions, eliminates certain exceptions to existing guidance related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. We adopted this pronouncement on March 1, 2021; however, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

F-25

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our financial statements.

Note 3 – Disposal of Subsidiary – Related Party

On February 7, 2019, the Company disposed of its 100% owned subsidiary Maribec. The Company retained an irrevocable option to repurchase Maribec at a future time. On February 25, 2021, Maribec received its cannabis processing license. This license expires on September 4, 2023.

On March 11, 2021, the Company elected its option to repurchase Maribec, this transaction has not yet closed. The Company has determined that the reacquisition of Maribec is not subject to the business combination rules, rather this was deemed an asset purchase.

After the disposal of the subsidiary, during the three months ended August 31, 2021 and the year ended May 31, 2021, the Company incurred additional expenses totaling $0 and $42,636, respectively. The advances were never repaid and resulted in a reduction to paid in capital.

F-26

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Note 4 – Property, Plant and Equipment

The components of property, plant and equipment are as follows:

				Estimated Useful
	August 31, 2021	May 31, 2021		Lives (Years)

Buildings and improvements	$1,050,648	$1,050,648	*	39
Production and warehouse equipment	2,108,823	1,636,011	*	3 - 10
Land	466,984	466,984	*	N/A
Leasehold improvements	28,158	28,158	*	5
Furniture and fixtures	21,733	21,733	*	5
Hardware	18,200	18,200	*	5
Software	1,864	1,864	*	3
	3,696,410	3,223,598
Accumulated depreciation	-	-
Total property and equipment - net	$3,696,410	$3,223,598

* As of August 31, 2021 and May 31, 2021, none of the assets have been placed into service.

All of the Company’s property, plant and equipment will be placed into service upon commencement of operations, which is expected during the fiscal year ended May 2022.

Note 5 – Intangible Rights – Related Party

In October 2018, an affiliate of the Company’s Chairman and Chief Executive Officer, The Maye International Group SARL, (“TMIG”) entered into a business partnership with the DRC. On October 1, 2018, the DRC issued a registration certificate to TMIG for the cultivation of medicinal and food plants anywhere in the DRC for subsequent transformation into pharmaceutical products.

Under the terms of the agreement, TMIG committed $25,000,000 to the DRC to be used for the employment of agricultural professionals, building of infrastructure to grow and process cannabis, and to establish the exportation of product. The payment also allows the Company access to the Bukanga Lonzo Agro-Industrial Park to execute its operations, which primarily include the growing, transport, storing, processing, packaging and purchase of medicinal plants and medicinal plant derivatives for international export and sale.

F-27

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

The Company paid an additional $10,000,000 to TMIG to acquire the exclusive international rights to monetize the medicinal plant rights granted to TMIG by the DRC.

Total payments of $35,000,000 were made in USD and have been translated into Canadian dollars with a total valuation of $45,825,775.

The total payment of $45,825,775 to TMIG was paid directly from our Chairman and Chief Executive Officer during the period August 2018 to December 31, 2018. The Company effectively had acquired all rights associated with this agreement on January 1, 2019.

In the accompanying consolidated balance sheets, amounts paid by our Chairman and Chief Executive Officer on behalf of the Company are recorded as a loan payable, which is non-interest bearing, unsecured and due on demand.

The term of the agreement is for 25 years and, contingent upon the renewal of the DRC joint venture agreement with TMIG shall be renewable automatically for one additional twenty-five (25) year term. The Company has capitalized these intangible rights and will amortize the asset ratably over the term of the agreement.

The Company's intangible asset is as follows:

			Estimated Useful
	August 31, 2021	May 31, 2021	Life (Years)

Gross carrying amount	$45,825,775	$45,825,775	25
Accumulated amortization	4,888,083	4,429,825
Net carrying amount	$40,937,692	$41,395,950

Amortization expense for the three months ended August 31, 2021 and 2020 was $458,258 and $458,258, respectively.

See Note 6 regarding associated loan with related party.

F-28

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Estimated amortization expense for each of the five (5) succeeding years and thereafter is as follows:

For the Year Ended August 31,

2022 (9 Months)	$1,374,773
2023	$1,833,031
2024	$1,833,031
2025	$1,833,031
Thereafter	34,063,826
Total	$40,937,692

Note 6 – Loan Payable – Related Party

In connection with the Company acquiring rights to operate in the DRC, the Company’s Chairman and Chief Executive Officer paid all related amounts. See Note 5.

The following represents a summary of the Company’s loan payable – related party, key terms, and outstanding balances at August 31, 2021 and May 31, 2021, respectively:

Loan Payable
Terms	Related Party

Issuance date of loan	Various
Term	Due on demand
Interest rate	0%
Collateral	Unsecured
Default	None

Balance - May 31, 2020	$37,756,854
Proceeds	3,059,990
Repayments	(1,122,874)
Balance - May 31, 2021	39,693,970
Advances	1,712,011
Repayments	(15,062)
Balance - August 31, 2021	$41,390,919 *

* See 9 regarding debt conversion to common stock

Subsequent to August 31, 2021, the Company’s Chairman and Chief Executive Officer advanced an additional $492,163.

F-29

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Note 7 – Commitments and Contingencies

Operating Lease

We have entered into an operating lease agreement for our corporate headquarters. We account for leases in accordance with ASC Topic 842: Leases, which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee.

If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating. We determine if an arrangement is a lease, or contains a lease, at inception and record the lease in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at commencement to determine the present value of lease payments except when an implicit interest rate is readily determinable. We determine our incremental borrowing rate based on market sources including relevant industry data.

We have a lease agreement with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

F-30

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Our lease, where we are the lessee, does not include an option to extend the lease term. Our lease also includes an option to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease term would include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense, included as a component of general and administrative expenses, in the accompanying consolidated statements of operations.

Certain operating leases provide for annual increases to lease payments based on an index or rate, our lease has no stated increase, payments were fixed at lease inception. We calculate the present value of future lease payments based on the index or rate at the lease commencement date. Differences between the calculated lease payment and actual payment are expensed as incurred.

At August 31, 2021 and May 31, 2021, respectively, the Company has no financing leases as defined in ASC 842, "Leases."

F-31

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

The tables below present information regarding the Company's operating lease assets and liabilities at August 31, 2021 and May 31, 2021, respectively.

	August 31, 2021	May 31, 2021
Assets

Operating lease - right-of-use asset - non-current	$218,321	$242,579

Liabilities

Operating lease liability	$245,483	$270,141

Weighted-average remaining lease term (years)	2.25	2.50

Weighted-average discount rate	8%	8%

The components of lease expense were as follows:

Operating lease costs

Amortization of right-of-use operating lease asset	$24,258	$97,031
Lease liability expense in connection with obligation repayment	5,239	$17,938
Total operating lease costs	$29,497	$114,969

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$29,895	$119,580
Right-of-use asset obtained in exchange for new operating lease liability	$-	$-

F-32

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Future minimum lease payments required under leases that have initial or remaining non-cancelable lease terms in excess of one year at August 31, 2021:

2022 (9 Months)	$89,685
2023	119,580
2024	59,790
Total undiscounted cash flows	269,055
Less: amount representing interest	(23,572)
Present value of operating lease liability	245,483
Less: current portion of operating lease liability	(103,688)
Long-term operating lease liability	$141,795

Employment Agreements

The Company entered into several employment agreements with officers and directors, the terms were as follows:

Accrued Compensation
Terms	Related Parties

Commencement date	February 8, 2019 - June 15, 2021
Term	3 years
End Date	February 8, 2022 - June 15, 2024
Salary	$150,000 - $350,000 per year

Balance - May 31, 2020	$1,754,016
Expense incurred	1,383,334
Balance - May 31, 2021	3,137,350
Expense incurred	377,083
Balance - August 31, 2021	$3,514,433

In addition to salary, certain officers and directors also received the right to accept additional shares of common stock as additional compensation. All of the shares granted vest ratably at the end of each anniversary over a period of three (3) years coinciding with the term of the related employment agreement.

F-33

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

In the event of a public listing of the Company, certain unvested common stock held by certain officers and directors become immediately vested. After the common stock is fully vested, the holder has 1 year from this date to take possession of the shares. On October 19, 2021, for certain employment agreements, and in anticipation of closing a reverse merger (recapitalization) and becoming listed on the OTC Market QB, the Company accelerated the vesting of an additional 6,500,000 shares having a fair value of $13,000,000, which were expensed and recognized in October 2021.

The Company has expensed these shares at each vesting date with a value based upon the fair value of the common stock on the vesting date.

For the three months ended August 31, 2021 and 2020, the Company has recorded compensation expense related to these shares of $2,000,000 (1,000,000 shares) and $2,000,000 (1,000,000 shares), to an officer, respectively, based upon a recent third-party cash offering price of $2/share.

The stock grants vest as follows:

For the years ended May 31,		Cumulative Shares to be Vested

2022 (9 Months)	10,500,000	10,500,000
2023	1,000,000	11,500,000
2024	2,000,000	13,500,000
2025	2,000,000	15,500,000
	15,500,000

Of the 10,500,000 shares which vest in fiscal year end 2022, 9,500,000 relate to the acceleration of vesting for certain officers, directors, and consultants as noted above in relation to a public listing. The remaining 1,000,000 shares which vested related to compensation earned by the Company’s Chief Financial Officer (1,000,000 shares).

Note 8 – Stockholders’ Deficit

The Company has one class of common stock:

-	Unlimited shares authorized
-	No par value
-	Voting at 1 vote per share
-	Eligible for dividends if declared by the Board of Directors

F-34

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Equity Transactions for the Three Months August 31, 2021

Stock Issued for Services

The Company issued 2,692,409 shares of common stock for services rendered, having a fair value of $5,384,818 ($2/share), based upon recent third-party cash offerings. The Company expensed these services as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Stock Issued for Services – Related Parties

The Company issued 1,300,000 shares of common stock for services rendered, having a fair value of $2,600,000 ($2/share), based upon recent third-party cash offerings. The Company expensed these services as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Stock Options

In June 2021, the Company executed a three (3) year consulting agreement with a service provider. The Company granted 3,000,000 stock options, having a fair value of $4,830,000. The options vest ratably at 1,000,000 per year at the end of year 1, 2 and 3, respectively. The options have an exercise price equal to $2. All options expire five (5) years from issuance in June 2026.

Fair value was based upon the following assumptions using a Black-Scholes option pricing model:

Three Months Ended
August 31, 2021
Exercise price	$2
Expected volatility	150%
Expected dividends	0%
Expected life in years	3
Risk-free interest rate	0.31%

This consultant also received 500,000 shares of common stock having a fair value of $1,000,000 ($2/share), based upon recent third-party cash offerings. This amount was included in the above stock issued for services total.

F-35

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Stock option transactions under the Company’s Plan for the three months ended August 31, 2021 and the year ended May 31, 2021 are summarized as follows:

Stock Options	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value	Weighted Average Grant Date Fair Value
Outstanding - May 31, 2021	-	$-	-	$-	$-
Exercisable - May 31, 2021	-	$-	-	$-	$-
Granted	3,000,000	$2.00	4.75	$-	$1.61
Exercised	-	$-	-	$-	$-
Cancelled/Forfeited	-	$-	-	$-	$-
Outstanding - August 31, 2021	3,000,000	$2.00	4.75	$-	$-
Vested and Exercisable - August 31, 2021	-	$-	-	$-	$-
Unvested and non-exercisable - August 31, 2021	3,000,000	$2.00	4.75	$-	$-

Compensation expense recorded for stock-based compensation is as follows for the three months ended August 31, 2021 and 2020, respectively:

Three Months Ended
August 31, 2021	August 31, 2020

$402,500	$-

As of August 31, 2021, compensation cost related to the unvested options not yet recognized was as follows:

$4,427,500

Weighted average period in which unrecognized compensation will vest (in years)

$2.75

The unvested stock option expense is expected to be recognized through June 2024.

F-36

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Equity Transactions for the Year Ended May 31, 2021

Stock Issued for Services

The Company issued 6,723,423 shares of common stock for services rendered, having a fair value of $13,446,846 ($2/share), based upon recent third-party cash offerings. The Company expensed these services as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Stock Issued for Services – Related Parties

The Company issued 7,772,856 shares of common stock for services rendered, having a fair value of $15,545,713 ($2/share), based upon recent third-party cash offerings. The Company expensed these services as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Note 9 - Subsequent Events

Stock Issued for Services

Subsequent to August 31, 2021, the Company issued 200,000 shares of common stock for services rendered, having a fair value of $400,000 ($2/share), based upon recent third-party cash offerings.

Stock Issued for Services – Related Parties

Subsequent to August 31, 2021, the Company issued 8,700,000 shares of common stock for services rendered, having a fair value of $17,400,000 ($2/share), based upon recent third-party cash offerings. See Note 7 related to the vesting of executive shares.

Debt Conversion – Related Party

On October 19, 2021, the Company’s Chairman and Chief Executive Officer converted $39,531,029 of loan payable into 4,517,831 shares of common stock having a fair value of $9,035,662 ($2/share), based upon recent third-party cash offerings. The conversion resulted in a gain on debt settlement of $30,495,367. Since the transaction occurred with a related party, accordingly, the gain is recorded as an increase to additional paid in capital.

F-37

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

Debt Settlement – Third Party (Accounts Payable)

In May 2019, the Company owed $485,690 to a third-party vendor. In November 2021, the Company executed a settlement with this vendor. Under the terms of the agreement, the Company is required to pay $845,000 in cash and 400,000 shares of common stock having a fair value of $800,000 ($2/share), based upon recent third-party cash offerings.

The amounts due in cash are payable as follows: $425,000 by December 31, 2021 and $420,000 by March 31, 2022. In the event that the total amount is not paid in full by March 31, 2022, an additional $100,000 becomes due and the outstanding balance will be subject to interest at 2% per month (annualized 24%).

In the accompanying balance sheet at May 31, 2021, the Company has included the $845,000 as a component of accounts payable and accrued expenses, and the $800,000 as common stock payable.

Additionally, the Company had previously issued 661,014 shares to this vendor in fiscal year 2020 which were accounted for as a deposit totaling $1,322,028. The Company and the vendor have agreed to treat this payment as a non-refundable deposit; however, no future purchases will be made by the Company. As a result, the Company has treated the impairment of this deposit as part of the aggregate settlement expense totaling $2,481,338.

The following is a summary of the settlement expense for the year ended May 31, 2021:

Total cash due upon settlement	$845,000
Accounts payable - prior to settlement	(485,690)
Additional cash owed	359,310
Common stock payable (400,000 shares)	800,000
Impairment of deposit	1,322,028
Settlement expense	$2,481,338

Legal Matters

On September 18, 2019, the Company received a letter from the Ontario Securities Commission (the “OSC”), Enforcement Branch, requesting information about the Company’s business activities. The Company is also aware that the OSC reached out to certain stakeholders of the Company regarding such enquiries. The Company has responded to these enquiries and has not received any response from the OSC since that time.

F-38

INSTADOSE PHARMA CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2021
(UNAUDITED)

On July 9, 2021, the OSC announced that Grant F. Sanders had been charged quasi-criminally with one count of fraud in relation to his role as Chairman and Chief Executive Officer of the Company (the “Charge”). In the Charge, the OSC alleges that investor funds were diverted to the benefit of Mr. Sanders, his family, and associates. The OSC further alleges that the Company materially misrepresented the nature of the company’s business. Mr. Sanders has retained legal counsel in Canada for the purpose of vigorously defending himself against the Charge. Mr. Sanders’ first scheduled court appearance on this matter occurred on Monday, August 16, 2021 the “First Appearance”). It was determined at the First Appearance that the matter be adjourned until October 4, 2021. There was a judicial pretrial conference set for November 16, 2021. The pretrial conference was adjourned and was postponed to a later date.  As at January 6, 2022, a pretrial date has not been set.  For more information about the Charge see the OSC’s press release at: https://www.newswire.ca/news-releases/ontario-securities-commission-osc-charges-grant-sanders-with-securities-act-offences-846017944.html

Pending Reverse Merger and Recapitalization

On November 15, 2020, the Company entered into a non-binding letter of intent with Mikrocoze, Inc. (“MZKR”) dated as of November 13, 2020 (the “MZKR LOI”). The MZKR LOI contemplated the completion of a plan of arrangement involving, among other things, the acquisition by MZKR of all of the outstanding common shares of Instadose by way of a share-for-share exchange (the “Arrangement”). Thereafter, Mr. Sanders and members of the Company’s executive management team engaged in discussions surrounding the possible succession of Mr. Sanders as Chairman and Chief Executive Officer of the Company to allow Mr. Sanders to shift his focus towards better serving and representing the Company abroad for the expansion of the Global Distribution Platform (the “Sanders Succession Plan”). In connection with the Sanders Succession Plan, the Company has since entered into an employment agreement with Edward Borkowski to serve as the Company’s Chief Executive Officer effective the first business day following completion of the Arrangement (the “Borkowski Effective Date”).

In connection with the hiring of Mr. Borkowski, Mr. Sanders agreed to resign as Chief Executive Officer of the Company effective the Borkowski Effective Date.

On September 1, 2021, the Company and MZKR entered into a plan of arrangement (the “Plan of Arrangement”). Upon the satisfaction of the conditions set forth in the Plan of Arrangement, MZKR would acquire all of the issued and outstanding shares of common stock (the “Shares”) of Instadose. The consideration to be paid for each Share shall be 1.34 shares of common stock of the MZKR. Each of the Company and MZKR made representations and warranties in the Plan of Arrangement customary for transactions similar to this transaction, subject to specified exceptions and qualifications. The obligations of the parties to complete the transaction were subject to various customary conditions set forth in the Plan of Arrangement, including without limitation court approval of the transaction and the vote of the shareholders of Instadose. The Plan of Arrangement also contains customary confidentiality and non-solicitation provisions.

On October 19, 2021, Instadose applied to the Supreme Court of British Columbia (the “Court”) in connection with the Plan of Arrangement giving effect to an arrangement (the “Arrangement”) under section 288 of the Business Corporations Act (British Columbia), S.B.C. 2002, c.57, as amended, (the “BCBCA”) involving the Instadose, its shareholders and MZKR.

Instadose received a Final Order which provided for, among others, (i) pursuant to Section 291 (4)(c) of the BCBCA the Arrangement as provided for in the Plan of Arrangement, including the terms and conditions thereof and the distributions, issuances, exchanges and/or adjustments of securities contemplated therein or in connection therewith, is procedurally and substantively fair and reasonable to the Instadose Shareholders; and (ii) pursuant to section 291(4)(a) of the BCBCA, the Arrangement as provided for in the Plan of Arrangement, including the terms and conditions thereof and the distributions, issuances, exchanges, and/or adjustments of securities contemplated therein or in connection therewith, be and was hereby approved by the Court.

F-39

F-40

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Instadose Pharma Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Instadose Pharma Corp. as of May 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

January 6, 2022

F-41

Instadose Pharma Corp. and Subsidiaries

Consolidated Balance Sheets

(In Canadian Dollars)

	May 31, 2021	May 31, 2020

Assets

Current Assets
Cash and cash equivalents	$34,608	$1,819
Prepaid and other current assets	98,753	154,923
Total Current Assets	133,361	156,742

Due from related party	929,463	150

Joint ventures	29,881	-

Property, plant and equipment - net	3,223,598	3,223,598

Deposit	-	1,322,028

Operating lease - right-of-use asset	242,579	339,610

Intangible rights - related party	41,395,950	43,228,981

Total Assets	$45,954,832	$48,271,109

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$2,297,378	$1,306,236
Accrued compensation - related parties	3,137,350	1,754,017
Common stock payable (400,000 shares)	800,000	-
Loan payable - related party	39,693,970	37,756,854
Operating lease liability	101,642	92,182
Total Current Liabilities	46,030,340	40,909,289

Operating lease liability	168,499	270,140

Total Liabilities	46,198,839	41,179,429

Commitments and Contingencies (Note 9)

Stockholders' Equity (Deficit)
Common stock, no par value, unlimited shares authorized
319,612,856 and 305,116,577 issued and outstanding, respectively	135,865,713	106,873,155
Additional paid-in capital	(1,196,379)	(1,153,743)
Accumulated deficit	(134,913,341)	(98,627,732)
Total Stockholders' Equity (Deficit)	(244,007)	7,091,680

Total Liabilities and Stockholders' Equity (Deficit)	$45,954,832	$48,271,109

The accompanying notes are an integral part of these consolidated financial statements

F-42

Instadose Pharma Corp. and Subsidiaries

Consolidated Statements of Operations

(In Canadian Dollars)

	For the Year Ended May 31,
	2021	2020

General and administrative expenses	32,088,694	94,293,529

Loss from operations	(32,088,694)	(94,293,529)

Other expense
Amortization of intangible asset - related party	(1,833,031)	(1,833,031)
Settlement expense	(2,481,338)	-
Foreign currency transaction gain (loss)	117,454	(28,142)
Total other expense	(4,196,915)	(1,861,173)

Net loss	$(36,285,609)	$(96,154,702)

Loss per share - basic and diluted	$(0.12)	$(0.35)

Weighted average number of shares - basic and diluted	310,006,364	271,759,418

The accompanying notes are an integral part of these consolidated financial statements

F-43

Instadose Pharma Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity (Deficit)

For the Years Ended May 31, 2021 and 2020

(In Canadian Dollars)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

May 31, 2019	247,320,187	$5,347,759	$(1,124,243)	$(2,473,030)	$1,750,486

Stock issued for cash - net of offering costs of $22,500	2,489,451	4,978,902	(22,500)	-	4,956,402

Stock issued for services ($2/share)	40,231,668	80,463,336	-	-	80,463,336

Stock issued for services - related parties ($2/share)	5,500,000	11,000,000	-	-	11,000,000

Stock issued for deposit on future purchases ($2/share)	661,014	1,322,028	-	-	1,322,028

Stock issued for conversion of convertible debt and related accrued interest ($0.45/share)	583,714	262,670	-	-	262,670

Stock issued upon conversion of warrants	8,330,543	3,498,460	-	-	3,498,460

Expensed paid on behalf of former subsidiary - related party	-	-	(7,000)	-	(7,000)

Net loss - 2020	-	-	-	(96,154,702)	(96,154,702)

May 31, 2020	305,116,577	106,873,155	(1,153,743)	(98,627,732)	7,091,680

Stock issued for services ($2/share)	6,723,423	13,446,846	-	-	13,446,846

Stock issued for services - related parties ($2/share)	7,772,856	15,545,712	-	-	15,545,712

Expensed paid on behalf of former subsidiary - related party	-	-	(42,636)	-	(42,636)

Net loss - 2021	-	-	-	(36,285,609)	(36,285,609)

May 31, 2021	319,612,856	$135,865,713	$(1,196,379)	$(134,913,341)	$(244,007)

The accompanying notes are an integral part of these consolidated financial statements

F-44

Instadose Pharma Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(In Canadian Dollars)

	For the Year Ended May 31,
	2021	2020
Operating activities
Net loss	$(36,285,609)	$(96,154,702)
Adjustments to reconcile net loss to net cash used in operations
Amortization of operating lease - right-of-use asset	97,031	97,032
Amortization of intangible rights - related party	1,833,031	1,833,031
Common stock issued for services	13,446,846	80,463,336
Common stock issued for services - related parties	15,545,712	11,000,000
Settlement expense - non-refundable deposit	1,322,028	-
Changes in operating assets and liabilities
(Increase) decrease in
Sales tax receivable	-	95,836
Other receivable	-	10,319
Prepaid and other current assets	56,170	(109,119)
Increase (decrease) in
Accounts payable and accrued expenses	991,142	571,197
Accrued compensation - related parties	1,383,333	1,468,334
Common stock payable (due to settlement)	800,000	-
Operating lease liability	(92,181)	(83,510)
Net cash used in operating activities	(902,497)	(808,246)

Investing activities
Advances - related party	(929,313)	(150)
Advances - joint ventures	(29,881)	-
Purchase of equipment	-	(625,097)
Net cash used in investing activities	(959,194)	(625,247)

Financing activities
Advances - loan payable - related party	3,059,990	-
Repayments - loan payable - related party	(1,122,874)	(3,601,674)
Stock issued for cash - net of offering costs of $0 and $22,500, respectively	-	4,956,402
Expensed paid on behalf of former subsidiary - related party	(42,636)	(7,000)
Net cash provided by financing activities	1,894,480	1,347,728

Net increase (decrease) in cash	32,789	(85,765)

Cash - beginning of year	1,819	87,584

Cash - end of year	$34,608	$1,819

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Stock issued for deposit on future purchases	$-	$1,322,028
Stock issued for conversion of convertible debt and related accrued interest	$-	$262,670
Stock issued upon conversion of warrants	$-	$3,498,460

The accompanying notes are an integral part of these consolidated financial statements

F-45

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Instadose Pharma Corp. and Subsidiaries (collectively, “IDP,” “we,” “us,” “our” or the “Company”) is a Canada-based entity established in July 2017 formerly under the name of Excellence Health Group Inc. (“EHG”).

The Company is establishing a large commercial outdoor-growing, cultivation, production and global distribution platform for medicinal cannabis and cannabinoid oil (the “Global Distribution Platform”). Instadose will utilize the Global Distribution Platform to open the commercial gateway to a new wholesale marketplace capable of providing pharmaceutical industry companies with large, sustainable, consistent, diverse, and low-cost supplies of high-quality medicinal cannabis and cannabinoid oil for use in bulk as an active pharmaceutical ingredient.

As of the date of these consolidated financial statements, Instadose Pharma’s Global Distribution Platform spans five (5) world continents, including Africa, Europe, Asia, North America, and South America (each, a “Continent”). Within each Continent, Instadose is securing licenses, permits, and joint venture partnerships with those seeking to participate in the global Medicinal Cannabis industry.

The Maye International Group SARL (“TMIG”) is a related entity of the Company engaged in the business of cultivating Medicinal Cannabis in The Democratic Republic of the Congo (“DRC”). TMIG is majority owned and controlled by GlobAgro Corporation, a company owned and controlled by our Chairman and Chief Executive Officer. In November 2018, TMIG was granted an official authorization by the DRC’s Ministry of Agriculture to cultivate Medicinal Cannabis in the DRC for medicinal and scientific purposes (the “Medicinal Cannabis Rights”). In February 2019, the Company and TMIG entered into a joint venture agreement providing the Company with exclusive rights to assist TMIG in monetizing the Medicinal Cannabis Rights. See notes 6 and 7.

The Company is in the process of expanding its Medicinal Cannabis cultivation operations through new joint ventures with partners in India and Mexico.

The Company expects to commence operations during the fiscal year ended May 31, 2022.

The Company’s fiscal year end is May 31.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

At May 31, 2021, the Parent (Instadose Pharma Corp. (“IDP”)) had the following Company structure organized as follows:

Company Name		Incorporation Date	Incorporation
Excellence Health Group, Inc. (f/k/a Cannabec Medical Corp.) (n/k/a Instadose Pharma Corp.)		July 13, 2017	British Columbia
IDP Holdings Inc.		June 25, 2018	Ontario
Instadouz Farma Doo ("IDP Macedonia")	*	October 10, 2019	North Macedonia
Instadose Pharma LDA ("IDP Portugal")	**	July 1, 2020	Portugal
Instadose Pharma India Private Limited ("IDP India")	***	March 18, 2021	India

* Entity functions as a joint venture partner (related party). See Note 1.
** This is a joint venture. See Note 2.
*** This is a majority owned subsidiary. See Note 2.

Instadouz Farma Doo (“IDP Macedonia”) maintains a registered license in North Macedonia for the production of Medicinal Cannabis extracts at the Company’s production facility in Strumica, North Macedonia (the “Production Facility”). In December 2019, the Company entered into a plan of joint venture* with IDP Macedonia for the purpose of importing Medicinal Cannabis into North Macedonia for immediate resale or processing at the Production Facility into Cannabinoid Oil (the “Instadouz Joint Venture”). All Medicinal Cannabis imported to, or Cannabinoid Oil produced at, the Production Facility is sold to pharmaceutical industry companies within the Company’s Global Distribution Platform.

*IDP Macedonia and the Company have not created any separate legal entity, whereby there is a shared-ownership structure. Rather, the entities have a revenue and expense sharing arrangement, essentially a virtual joint venture. The Company’s consider one another to be business partners in connection with the processing and sale of cannabis. This relationship is not accounted for as a joint venture.

Impact of COVID-19

The ongoing COVID-19 global and national health emergency has caused significant disruption in international economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s supply chain, distribution centers, or logistics and other service providers.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for products and services and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly.

To date, we have maintained uninterrupted business operations with normal turnaround times for servicing our customers. We have implemented adjustments to our operations designed to keep employees safe and comply with federal, state, and local guidelines, including those regarding social distancing. The extent to which COVID19 may further impact the Company’s business, results of operations, financial condition and cash flows will depend on future developments, which are highly uncertain and cannot be predicted with confidence. In response to COVID-19, the United States government has passed legislation and taken other actions to provide financial relief to companies and other organizations affected by the pandemic.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations.

Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

Basis of Presentation

The consolidated financial statements have been presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Instadose Pharma Corp. has determined that the Canadian dollar is the most relevant and appropriate reporting currency as, despite continuing shifts in the relative size of our operations across multiple geographies, the majority of our operations are conducted in Canadian dollars and our financial results are prepared and reviewed internally by management in Canadian dollars.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Liquidity, Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying consolidated financial statements, for the year ended May 31, 2021, the Company had:

•	Net loss of $36,285,609; and
•	Net cash used in operations was $902,497

Additionally, at May 31, 2021, the Company had:

•	Accumulated deficit of $134,913,341
•	Stockholders’ deficit of $244,007; and
•	Working capital deficit of $45,896,979

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company has cash on hand of $34,608 at May 31, 2021. Once business operations commence during fiscal year end May 31, 2022, the Company expects to generate sufficient revenues and positive cash flows from operations to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain. Currently, the Company expects to incur losses from operations and have negative cash flows from operating activities for the near-term.

See Note 11 regarding the conversion of loan payable with the Company’s Chairman and Chief Executive Officer totaling $39,531,029. The Company continues to receive additional funding from its Chairman and Chief Executive Officer on an as needed basis.

As the Company begins its business operations, we note that in recent years, the actions of governments around the world have signaled a significant change in attitudes towards cannabis, have either formally legalized medical cannabis access or established government efforts to explore the legalization of medical cannabis access. Therefore, opportunities continue to exist for the Company to operate in jurisdictions where governments have established, or are actively moving towards, a legal framework.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these consolidated financial statements are issued. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execute business operations during fiscal year May 31, 2022;
•	Create new joint venture relationship partners and operating subsidiaries throughout the world in order to expand the Global Distribution Platform to new geographical markets; and
•	Continue to secure new supply agreements from pharmaceutical industry companies for Medicinal Cannabis and Cannabinoid Oil

Risks and Uncertainties

In general, the following represents a non-exhaustive listing of some, but not all, expected future risks and uncertainties related to the Cannabis industry:

•	Operating in a highly regulated industry where the regulatory environments are rapidly developing, and we may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.
•	We and our joint ventures and strategic investments are reliant on required licenses, authorizations, approvals and permits for our ability to grow, process, store and sell cannabis which are subject to ongoing compliance, reporting and renewal requirements and we may also be required to obtain additional licenses, authorizations, approvals and permits in connection with our business.
•	Changes in the laws, regulations and guidelines governing cannabis and U.S. hemp may adversely impact our business.
•	We are constrained by law in our ability to market and advertise our products.
•	We could be adversely affected by violations of the Corruption of Foreign Public Officials Act (Canada), the U.S. Foreign Corrupt Practices Act and other similar anti-bribery laws.
•	Cannabis is a controlled substance in the United States and therefore subject to the Controlled Substances Import and Export Act.
•	We will be subject to a number of federal, state, and foreign environmental and safety laws and regulations that may expose us to significant costs and liabilities.
•	Anti-money laundering and other banking laws and regulations can limit our ability to access financing and hamper our growth.

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•	There is limited long-term data with respect to the efficacy and side effects of our products and future clinical research studies on the effects of cannabis, hemp and cannabinoids and cannabis-based products may lead to conclusions that dispute or conflict with our understanding and belief regarding their benefits, viability, safety, efficacy, dosing, and social acceptance.
•	Controlled substance and other legislation and treaties may restrict or limit our ability to research, manufacture and develop a commercial market for our products outside of the jurisdictions in which we currently operate and our expansion into such jurisdictions is subject to risks.
•	Investments and joint ventures outside of Canada and the United States are subject to the risks normally associated with any conduct of business in foreign countries, including varying degrees of political, legal, and economic risk.
•	There can be no assurance that our current and future acquisitions, strategic alliances, investments, or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition, and results of operations.
•	We are subject to risks relating to our current and future operations in emerging markets.
•	We may not be able to achieve or maintain profitability and may continue to incur losses in the future.
•	We may be subject to product liability claims.
•	We are highly dependent on our senior management, specifically, our Chairman and Chief Executive Officer.
•	We will seek to maintain adequate insurance coverage in respect of the risks we face, however, insurance premiums for such insurance may not continue to be commercially justifiable and there may be coverage limitations and other exclusions which may not be sufficient to cover our potential liabilities.
•	Fluctuations in wholesale and retail prices could result in earnings volatility.
•	Infectious Diseases and Global Virus Outbreaks.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Significant estimates during the years ended May 31, 2021 and 2020 include the borrowing rate considered for operating lease right-of-use asset and related operating lease liability, valuation of intangible rights – related party, uncertain tax positions, and the valuation allowance on deferred tax assets.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Principles of Consolidation and Non-Controlling Interest

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and both its wholly owned and majority-owned subsidiaries. All intercompany transactions and balances have been eliminated.

Non-controlling interest is recorded in total stockholders’ deficit in the consolidated financial statements. For the years ended May 31, 2021 and 2020, none of the Company’s subsidiaries were operational, as a result, non-controlling interest has a balance of $0.

Variable Interest Entities

A variable interest entity (“VIE”) is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Under Accounting Standards Codification (“ASC”) 810 – Consolidations, where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE. At May 31, 2021 and 2020, respectively, the Company has no VIE’s.

Equity Method Investments

Investments accounted for using the equity method include those investments where the Company (i) can exercise significant influence over the other entity and (ii) holds common stock and/or in-substance common stock of the other entity. Under the equity method, investments are carried at cost, and subsequently adjusted for the Company’s share of net income (loss), comprehensive income (loss) and distributions received from the investee. If the current fair value of an investment falls below its carrying amount, this may indicate that an impairment loss should be recorded. Any impairment losses recognized are not reversed in subsequent periods. At May 31, 2021 and 2020, respectively, the Company has no equity method investments.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Due from Related Party

From time to time, the Company may advance funds to an entity (IDP Macedonia) that is 50% controlled by our Chairman and Chief Executive Officer. While management believes the advances are expected to be recoverable, the recoverability of these advances depends on, amongst other things, Instadouz’s ability to generate positive cash flows through operations. In the event that Instadouz does not generate sufficient cash flows to support ongoing operations, the Company may be required to fund additional expenses. As a result of this and other uncertainties, the Company may ultimately not be able to recover some, or all, of the value of these advances.

The IDP Macedonia collaboration is a revenue and expense sharing arrangement. Revenues generated from Instadouz’s sale of Medicinal Cannabis or Cannabinoid Oil is to be split 49% to the Company’s operating partner in the DRC (Instadouz DRC), 49% to the Company, and 2% to IDP Macedonia.

During the years ended May 31, 2021 and 2020, the Company has advanced IDP Macedonia a total of $929,313 and $150, respectively, of which all amounts were directly contributed by our Chairman and Chief Executive Officer, thereby, increasing loan payable – related party.

Subsequent to May 31, 2021, the Company has advanced IDP Macedonia a total of $744,714, of which the entire amount was directly contributed by our Chairman and Chief Executive Officer, thereby, increasing loan payable – related party. See Note 6.

Joint Venture - Portugal

In October 2020, the Company executed a joint venture in Portugal with a third party, which created an entity known as IDP Portugal. The purpose of this joint venture was to secure licenses to import Medicinal Cannabis into Portugal to be sold or processed into Cannabinoid Oil and then sold to pharmaceutical industry companies located predominantly in the European Union. During the year ended May 31, 2021, the Company advanced $29,106, all of which was directly contributed by our Chairman and Chief Executive Officer, thereby, increasing loan payable – related party.

Effective March 1, 2021, under the terms of this arrangement, ownership of IDP Portugal is split 95% to the Company and 5% to the third party. IDP Portugal has not yet had any operations since its formation.

Subsequent to May 31, 2021, the Company has advanced IDP Portugal a total of $63,085.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Joint Venture/Majority Owned Subsidiary - India

In January 2021, Instadose, along with its local partner in India, Sanctum Healthcare Remedies Private Limited (“Sanctum”), commenced official discussions with State government officials in Uttarakhand with a goal to secure a legal commercial license to grow, cultivate, process, and produce Medicinal Cannabis and Cannabinoid Oil (the “Uttarakhand License”) on agricultural lands located within the State of Uttarakhand (the “Uttarakhand Lands”).

In February 2021, Instadose and Sanctum agreed to a plan of joint venture that would see the parties work together in India to secure multiple State‑issued licenses to, among other rights, grow, cultivate, process, produce, export, and sell Medicinal Cannabis (according to India Law) and Cannabinoid Oil (the “India JV Licenses”) on certain agricultural lands in India (the “India JV Lands”) starting with the Uttarakhand License and Uttarakhand Lands (the “India Joint Venture”). On February 18, 2021, Instadose and Sanctum executed a joint venture agreement (the “India JV Agreement”) formalizing their relationship under the India Joint Venture. In doing so, the India Joint Venture would serve the Global Distribution Platform as both a Medicinal Cannabis Cultivation Participant and Cannabinoid Oil Production Participant. The term of the India Joint Venture was agreed at twenty‑five (25) years, with a mutual option to extend the India Joint Venture for one additional twenty‑five (25) year term.

The India JV Agreement provided Instadose with exclusive rights to market and sell all of the Medicinal Cannabis and Cannabinoid Oil produced under the India Joint Venture with those net profits generated under the India Joint Venture to be shared as follows: Instadose 55%; Sanctum 45%.

On March18, 2021, Instadose and Sanctum incorporated a Subsidiary in India, Instadose Pharma India Private Limited (“IDP India”) to manage the India Joint Venture. IDP India is ownership is as follows: Instadose 55%; Sanctum 45%.

On August 6, 2021, the District Magistrate of Haridwar, in the State of Uttarakhand granted IDP India with its initial approval for the cultivation of Medicinal Cannabis, operating under the laws of India, on up to five hundred (500) acres of Uttarakhand Lands. IDP India is working to secure the Uttarakhand Lands. Once secured, approval to commence the official cultivation of Medicinal Cannabis in India (as well as receipt of the other applicable India JV Licenses) will be provided to IDP India.

During the year ended May 31, 2021, the Company has advanced $775 to the joint venture.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Joint Venture – Mexico

In April 2021, Instadose and representatives of Instadose’s new third‑party partner in Mexico (the “Mexico Partner”) commenced discussions on a plan of joint venture/partnership that would see the parties work together in Mexico for the purposes of (i) growing, processing, purchasing, exporting, and selling Medicinal Cannabis, and (ii) utilizing Medicinal Cannabis to produce, export, and sell Cannabinoid Oil (collectively, the “Mexico Project”).

On July 29, 2021, Instadose and its Mexico Partner executed a letter agreement (the “Mexico Letter Agreement”) formalizing the scope of the Mexico Project which included the parties working together in Mexico.

During the year ended May 31, 2021, there has been no activity with this joint venture.

Joint Venture – Columbia

In May 2021, Instadose and representatives of Instadose’s new third-party joint venture partner in Colombia (the “Colombia Partner”) commenced discussions on a plan of joint venture (the “Colombia Joint Venture”) that would see the Colombia Partner become an exclusive supplier to Instadose of no less than one million kilograms (1,000,000 kg) of Medicinal Cannabis per year throughout the term of the Colombia Joint Venture. The Colombia Partner is a Colombian company fully licensed in Colombia to cultivate and produce Medicinal Cannabis and its related derivatives.

On August 5, 2021, Instadose and its Colombia Partner executed a joint venture agreement (the “Colombia JV Agreement”) formalizing the scope of the Colombia Joint Venture. Under the Colombia JV Agreement, all of the Medicinal Cannabis to be supplied by the Colombia Partner to one or more Cannabinoid Oil Production Participants shall be determined in accordance with the terms of the supply agreements entered into between the applicable parties. Instadose and its Colombia Partner agreed to an initial five (5) year term for the operation of the Colombia Joint Venture subject to the right of the parties (absent the existence of a default) to extend the initial term for up to four (4) additional five (5) year terms.

During the year ended May 31, 2021, there has been no activity with this joint venture.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Foreign Currency Translation

In preparing the financial statements of individual entities, transactions in currencies other than the entity’s functional currency are recognized at exchange rates in effect on the date of the transactions. At each reporting date monetary assets and liabilities denominated in foreign currencies are re-translated at the exchange rates applicable at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Non-monetary assets and liabilities that are measured at historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Realized and unrealized exchange gains and losses are recognized through net income (loss).

For the purposes of presenting consolidated financial statements the assets and liabilities of foreign operations, are translated into Canadian dollars at the exchange rates applicable at the balance sheet date. Income and expenses, and cash flows of foreign operations are translated into Canadian dollars using average exchange rates. Exchange differences resulting from translating foreign operations are recognized in accumulated other comprehensive income (loss).

At May 31, 2021 and 2020, respectively, there were no accounts that required translation from a currency other than the Company’s functional currency (Canadian dollars).

Business Combinations

The Company accounts for business acquisitions using the acquisition method of accounting, in accordance with which assets acquired and liabilities assumed are recorded at their respective fair values at the acquisition date. The fair value of the consideration paid, including contingent consideration, is assigned to the assets acquired and liabilities assumed based on their respective fair values. Goodwill represents excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed.

Significant judgments are used in determining fair values of assets acquired and liabilities assumed, as well as intangibles. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows, and appropriate discount rates used in computing present values. These judgments may materially impact the estimates used in allocating acquisition date fair values to assets acquired and liabilities assumed, as well as the Company’s current and future operating results. Actual results may vary from these estimates which may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to fair values of assets and liabilities made after the end of the measurement period are recorded within the Company’s operating results.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as one identifiable and reportable segment

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

•	Level 1 —Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
•	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, and accounts payable and accrued expenses, are carried at historical cost. At May 31, 2021 and 2020, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At May 31, 2021 and 2020, respectively, the Company did not have any cash equivalents.

Sales Tax Receivables

Sales taxes in Canada are imposed at two levels.

The federal government levies a national sales tax, the GST. Several provinces – British Columbia, Saskatchewan, Manitoba, Quebec, and Prince Edward Island – levy a separate retail sales tax often known as PST or combined to create the HST.

The GST is collected at a different rate when the related sale is made in Newfoundland and Labrador, Nova Scotia, New Brunswick, and Ontario. Tax collected at this rate is commonly referred to as the ‘harmonized sales tax’ or HST. It is important to note, however, that although the rates are different this tax is the same tax as the GST.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy.

In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

For the years ended May 31, 2021 and 2020, respectively, the Company did not recognize any impairment loss.

At May 31, 2021 and 2020, respectively, none of the Company’s capitalized property, plant and equipment had been placed into service. Once operations begin, all assets will be depreciated over their estimated useful lives. See Note 4.

Right of Use Assets and Lease Obligations

The Right of Use Asset and Lease Liability reflect the present value of the Company’s estimated future minimum lease payments over the lease term, which may include options that are reasonably assured of being exercised, discounted using a collateralized incremental borrowing rate.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Typically, renewal options are considered reasonably assured of being exercised if the associated asset lives of the building or leasehold improvements exceed that of the initial lease term, and the performance of the business remains strong. Therefore, the Right of Use Asset and Lease Liability may include an assumption on renewal options that have not yet been exercised by the Company. At May 31, 2021, the Company’s operating lease did not contain any lease renewal options.

As the rate implicit in leases are not readily determinable, the Company uses an incremental borrowing rate to calculate the lease liability that represents an estimate of the interest rate the Company would incur to borrow on a collateralized basis over the term of a lease within a particular currency environment.

Intangible Rights – Related Party

Intangible assets consist of accessible license rights to cultivate Medicinal Cannabis in the DRC and is stated at cost less accumulated amortization. Amortization is provided for on the straight-line basis over the estimated useful life of the agreement which is twenty-five (25) years. See Notes 5 and 6.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 ”Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of May 31, 2021 and 2020, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the years ended May 31, 2021 and 2020, respectively.

As of May 31, 2021, all tax years remain open for audit.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the consolidated statements of operations.

The Company recognized $5,226 and $275,585 in marketing and advertising costs during the years ended May 31, 2021 and 2020, respectively.

Stock-Based Compensation

We account for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

We use the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

At May 31, 2021 and 2020, respectively, the Company did not have any issued or outstanding stock options. See Note 11 regarding issuance of 3,000,000 stock options.

F-61

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Common Stock Awards

The Company may grant common stock awards to employees and consultants in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by employees and consultants is recorded on the consolidated statement of operations in the same manner and charged to the same account as if such settlements had been made in cash.

Stock Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance if there is not a service period.

There were no warrant grants during the years ended May 31, 2021 and 2020, respectively.

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. See Notes 5 and 6 regarding the purchase of intangible rights and related loan payable with the Company’s Chairman and Chief Executive Officer.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

In September 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Measurement of Credit Losses on Financial Instruments, which supersedes current guidance by requiring recognition of credit losses when it is probable that a loss has been incurred. The new standard requires the establishment of an allowance for estimated credit losses on financial assets including trade and other receivables at each reporting date. The new standard will result in earlier recognition of allowances for losses on trade and other receivables and other contractual rights to receive cash. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815) and Leases (Topic 842), which extends the effective date of Topic 326 for certain companies until fiscal years beginning after December 15, 2022. The new standard will be effective for the Company in the first quarter of fiscal year June 1, 2023, and early adoption is permitted. The Company has not completed its review of the impact of this standard on its consolidated financial statements.

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INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This guidance, among other provisions, eliminates certain exceptions to existing guidance related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. We adopted this pronouncement on March 1, 2021; however, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the potential impact of this standard on our financial statements.

Note 3 – Disposal of Subsidiary – Related Party

On February 7, 2019, the Company disposed of its 100% owned subsidiary Maribec. The Company retained an irrevocable option to repurchase Maribec at a future time. On February 25, 2021, Maribec received its cannabis processing license. This license expires on September 4, 2023.

On March 11, 2021, the Company elected its option to repurchase Maribec, this transaction has not yet closed. The Company has determined that the reacquisition of Maribec is not subject to the business combination rules, rather this was deemed an asset purchase.

After the disposal of the subsidiary, during the years ended May 31, 2021 and 2020, the Company incurred additional expenses totaling $42,636 and $7,000, respectively. The advances were never repaid and resulted in a reduction to paid in capital.

F-64

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Note 4 – Property, Plant and Equipment

The components of property, plant and equipment are as follows:

	May 31, 2021	May 31, 2020		Estimated Useful Lives (Years)

Buildings and improvements	$1,050,648	$1,050,648	*	39
Production and warehouse equipment	1,636,011	1,636,011	*	3 - 10
Land	466,984	466,984	*	N/A
Leasehold improvements	28,158	28,158	*	5
Furniture and fixtures	21,733	21,733	*	5
Hardware	18,200	18,200	*	5
Software	1,864	1,864	*	3
	3,223,598	3,223,598
Accumulated depreciation	-	-
Total property and equipment - net	$3,223,598	$3,223,598

* As of May 31, 2021 and 2020, none of the assets have been placed into service.

All of the Company’s property, plant and equipment will be placed into service upon commencement of operations, which is expected during the fiscal year ended May 2022.

Note 5 – Intangible Rights – Related Party

In October 2018, an affiliate of the Company’s Chairman and Chief Executive Officer, The Maye International Group SARL, (“TMIG”) entered into a business partnership with the DRC. On October 1, 2018, the DRC issued a registration certificate to TMIG for the cultivation of medicinal and food plants anywhere in the DRC for subsequent transformation into pharmaceutical products.

Under the terms of the agreement, TMIG committed $25,000,000 to the DRC to be used for the employment of agricultural professionals, building of infrastructure to grow and process cannabis, and to establish the exportation of product. The payment also allows the Company access to the Bukanga Lonzo Agro-Industrial Park to execute its operations, which primarily include the growing, transport, storing, processing, packaging and purchase of medicinal plants and medicinal plant derivatives for international export and sale.

The Company paid an additional $10,000,000 to TMIG to acquire the exclusive international rights to monetize the medicinal plant rights granted to TMIG by the DRC.

Total payments of $35,000,000 were made in USD and have been translated into Canadian dollars with a total valuation of $45,825,775.

F-65

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

The total payment of $45,825,775 to TMIG was paid directly from our Chairman and Chief Executive Officer during the period August 2018 to December 31, 2018. The Company effectively had acquired all rights associated with this agreement on January 1, 2019.

In the accompanying consolidated balance sheets, amounts paid by our Chairman and Chief Executive Officer on behalf of the Company are recorded as a loan payable, which is non-interest bearing, unsecured and due on demand.

The term of the agreement is for 25 years and, contingent upon the renewal of the DRC joint venture agreement with TMIG shall be renewable automatically for one additional twenty-five (25) year term. The Company has capitalized these intangible rights and will amortize the asset ratably over the term of the agreement.

The Company’s intangible asset is as follows:

			Estimated Useful
	May 31, 2021	May 31, 2020	Life (Years)

Gross carrying amount	$45,825,775	$45,825,775	25
Accumulated amortization	4,429,825	2,596,794
Net carrying amount	$41,395,950	$43,228,981

Amortization expense for the years ended May 31, 2021 and 2020 was $1,833,031 and $1,833,031, respectively.

Estimated amortization expense for each of the five (5) succeeding years and thereafter is as follows:

For the Year Ended May 31,

2022	$1,833,031
2023	$1,833,031
2024	$1,833,031
2025	$1,833,031
Thereafter	34,063,826
Total	$41,395,950

See Note 6 regarding associated loan with related party.

F-66

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Note 6 – Loan Payable – Related Party

In connection with the Company acquiring rights to operate in the DRC, the Company’s Chairman and Chief Executive Officer paid all related amounts. See Note 5.

The following represents a summary of the Company’s loan payable – related party, key terms, and outstanding balances at May 31, 2021 and May 31, 2020, respectively:

Loan Payable
Terms	Related Party

Issuance date of loan	Various
Term	Due on demand
Interest rate	0%
Collateral	Unsecured
Default	None

Balance - May 31, 2019	$41,358,528
Repayments	(3,601,674)
Balance - May 31, 2020	37,756,854
Advances	3,059,990
Repayments	(1,122,874)
Balance - May 31, 2021	$39,693,970 *

* See 11 regarding debt conversion to common stock

Subsequent to May 31, 2012, the Company’s Chairman and Chief Executive Officer advanced an additional $2,189,112. These advances are expected to be converted to equity during the fiscal year ended May 31, 2022.

F-67

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Note 7 – Convertible Notes Payable

The Company had two convertible notes. Each of these notes had a fixed conversion price of $0.45/share. The Company has determined that since the market price and conversion price were equivalent at the commitment date, that no beneficial conversion feature was required to be recorded. The market price was based upon recent third-party cash offerings at that time.

The following represents a summary of the Company’s convertible debt, key terms, and outstanding balances at May 31, 2020, respectively:

Terms	Convertible Note #1	Convertible Note #2

Issuance date of convertible note	October 29, 2018	October 29, 2018
Term	Approximatly 6 months	Approximatly 6 months
Maturity date	May 1, 2019	May 1, 2019
Interest rate	10%	10%
Collateral	Unsecured	Unsecured
Conversion price	$0.45	$0.45

Note Date					Total

Principal	$125,000		$125,000		$250,000

Balance - May 31, 2019	$125,000		$125,000		$250,000
Conversion of note into common stock	(125,000	)*	(125,000	)*	(250,000)
Balance - May 31, 2020	$-		$-		$-

Accrued Interest Payable					Total

Balance - May 31, 2019	$6,335		$6,335		$12,670
Conversion of note into common stock	(6,335	)*	(6,335	)*	(12,670)
Balance - May 31, 2020	$-		$-		$-

At May 31, 2019, accrued interest payable of $12,670 was included as a component of accounts payable and accrued expenses on the accompanying consolidated balance sheets.

* On June 21, 2019, the Company issued an aggregate 583,714 shares of common stock to settle all outstanding notes and related accrued interest, having a fair value of $262,670 ($0.45/share), based upon the recent cash offering price to third parties. There was no gain or loss on debt extinguishment.

F-68

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Note 8 – Commitments and Contingencies

Operating Lease

We have entered into an operating lease agreement for our corporate headquarters. We account for leases in accordance with ASC Topic 842: Leases, which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating. We determine if an arrangement is a lease, or contains a lease, at inception and record the lease in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at commencement to determine the present value of lease payments except when an implicit interest rate is readily determinable. We determine our incremental borrowing rate based on market sources including relevant industry data.

We have a lease agreement with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

F-69

Our lease, where we are the lessee, does not include an option to extend the lease term. Our lease also includes an option to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease term would include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense, included as a component of general and administrative expenses, in the accompanying consolidated statements of operations.

Certain operating leases provide for annual increases to lease payments based on an index or rate, our lease has no stated increase, payments were fixed at lease inception. We calculate the present value of future lease payments based on the index or rate at the lease commencement date. Differences between the calculated lease payment and actual payment are expensed as incurred.

At May 31, 2021 and 2020, respectively, the Company has no financing leases as defined in ASC 842, “Leases.”

The tables below present information regarding the Company’s operating lease assets and liabilities at May 31, 2021 and 2020, respectively.

	May 31, 2021	May 31, 2020
Assets

Operating lease - right-of-use asset - non-current	$242,579	$339,610

Liabilities

Operating lease liability	$270,141	$362,322

Weighted-average remaining lease term (years)	2.50	3.50

Weighted-average discount rate	8%	8%

The components of lease expense were as follows:

Operating lease costs

Amortization of right-of-use operating lease asset	$97,031	$97,031
Lease liability expense in connection with obligation repayment	17,938	32,649
Total operating lease costs	$114,969	$129,680

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$119,580	$116,160
Right-of-use asset obtained in exchange for new operating lease liability	$-	$-

F-70

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Future minimum lease payments required under leases that have initial or remaining non-cancelable lease terms in excess of one year at May 31, 2021:

2022	$119,580
2023	119,580
2024	59,790
Total undiscounted cash flows	298,950
Less: amount representing interest	(28,809)
Present value of operating lease liability	270,141
Less: current portion of operating lease liability	(101,642)
Long-term operating lease liability	$168,499

Employment Agreements

The Company entered into several employment agreements with officers and directors, the terms were as follows:

Accrued Compensation
Terms	Related Parties

Commencement date	February 8, 2019 - June 15, 2021
Term	3 years
End Date	February 8, 2022 - June 15, 2024
Salary	$150,000 - $350,000 per year

Balance - May 31, 2019	$285,683
Expense incurred	1,508,333
Repayments	(40,000)
Balance - May 31, 2020	1,754,016
Expense incurred	1,383,334
Balance - April 30, 2021	$3,137,350

$3,137,350

In addition to salary, certain officers and directors also received the right to accept additional shares of common stock as additional compensation. All of the shares granted vest ratably at the end of each anniversary over a period of three (3) years coinciding with the term of the related employment agreement.

F-71

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

In the event of a public listing of the Company, certain unvested common stock held by certain officers and directors become immediately vested. After the common stock is fully vested, the holder has 1 year from this date to take possession of the shares. On October 19, 2021, for certain employment agreements, and in anticipation of closing a reverse merger (recapitalization) and becoming listed on the OTC Market QB, the Company accelerated the vesting of an additional 6,500,000 shares having a fair value of $13,000,000, which were expensed and recognized in October 2021.

The Company has expensed these shares at each vesting date with a value based upon the fair value of the common stock on the vesting date. For the years ended May 31, 2021 and 2020, the Company has recorded compensation expense related to these shares of $13,000,000 (6,500,000 shares) and $11,000,000 (5,500,000 shares), respectively, based upon a recent third-party cash offering price of $2/share.

The stock grants vest as follows:

For the years ended May 31,		Cumulative Shares Vested

2020	5,500,000	5,500,000
2021	6,500,000	12,000,000
2022	13,500,000	25,500,000
2023	1,000,000	26,500,000
2024	2,000,000	28,500,000
2025	2,000,000	30,500,000
	30,500,000

Of the 13,500,000 shares which vest in 2022, 9,500,000 relate to the acceleration of vesting for certain officers, directors, and consultants as noted above in relation to a public listing. The remaining 4,000,000 shares which vested related to compensation earned by the Company’s Chief Financial Officer (1,000,000 shares – September 2021), an officer (1,000,000 shares – August 2021) and a service provider (2,000,000 shares – June 2021).

F-72

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Note 9 – Stockholders’ Deficit

The Company has one class of common stock:

-	Unlimited shares authorized
-	No par value
-	Voting at 1 vote per share
-	Eligible for dividends if declared by the Board of Directors

Equity Transactions for the Year Ended May 31, 2021

Stock Issued for Services

The Company issued 6,723,423 shares of common stock for services rendered, having a fair value of $13,446,846 ($2/share), based upon recent third-party cash offerings. The Company expensed these services as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Stock Issued for Services – Related Parties

The Company issued 7,772,856 shares of common stock for services rendered, having a fair value of $15,545,713 ($2/share), based upon recent third-party cash offerings. The Company expensed these services as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Equity Transactions for the Year Ended May 31, 2020

Stock Issued for Cash

The Company issued 2,489,451 shares of common stock for $4,978,902 ($2/share). In connection with the issuance of these shares, the Company paid direct offering costs of $22,500, resulting in net proceeds of $4,956,402.

Stock Issued for Services

The Company issued 40,231,668 shares of common stock for services rendered, having a fair value of $80,463,336 ($2/share), based upon recent third-party cash offerings. The Company expensed these services as a component of general and administrative expenses in the accompanying consolidated statements of operations.

F-73

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Stock Issued for Services – Related Parties

The Company issued 5,500,000 shares of common stock for services rendered, having a fair value of $11,000,000 ($2/share), based upon recent third-party cash offerings. The Company expensed these services as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Stock Issued for Deposit

The Company issued 661,014 shares of common stock to be used as a deposit on future purchases with a production and warehouse equipment vendor, having a fair value of $1,322,028 ($2/share), based upon recent third-party cash offerings. See Note 11 regarding debt settlement.

Common Stock Payable

At May 31, 2019, the Company had a warrant liability to issue 8,330,543 shares of common stock. All proceeds for the sale of the warrants had been received prior to May 31, 2018, totaling $3,498,460. During 2019, the warrant holders had exercised their right to convert into common stock prior to the reverse recapitalization, however, the shares were not issued at that time, resulting in the Company recording common stock payable for the issuance of these shares. The Company issued common stock to all warrant holders on June 14, 2019.

Note 10 – Income Taxes

The Company’s tax expense differs from the “expected” tax expense for the period (computed by applying the blended corporate tax rate of 18% to loss before taxes), are approximately as follows:

	May 31, 2021	May 31, 2020
Federal income tax benefit - 18%	$(6,531,000)	$(17,308,000)
Tax effect of timing differences for income tax purposes	5,456,000	16,464,000
Non-deductible items	-	-
Subtotal	(1,075,000)	(844,000)
Valuation allowance	1,075,000	844,000
	$-	$-

F-74

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at May 31, 2021 and 2020 are approximately as follows:

	May 31, 2021	May 31, 2020

Deferred Tax Assets

Stock issued for services	$(21,682,000)	$(16,464,000)
Impairment expense	(255,000)	(17,000)
Net operating loss carryforwards	(844,000)	(844,000)
Total deferred tax assets	(22,781,000)	(17,325,000)
Less: valuation allowance	22,781,000	17,325,000
Net deferred tax asset recorded	$-	$-

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

During the years ended May 31, 2021 and 2020, the valuation allowance increased by approximately $5,456,000 and $16,885,000, respectively. The total valuation allowance results from the Company’s estimate of its inability to recover its net deferred tax assets.

At May 31, 2021, the Company has net operating loss carryforwards, which are available to offset future taxable income, of approximately $13,544,000. The Company is in the process of analyzing their NOL and has not determined if the company has had any change of control issues that could limit the future use of these NOL’s. NOL carryforwards that were generated after 2017 of approximately $13,544,000 may only be used to offset 80% of taxable income and are carried forward indefinitely. There were no NOL’s generated prior to May 31, 2018.

These carryforwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted.

F-75

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

The Company currently files corporate income tax returns in Canada. Due to the Company’s net operating loss posture, all tax years are open and subject to income tax examination by tax authorities. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At May 31, 2021 and 2020, there are no unrecognized tax benefits, and there are no significant accruals for interest related to unrecognized tax benefits or tax penalties.

Note 11 - Subsequent Events

Stock Issued for Services

Subsequent to May 31, 2021, the Company issued 2,892,409 shares of common stock for services rendered, having a fair value of $5,784,818 ($2/share), based upon recent third-party cash offerings.

Stock Issued for Services – Related Parties

Subsequent to May 31, 2021, the Company issued 10,000,000 shares of common stock for services rendered, having a fair value of $20,000,000 ($2/share), based upon recent third-party cash offerings.

Stock Options

In June 2021, the Company executed a three (3) year consulting agreement with a service provider. The Company granted 3,000,000 stock options, vesting 1,000,000 per year at the end of year 1, 2 and 3. The options have an exercise price equal to $2. All options expire five (5) years from issuance in June 2026.

This consultant also received 500,000 shares of common stock having a fair value of $1,000,000 ($2/share), based upon recent third-party cash offerings. This amount was included in the above stock issued for services total.

F-76

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Debt Conversion – Related Party

On October 19, 2021, the Company’s Chairman and Chief Executive Officer converted $39,531,029 of loan payable into 4,517,831 shares of common stock having a fair value of $9,035,662 ($2/share), based upon recent third-party cash offerings. The conversion resulted in a gain on debt settlement of $30,495,367. Since the transaction occurred with a related party, accordingly, the gain is recorded as an increase to additional paid in capital.

Debt Settlement – Third Party (Accounts Payable)

In May 2019, the Company owed $485,690 to a third-party vendor. In November 2021, the Company executed a settlement with this vendor. Under the terms of the agreement, the Company is required to pay $845,000 in cash and 400,000 shares of common stock having a fair value of $800,000 ($2/share), based upon recent third-party cash offerings.

The amounts due in cash are payable as follows: $425,000 by December 31, 2021 and $420,000 by March 31, 2022. In the event that the total amount is not paid in full by March 31, 2022, an additional $100,000 becomes due and the outstanding balance will be subject to interest at 2% per month (annualized 24%).

In the accompanying balance sheet at May 31, 2021, the Company has included the $845,000 as a component of accounts payable and accrued expenses, and the $800,000 as common stock payable.

Additionally, the Company had previously issued 661,014 shares to this vendor in fiscal year 2020 which were accounted for as a deposit totaling $1,322,028. The Company and the vendor have agreed to treat this payment as a non-refundable deposit; however, no future purchases will be made by the Company. As a result, the Company has treated the impairment of this deposit as part of the aggregate settlement expense totaling $2,481,338.

The following is a summary of the settlement expense for the year ended May 31, 2021:

Total cash due upon settlement	$845,000
Accounts payable - prior to settlement	(485,690)
Additional cash owed	359,310
Common stock payable (400,000 shares)	800,000
Impairment of deposit	1,322,028
Settlement expense	$2,481,338

F-77

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Legal Matters

On September 18, 2019, the Company received a letter from the Ontario Securities Commission (the “OSC”), Enforcement Branch, requesting information about the Company’s business activities. The Company is also aware that the OSC reached out to certain stakeholders of the Company regarding such enquiries. The Company has responded to these enquiries and has not received any response from the OSC since that time.

On July 9, 2021, the OSC announced that Grant F. Sanders had been charged quasi-criminally with one count of fraud in relation to his role as Chairman and Chief Executive Officer of the Company (the “Charge”). In the Charge, the OSC alleges that investor funds were diverted to the benefit of Mr. Sanders, his family, and associates. The OSC further alleges that the Company materially misrepresented the nature of the company’s business. Mr. Sanders has retained legal counsel in Canada for the purpose of vigorously defending himself against the Charge. Mr. Sanders’ first scheduled court appearance on this matter occurred on Monday, August 16, 2021 the “First Appearance”). It was determined at the First Appearance that the matter be adjourned until October 4, 2021. There was a judicial pretrial conference set for November 16, 2021. The pretrial conference was adjourned and was postponed to a later date.  As at January 6, 2022, a pretrial date has not been set.  For more information about the Charge see the OSC’s press release at: https://www.newswire.ca/news-releases/ontario-securities-commission-osc-charges-grant-sanders-with-securities-act-offences-846017944.html.

Pending Reverse Merger and Recapitalization

On November 15, 2020, the Company entered into a non-binding letter of intent with Mikrocoze, Inc. (“MZKR”) dated as of November 13, 2020 (the “MZKR LOI”). The MZKR LOI contemplated the completion of a plan of arrangement involving, among other things, the acquisition by MZKR of all of the outstanding common shares of Instadose by way of a share-for-share exchange (the “Arrangement”). Thereafter, Mr. Sanders and members of the Company’s executive management team engaged in discussions surrounding the possible succession of Mr. Sanders as Chairman and Chief Executive Officer of the Company to allow Mr. Sanders to shift his focus towards better serving and representing the Company abroad for the expansion of the Global Distribution Platform (the “Sanders Succession Plan”). In connection with the Sanders Succession Plan, the Company has since entered into an employment agreement with Edward Borkowski to serve as the Company’s Chief Executive Officer effective the first business day following completion of the Arrangement (the “Borkowski Effective Date”).

In connection with the hiring of Mr. Borkowski, Mr. Sanders agreed to resign as Chief Executive Officer of the Company effective the Borkowski Effective Date.

F-78

INSTADOSE PHARMA CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

On September 1, 2021, the Company and MZKR entered into a plan of arrangement (the “Plan of Arrangement”). Upon the satisfaction of the conditions set forth in the Plan of Arrangement, MZKR would acquire all of the issued and outstanding shares of common stock (the “Shares”) of Instadose. The consideration to be paid for each Share shall be 1.34 shares of common stock of the MZKR. Each of the Company and MZKR made representations and warranties in the Plan of Arrangement customary for transactions similar to this transaction, subject to specified exceptions and qualifications. The obligations of the parties to complete the transaction were subject to various customary conditions set forth in the Plan of Arrangement, including without limitation court approval of the transaction and the vote of the shareholders of Instadose. The Plan of Arrangement also contains customary confidentiality and non-solicitation provisions.

On October 19, 2021, Instadose applied to the Supreme Court of British Columbia (the “Court”) in connection with the Plan of Arrangement giving effect to an arrangement (the “Arrangement”) under section 288 of the Business Corporations Act (British Columbia), S.B.C. 2002, c.57, as amended, (the “BCBCA”) involving the Instadose, its shareholders and MZKR.

Instadose received a Final Order which provided for, among others, (i) pursuant to Section 291 (4)(c) of the BCBCA the Arrangement as provided for in the Plan of Arrangement, including the terms and conditions thereof and the distributions, issuances, exchanges and/or adjustments of securities contemplated therein or in connection therewith, is procedurally and substantively fair and reasonable to the Instadose Shareholders; and (ii) pursuant to section 291(4)(a) of the BCBCA, the Arrangement as provided for in the Plan of Arrangement, including the terms and conditions thereof and the distributions, issuances, exchanges, and/or adjustments of securities contemplated therein or in connection therewith, be and was hereby approved by the Court.

F-79

(a)	Pro Forma financial information

None.

(d)	Exhibits.

Exhibit No.	Description
2.1	Plan of Arrangement incorporated by referred to Form 8-K dated October 21, 2021 (see Schedule A to Final Order issued by the Supreme Court of British Columbia dated October 18, 2021
3(i)(b)	Instadose Canada Articles of Incorporation and Amendments
3(ii)(b)	Instadose Canada Bylaws
4.1	Incentive Stock Option Plan dated August 27, 2018
10.1	EHG Share Exchange Agreement dated January 31, 2019
10.2	Maribec Option Agreement dated February 7, 2019
10.3	Maribec Option Notice dated March 11, 2021
10.4	Project Management Logistics and Procurement Agreement dated January 6, 2021
10.5	TMIG Joint Venture Agreement dated February 11, 2019
10.6	Annex “A” to TMIG Joint Venture Agreement dated February 19, 2019
10.7	International Police Service Partnership Agreement dated March 26, 2020 - to be filed by amendment
10.8	Cameroon Joint Venture Agreement dated November 15, 2021
10.9	North Macedonia Joint Venture Agreement dated December 1, 2019
10.10	Annex No. 1 to North Macedonia Joint Venture Agreement dated February 16, 2021
10.11	Annex No. 2 to North Macedonia Joint Venture Agreement dated August 24, 2021
10.12	IDP Portugal Joint Venture Agreement dated October 19, 2020
10.13	Annex No. 1 to IDP Portugal Joint Venture Agreement dated October 26, 2021
10.14	India Joint Venture Agreement dated February 18, 2021
10.15	Columbia Joint Venture Agreement No. 1 dated August 5, 2021
10.16	Colombia Joint Venture Agreement No. 2 dated October 15, 2021
10.17	Mexico Letter Agreement dated July 29, 2021
10.18	Sanders Employment Agreement dated February 8, 2019
10.19	Borkowski Employment Agreement dated August 25, 2021
10.20	Acton Employment Agreement dated August 1, 2019
10.21	Greenspoon Employment Agreement dated February 8, 2019
10.22	Wylie Employment Agreement dated May 21, 2021
10.23	Shamber Consulting Agreement dated February 8, 2019
10.24	Reserved
10.25	William Deluce Consulting Agreement dated January 6, 2021
10.26	Bruce Deluce Consulting Agreement dated January 6, 2021
10.27	Westlock Holdings, LLC Consulting Agreement dated June 2, 2021
10.28	Lease Agreement – Burlington
10.29	Sanders Loan Settlement Agreement dated May 25, 2021
99.1	Press Release dated January 5, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instadose Pharma Corp.

/s/ Grant Sanders
By:	Grant Sanders, Chief Executive Officer

January 6, 2022

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